--------------------------------------------------------------------------------
                                   PROTOTYPE
                  NON-STANDARDIZED PROFIT-SHARING/401(k) PLAN
                           ADOPTION AGREEMENT #01-001

--------------------------------------------------------------------------------


                                  Sponsored By
                               Ulmer & Berne LLP
                       1300 East Ninth Street, Suite 900
                             Cleveland, Ohio 44114
                                 (216) 621-8400

                           ULMER & BERNE LLP PROTOTYPE
                           ADOPTION AGREEMENT #01-001
                   NON-STANDARDIZED PROFIT-SHARING/401(k) PLAN


     The undersigned, Shire US Inc. (hereinafter known as the "Company"), hereby adopts the Ulmer & Berne LLP Defined Contribution Prototype Plan and Trust Agreement Basic Plan Document #01 (hereinafter referred to as the "Prototype") by executing this Adoption Agreement, in order to establish or continue in restated form a qualified plan and trust for the exclusive benefit of the Company's Employees and their Beneficiaries.

Item I.  Plan Information.

     A. This Plan shall be known as the 1997 Restated Shire US Inc. 401(k) Savings Plan and Trust

     B.   This Plan is:

          / / (i) A newly adopted Plan.

          /X/ (ii) An amendment and restatement of the Shire US Inc. 401(k)
                   Savings Plan


     C. The Effective Date of this Plan is January 1, 1997. [Unless otherwise noted in the Adoption Agreement or the Prototype, the provisions of this Plan shall be effective for Plan Years beginning after December 31, 1996].

     D. The original Effective Date of the plan of which this is an amended and restated version is June 1, 1996.

     E.   The Plan Year shall be:

          /X/ (i) the 12 consecutive month period ending on each December 31.

          / / (ii) Other [the period indicated may not exceed 12 consecutive months]:

     F.   The Limitation Year shall be:

          /X/ (i) The Plan Year.

          / / (ii) The calendar year.

          / / (iii) Other [the period indicated may not exceed 12 consecutive months]:________________________________________________

     G.   "Trustee" means the following:  Firstar Bank, N.A. - (n/k/a US Bank)

     H. The Plan shall be construed according to the laws of the State of Ohio.

     I.   This Plan shall be [choose (i) or (ii) and, if desired, (iii)]:

          / / (i) a Profit-Sharing Plan only.

          /X/ (ii) a Profit-Sharing/401(k) Plan.

          / / (iii) a Section 105(c) Accident and Health Plan

Item II - Definitions.

     A. Anniversary Date means December 31 of each year after the Effective Date.

     B.   (i) Company shall mean Shire US Inc. and shall include:

              /X/   (a)   All predecessors.

              / /   (b)   The following predecessors:
                          ______________________________________________________

              / /   (c)   The following related entities:
                          ______________________________________________________

              / /   (d)   Other [indicate any limitation on Years of Service to
                          be credited with predecessor):
                          ______________________________________________________

          (ii) Company, as of the Effective Date, is one of the following:

              / /   (a)     Sole Proprietorship.
              / /   (b)     Partnership.
              /X/   (c)     C Corporation.
              / /   (d)     S Corporation.
              / /   (e)     Limited Liability Company

     C.   Compensation.

          (i) Compensation shall be as defined in Section 1.8 of the Prototype, but shall exclude the following [Choose one or more of the following, as applicable. Exclusions must comply with Code
               Section 414(s)]:

              / /   (a)     Bonuses.

              / /   (b)   Overtime pay.

              / /   (c)   Commissions.

              / /   (d)   Elective Contributions made by the Company on the
                          Employee's behalf pursuant to a 401(k) plan maintained by Company.

              /X/   (e)   Compensation earned before becoming a Participant:

                    / /   (1)  With respect to all contributions.
                    /X/   (2)  With respect to Elective and Matching
                               Contributions only.

              / /   (f)   Compensation earned before becoming eligible:

                    / /   (1)  With respect to all contributions.
                    / /   (2)  With respect to Elective and Matching
                               Contributions only.

              / /   (g)   Amounts contributed by Company
                          pursuant to a salary reduction
                          agreement which are not includible
                          in an Employee's gross income under
                          Code Sections 125, 132(f)(4),
                          402(h)(1)(B) or 403(b).

              /X/   (h)   Other:  Tuition reimbursement; Auto reimbursement;
                          Qualified relocation reimbursement; Stock options;
                          taxable and nontaxable fringe benefits.

              / /   (i)   No exclusions.

          (ii) The definition of Compensation shall be effective as of ____________ [may not be later than the first day of the first Plan Year after the Plan Year in which the Adoption Agreement and Prototype are adopted].

          (iii) Compensation shall be determined over the following period:

                /X/  (a)  The Plan Year.
                / /  (b)  The calendar year ending with or within the Plan Year.
                / /  (c)  The twelve consecutive month period ending
                          ___________ within the Plan Year.

          (iv) / / Compensation shall be determined by taking into account the pre-GUST family aggregation rules during the following years beginning prior to the date the Company adopts this Plan as a restatement of its previously maintained plan:
                   _____________________________________________________________
                   _____________________________________________________________
                   _____________________________________________________________


     D. Disability means [choose either Item (i), (ii), (iii) or (v) below and, if Item I(I)(iii) is elected, also check Item (iv)]:

          / / (i) Total and permanent incapacity of a Participant which renders the Participant unable to engage in any substantial gainful employment.

          /X/ (ii) Total and permanent incapacity of a Participant which causes the Participant's termination of employment with the Company.

          / / (iii) Total and permanent incapacity of a Participant by reason of a medically demonstrable physical or mental condition which qualifies the Participant for disability benefits under the Social Security Act and which will presumably prevent the Employee from engaging in any regular employment with the Company or in any other regular gainful occupation for which he is or may be suited by education, training or experience, except such employment as is found to be for the purpose of rehabilitation or is not incompatible with the finding of total and permanent disability.

          / / (iv) The permanent loss or loss of use of a member or a function of the Participant's body without regard to the period the Participant is absent from work or whether such Participant continues in the employ of the Company.

          / /  (v) The Plan does not provide for Disability.

     E. Highly Compensated Employee shall be determined as follows [choose either, both or none of the following, which election(s) once made must apply consistently to the determination years of all plans of the Company and shall apply to all subsequent determination years unless modified by Company]:

          / / (i) By limiting such status to an employee (who is not a 5-percent owner) who was in the top-paid 20% of employees for the preceding year (as determined by reference to Code Sections 414(q)(3) and (5)).

          / / (ii) By reference to calendar year data (except for determining who is a 5-percent owner), in which case the preceding year shall be the calendar year beginning with or within such preceding year.

     F. Hours of Service, with respect to an Employee compensated on other than an hourly basis, shall be credited as follows [choose one of the following, to be applied to all nonhourly employees covered under the Plan]:

          / / (i) 190 Hours of Service for each month for which such Employee would otherwise be required to be credited with at least one Hour of Service.

          / / (ii) 95 Hours of Service for each semi-monthly payroll period for which such Employee would otherwise be required to be credited with at least one Hour of Service.

          /X/ (iii) 90 Hours of Service for each bi-weekly payroll period for which such Employee would otherwise be required to be credited with at least one Hour of Service.

          / / (iv) 45 Hours of Service for each weekly payroll period for which such Employee would otherwise be required to be credited with at least one Hour of Service.

          / /  (v) In accordance with records maintained by the Company.

          / /  (vi) Other [must comply with applicable provisions of
               Department of Labor Regulation ss. 2530.200b-3]:_________________
               _________________________________________________________________

     G.   Early Retirement Age means [choose one of the following]:

          / / (i) The date on which a Participant reaches age _____ and completes _____ Years of Service for vesting purposes.

          / / (ii) The date on which a Participant attains age _____, completes _____ Years of Service for vesting purposes and _____ years as a Participant.

          /X/  (iii) The Plan does not contain an Early Retirement Age.

     H.   Normal Retirement Age means [choose one of the following]:

          /X/ (i) The date on which the Participant attains 65 years of age [cannot be more than age 65].

          / /  (ii) The later of the dates on which occur:

               (a) the Participant's attainment of his ________ (___) birthday [cannot be more than age 65]; or

               (b) the ________ (___) anniversary of the time such Participant commenced participation hereunder [cannot be more than 5 years].

     I.   Normal Retirement Date means [choose one of the following]:

          / / (i) The first day of the month following a Participant's Normal Retirement Age.

          / / (ii) The first Anniversary Date following a Participant's Normal Retirement Age.

          /X/  (iii) Normal Retirement Age.

     J.   Valuation Date means [choose one of the following]:

          /X/ (i) The last business day of the Plan Year and such other date as the Administrator may determine.

          / /  (ii) The last business day of the Plan Year and ________________.

          / /  (iii) Other [may not be less than once per year]:________________
                     ___________________________________________________________
                     ___________________________________________________________

     K. One-Year Break in Service means the period indicated in Section 1.22 of the Prototype during which an Employee has not completed more than 250 Hours of Service [may not be more than the lesser of 500 or one-half the number of Hours of Service used in defining Year of Service].

Item III.  Eligibility.

     A. An Employee shall be eligible to participate in the Plan upon completion of the following [Item (i) may be elected along with either
          (ii), (iii) or (iv)]:

          /X/ (i) Attainment of age 18 [cannot be more than age 21]. - Effective 10/1/00. Age 21 for prior years.

                 /X/        (a)     For Elective Contributions
                 /X/        (b)     For Matching Contributions
                 /X/        (c)     For Company discretionary contributions

          / /  (ii) Completion of one (1) Year of Service.

                 / /        (a)     For Elective Contributions
                 / /        (b)     For Matching Contributions
                 / /        (c)     For Company discretionary contributions

          / / (iii) Completion of two (2) Years of Service; provided, however, that if the Plan is a Profit-Sharing/401(k) Plan, any Employee who completes at least One Year of Service shall be eligible to make Elective Contributions to the Plan [this provision may be selected only if Plan provides immediate vesting in Item VIII (A)(i) hereof].

                 / /        (a)     For Matching Contributions
                 / /        (b)     For Company discretionary contributions

          /X/ (iv) Completion of 6 months of service [may not exceed 12 months unless Plan provides immediate vesting, in which case may not exceed 24 months]. For this purpose ____ months of service means the initial ____ consecutive month period beginning with the Employee's employment or reemployment date, as the case may be, provided he has ____ Hours of Service [may not exceed 1000 for any 12 consecutive month period and must be reduced proportionately for periods less than 12 months] within such period; otherwise the first ____ consecutive month period which includes or follows such initial period within which he has at least ____ Hours of Service [may not exceed 1000 for any 12 consecutive month period and must be reduced proportionately for periods less than 12 months]: - Effective prior to 10/1/00

                 /X/        (a)     For Elective Contributions
                 /X/        (b)     For Matching Contributions
                 /X/        (c)     For Company discretionary contributions

          /X/  (v) Immediately upon employment with Company: - Effective 10/1/00
               - 3/31/02

                 /X/        (a)     For Elective Contributions
                 /X/        (b)     For Matching Contributions
                 /X/        (c)     For Company discretionary contributions

          /X/ (vi) Other [must be more favorable than age 21 and one Year of Service or two Years of Service if 100% vesting]: Completion of 30 days of service, effective 4/1/02.

               [The eligibility provisions selected above must ensure compliance with the minimum participation standards of Code Section 410(a). An eligible Participant will enter the Plan as indicated in Item C hereof].

     B. Years of Service for eligibility shall be defined as follows [choose one of the following]:

          / / (i) For purposes of determining an Employee's initial eligibility to participate in the Plan such period shall mean the 12-consecutive month period during which an Employee completes _____ Hours of Service [may not be more than 1000] measured by reference to the date on which the Employee first performed an Hour of Service for Company; thereafter (and without regard to whether such Employee is entitled to be credited with a Year of Service during such initial eligibility computation period), succeeding eligibility computation periods shall be measured by the Plan Year, except that the first Plan Year used in this measurement period shall include the last day of the initial eligibility computation period. If such Employee is credited with a Year of Service in both the initial eligibility computation period and the first Plan Year which includes the last day of such period, such Employee will be credited with two Years of Service for eligibility purposes.

          / / (ii) For purposes of determining an Employee's initial and continuing eligibility to participate in the Plan such period shall mean the 12-consecutive month period during which an Employee completes _____ Hours of Service [may not be more than 1000] measured by reference to the date on which the Employee first performed an Hour of Service for Company and anniversaries thereof.

          /X/ (iii) Not applicable [this option should be selected if eligibility is based on months of service or if an Employee is immediately eligible in accordance with Items III(A)(iv) or (v) hereof, respectively].

     C. Each Employee who satisfies the eligibility requirements shall commence participation in the Plan on the following Entry Date [choose one of the following]:

          / / (i) Anniversary Date concurrent with or immediately following the Eligibility Date [this option may be selected only if the Plan does not require the completion of more than 6 months of service or the attainment of an age greater than 20 1/2 for eligibility].

          / / (ii) Anniversary Date concurrent with or immediately following the Eligibility Date or the date six months after the Eligibility Date, whichever is earlier.

          /X/  (iii) Eligibility Date. - Effective 4/1/02

          /X/ (iv) First day of month following Eligibility Date. - Effective 10/1/00-3/31/02

          /X/ (v) Anniversary Date or the first ____________ concurrent with or immediately following the Eligibility Date, whichever is earlier.

          /X/ (vi) Other [Entry Date selected must comply with Code Section 410(a)(4)]: Prior to 10/1/00, first day of Plan Year or first day of fourth, seventh or tenth month of the Plan Year coinciding with or following Eligibility Date.


     D. The following Break-in-Service rules shall apply for purposes of determining an Employee's eligibility to participate in the Plan [choose one or more of the following]:

          / / (i) In the case of a Participant who has a One-Year Break in Service, Years of Service before such break shall be disregarded, unless the Employee has completed a Year of Service after such break:

               / /        (a)     For Elective Contributions
               / /        (b)     For Matching Contributions
               / /        (c)     For Company discretionary contributions

          / / (ii) In the case of a Participant who does not have any nonforfeitable right to the Account balance derived from employer contributions, Years of Service before a period of consecutive One-Year Breaks in Service will not be taken into account in computing Years of Service for eligibility if the number of consecutive One-Year Breaks in Service in such period equals or exceeds the greater of five or the aggregate number of Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior breaks in service. If a Participant's Years of Service are disregarded pursuant to this paragraph, such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Service may not be disregarded pursuant to this Paragraph, such Participant shall continue to participate in the Plan, or shall participate immediately upon reemployment, as the case may be.

          / / (iii) If two Years of Service are required for eligibility, Years of Service before any One-Year Break in Service shall be disregarded if such Employee had not satisfied the eligibility requirement prior to such Break.

          /X/ (iv) No Break-in-Service rules shall apply for eligibility purposes.

     E. The following Employees shall be excluded from participation in the Plan [choose one or more of the following]:

          /X/ (i) Employees included in a unit of employees covered by a collective bargaining agreement, provided that retirement benefits have been the subject of good faith collective bargaining between employee representatives and one or more employers -- regardless of whether an actual plan was established for such unit of employees covered by such collective bargaining agreement, with respect to the following:

               /X/        (a)     For Elective Contributions
               /X/        (b)     For Matching Contributions
               /X/        (c)     For Company discretionary contributions

          /X/ (ii) Employees who are nonresident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Company which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

          / /  (iii) Salaried Employees.

          / /  (iv) Hourly Employees.

          /X/  (v) Leased Employees.

          / / (vi) Employees of related entity not named in Item II(B)(i)(c) hereof.

          / / (vii) Highly Compensated Employees with respect to the following:

               / /        (a)     Elective Contributions
               / /        (b)     Matching Contributions
               / /        (c)     Company discretionary contributions

          /X/  (viii) Other:  Employees classified as Interms and Coops.

          / / (ix) No Employees shall be excluded from participation hereunder.

               [In order for Company's Plan to be a qualified plan under Code Sections 401(a) and 501(a), the minimum coverage requirements of Code Section 410(b) must be satisfied.]


Item IV.  Company Discretionary Contributions.

     A. The Company will contribute with respect to a Participant the following amounts to the Plan [choose one of the following]:

          /X/ (i) Such an amount as the Board of Directors in its absolute discretion determines with respect to such Fiscal Year, without regard to current or accumulated Net Profits.

          / / (ii) Such an amount as the Board of Directors in its absolute discretion determines with respect to such Fiscal Year out of current or accumulated Net Profits.

          / /  (iii) An amount each Fiscal Year determined as follows:

          / / (iv) The Company shall not make a discretionary contribution hereunder, except to the extent otherwise required to satisfy any minimum contribution to non Key Employees in the event the Plan is Top Heavy.

     B. The following Inactive Participants shall share in the Company's discretionary contribution for the Plan Year in which they became Inactive [choose one or more of the following]:

          /X/  (i) An Inactive Participant who died.

          /X/ (ii) An Inactive Participant who retired after having attained Normal Retirement Age.

          / / (iii) An Inactive Participant who retired after having attained Early Retirement Age.

          /X/ (iv) An Inactive Participant who experienced a Disability Retirement. The Company ___ will (check the line if the employer wants this option) _X_ will not (check the line if the employer does not want this option) make contributions on behalf of disabled Participants on the basis of the Compensation each such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before experiencing a Disability Retirement. Such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee, and contributions made on behalf of such Participant will be nonforfeitable when made. "Compensation" will mean compensation as that term is defined in section 6.8.2-B of the Plan.

          / /  (v) Other:

          / / (vi) No Inactive Participants shall share in the Company's discretionary contribution.

     C. The following Participants, in addition to those listed in Item B. above, shall be entitled to share in the Company's discretionary Contribution for the Plan Year [choose one of the following]:

          /X/ (i) A Participant who is employed on the last day of the Plan Year and has completed a Year of Service. For Plan Years beginning in and after January 1, 2003.

          / / (ii) A Participant who has completed a Year of Service, regardless of whether such Participant is employed on the last day of the Plan Year.

          /X/ (iii) A Participant who has completed 500 Hours of Service [may not be more than 1000] or is employed on the last day of the Plan Year. For Plan Years beginning prior to January 1, 2003.

          / / (iv) A Participant who has completed _____ Hours of Service [may not be more than 1000] regardless of whether such Participant is employed on the last day of the Plan Year.

          / / (v) A Participant who is employed on the last day of the Plan Year regardless of how many Hours of Service the Participant completed.

     D. The Company's discretionary contribution shall be allocated to the accounts of each Participant as follows [choose one of the following]:

          /X/ (i) An amount which is that same proportion of Company's discretionary contribution as such Participant's Compensation for such Plan Year bears to the total Compensation of all Participants for such Plan Year.

          If Top-Heavy and the Company has designated this Plan to satisfy the Top-Heavy minimum allocation requirement:

          / / (ii) An amount which is that same proportion of Company's contribution as such Participant's Compensation for such Plan year bears to the total Compensation of all Participants for such Plan Year. For purposes of the preceding sentence, in the event the Plan is Top-Heavy, as described in Article 18 of the Prototype, a Participant in the employ of the Company on the last day of such Plan Year, who has failed to complete a Year of Service with respect to such Plan Year nevertheless shall be entitled to share in the allocation of Company's contribution, provided that the amount of such contribution so allocated to such Participant's Account shall not exceed three percent (3%) of such Participant's Compensation with respect to such Plan Year.

          If Integrated:

          / /  (iii) an amount determined as follows:

               (a) First, there shall be allocated to each Participant's Account that same proportion of such contribution and/or forfeitures as the sum of each such Participant's Compensation for such Plan Year plus such Participant's Compensation for such Plan Year in excess of the Integration Level (selected in Item E hereof) bears to the sum of the total Compensation of all Participants for such Plan Year plus the total Compensation in excess of the Integration Level of all Participants for such Plan Year; provided, however, that the maximum amount to be allocated to the Account of any Participant under this subparagraph for such Plan Year shall not exceed the product of the Applicable Percentage (selected in Item E hereof) multiplied by the sum of such Participant's Compensation for such Plan Year plus such Participant's Compensation for the Plan Year in excess of the Integration Level.

               (b) Second, there shall be allocated to such Participant's Account that same proportion of such contribution and/or forfeitures remaining, if any, after the allocation in subparagraph (a) above, as each such Participant's Compensation for such Plan Year bears to the total Compensation of all Participants for such Plan Year.

          If Integrated and Top-Heavy and the Company has designated this Plan to satisfy the Top-Heavy minimum allocation requirement:

          / /  (iv) an amount determined as follows:

               (a) First, there shall be allocated to each Participant's Account that same proportion of such contribution and/or forfeitures as each such Participant's Compensation for such Plan Year bears to the total Compensation of all Participants for such Plan Year; provided, however, that the maximum amount to be allocated to the Account of any Participant under this subparagraph for such Plan Year shall not exceed three percent (3%) of such Participant's Compensation; and, provided, further, that only for purposes of this subparagraph (a), in the event the Plan is Top-Heavy, as described in Article 18 of the Prototype, a Participant in the employ of the Company on the last day of the Plan Year, who has failed to complete a Year of Service with respect to such Plan Year, nevertheless shall be entitled to share in such allocation.

               (b) Second, there shall be allocated to each Participant's Account that same proportion of such contribution and/or forfeitures not allocated under subparagraph (a) above, if any, as each such Participant's Compensation for such Plan

                    Year in excess of the Integration Level (selected in Item E hereof) bears to the total Compensation in excess of the Integration Level of all Participants for such Plan Year; provided, however, that the maximum amount to be allocated to the Account of any Participant under this subparagraph for such Plan Year shall not exceed three percent (3%) of such participant's Compensation in excess of the Integration Level for such Plan Year.

               (c) Third, there shall be allocated to each Participant's Account that same proportion of such contribution and/or forfeitures not allocated under subparagraphs (a) and (b) above, if any, as the sum of each such Participant's Compensation for such Plan Year plus such Participant's Compensation for such Plan Year in excess of the Integration Level bears to the sum of the total Compensation of all Participants for such Plan Year plus the total Compensation in excess of the Integration Level of all Participants for such Plan Year; provided, however, that the maximum amount to be allocated to the Account of any Participant under this subparagraph for such Plan Year shall not exceed the product of the Applicable Percentage minus 3% multiplied by the sum of such Participant's Compensation plus such Participant's Compensation in excess of the Integration Level for such Plan Year.

               (d) Fourth, there shall be allocated to such Participant's Account that same proportion of such contribution and/or forfeitures, if any, remaining after the allocations in subparagraphs (a), (b) and (c) above, as each such Participant's Compensation for such Plan Year bears to the total Compensation of all Participants for such Plan Year.

          / /  (v) In an equal dollar amount.

          / / (vi) An amount which is that same proportion of Company's discretionary contribution as such Participant's points for such Plan Year bear to the total points of all Participants for such Plan Year. For this purpose, a Participant's points for a Plan Year equal the sum of the following [must select at least age or service]:

               / / (a) _____ Point(s) for each year of age;

               / / (b) _____ Point(s) for each Year of Service, subject to a maximum of ____ Years of Service;

               / / (c) _____ Point(s) for each $________ of Plan Year
                             Compensation (not to exceed $200).

     E. The Applicable Percentage and Integration Level shall be as follows [choose one of the following. (i) must be selected if either (i),
          (ii), (v) or (vi) was selected in Item D. hereof. (ii), (iii) or (iv) must be selected if (iii) or (iv) was selected in Item D. hereof]:

          /X/  (i) The Plan is not Integrated.

          / / (ii) The Applicable Percentage shall be the greater of 5.7% or the old age insurance portion of the rate of tax under Code
               Section 3111(a) in effect at the beginning of such Plan Year. The Integration Level shall be the Taxable Wage Base. For purposes of this paragraph, "Taxable Wage Base" means the Social Security contribution and benefits base prescribed by section 430(c) of Title 42 of the United States Code, as amended, with respect to the calendar year within which such Plan Year commenced.

          / / (iii) 4.3% (as the same shall be automatically adjusted to reflect any proportionate change in the old age insurance portion of Old-Age, Survivors and Disability Insurance) and [choose one of the following]:

               / / (a) $_________ [an amount of not less than $10,000], or

               / / (b) _____% of the Taxable Wage Base [a percentage not less than 20% of the Taxable Wage Base, nor more than 80% of the Taxable Wage Base]. For purposes of this paragraph, "Taxable Wage Base" means the Social Security contribution and benefits base prescribed by section 430(c) of Title 42 of the United States Code, as amended, with respect to the calendar year within which such Plan Year commenced.


          / / (iv) 5.4% (as the same shall be automatically adjusted to reflect any proportionate change in the old age insurance portion of Old-Age, Survivors and Disability Insurance) and [choose one of the following]:

               / / (a) $_____ [an amount more than 80% of the Taxable Wage Base but less than 100% of the Taxable Wage Base], or

               / / (b) _____% of the Taxable Wage Base [an amount more than
                    80% of the Taxable Wage Base but less than 100% of the Taxable Wage Base]. For purposes of this paragraph, "Taxable Wage Base" means the Social Security contribution and benefits base prescribed by section 430(c) of Title 42 of the United States Code, as amended, with respect to the calendar year within which such Plan Year commenced.


Item IV-A.  Elective and Matching Contributions.

     A. A Participant's Elective Contributions may be made in the following amount [choose one of the following]:

          /X/ (i) Fifteen percent (15%) of his current Compensation. 100% effective 1/1/03.

          / /  (ii) an amount determined by the Company each year.

     B. The Company will make a Matching Contribution as follows [choose one of the following]:

          /X/ (i) An amount determined and announced by the Company. Effective prior to June 29, 1998.

          /X/ (ii) $2.33 for each $1.00 of the Participant's Elective Contribution; provided, however, that such Matching Contribution in any Fiscal Year shall only apply to that portion of such Participant's Elective Contribution which does not exceed three percent (3%) of his Compensation for such year. Effective June 29, 1998.

          / /  (iii) The Company will not make a Matching Contribution.

     C. The following Participants shall share in the Company's Matching Contributions [choose one or more of the following]:

          / / (i) Only those Participants who are in the employ of the Company on the last day of the Plan Year and who have completed a Year of Service with respect to such Plan Year.

          / /  (ii) An Inactive Participant who died during the Plan Year.

          / / (iii) An Inactive Participant who retired during the Plan Year after having attained Normal Retirement Age.

          / / (iv) An Inactive Participant who retired during the Plan Year after having attained Early Retirement Age.

          / / (v) An Inactive Participant who experienced a Disability Retirement during the Plan Year.

          /X/ (vi) Each Participant who makes an Elective Contribution to the Plan during the Plan Year shall be entitled to share in the Company's Matching Contribution so long as he remains in the employ of Company.

          / / (vii) Other [selection may not violate rules of Code Section 410(b) and 401(a)(4)]:___________________________________________

     D. A Participant shall vest in Matching Contributions as follows [choose one of the following].

          /X/ (i) In accordance with the schedule elected in Item VIII hereof.

          / /  (ii) Immediately 100% vested.

          / / (iii) Other [vesting schedule must not be less favorable than provided under Code Section 411(a)(2)]:__________________________
               _________________________________________________________________
               _________________________________________________________________

     E. Forfeitures of Excess Aggregate Contributions shall be used as follows:

          /X/ (i) Applied to reduce Company contributions for the Plan Year in which the excess arose, with the balance treated as a forfeiture in accordance with Section 6.7 of the Prototype and
               Item VII(B) hereof.

          / / (ii) Treated as a forfeiture in accordance with Section 6.7 of the Prototype and Item VII(B) hereof.

          / / (iii) Allocated to the Matching Contribution Account of each Non-Highly Compensated Participant who made Elective Contributions under the Plan in the ratio which each such Participant's

               Compensation bears to the total Compensation of all such Participants for such Plan Year.

          / / (iv) Allocated to the Matching Contribution Account of each Non-Highly Compensated Participant who made Elective Contributions under the Plan in accordance with the provisions of
               Item IV(D) hereof and treated as a part thereof.

     F. In determining Elective Contributions for the purpose of the Actual Deferral Percentage test, the Company shall include (elect, as appropriate):

          / /  (i) Qualified Matching Contributions.

          /X/  (ii) Fail-Safe Contributions.

          under this Plan or any other plan of the Company.

          / /  (iii) Neither (i) nor (ii).

     G. The amount of Qualified Matching Contributions made under section 4.1-E of the Prototype and taken into account as Elective Contributions for purposes of calculating the Actual Deferral Percentage shall be:

          / /  (i) All such Qualified Matching Contributions.

          / / (ii) Such Qualified Matching Contributions that are needed to meet the Actual Deferral Percentage test stated in section 4.2-C of the Prototype. (Box (ii) can only be checked if the Company has elected in the Adoption Agreement to use the current year testing method.)

          /X/ (iii) Not applicable. The Company has elected not to include Qualified Matching Contributions for purposes of the Actual Deferral Percentage test.

     H. The amount of Fail-Safe Contributions made under section 4.1-F of the Prototype and taken into account as Elective Contributions for purposes of calculating the Actual Deferral Percentage shall be:

          /X/  (i) All such Fail-Safe Contributions.

          / / (ii) Such Fail-Safe Contributions that are needed to meet the Actual Deferral Percentage test stated in section 4.2-C of the Prototype. (Box (ii) can only be checked if the Company has elected in the Adoption Agreement to use the current year testing method.)

          / / (iii) Not applicable. The Company has elected not to include
               Fail Safe Contributions for purposes of the Actual Deferral Percentage test.

     I. In computing the average Actual Contribution Percentage, the Company shall take into account, and include as Actual Contribution Percentage amounts, the following:

          / /  (i) Elective Contributions.

          / /  (ii) Fail-Safe Contributions.

          under the Plan or any other plan of the Company.

          /X/  (iii) Neither (i) nor (ii).

     J. The amount of Fail-Safe Contributions that are made under Section 4.1-F of the Prototype and taken into account for purposes of calculating the Actual Contribution Percentage shall be:

          / /  (i) All such Fail-Safe Contributions.

          / / (ii) Such Fail-Safe Contributions that are needed to meet the Average Contribution Percentage test stated in Section 4.3-B of the Prototype. (Box (ii) can only be checked if the Company has elected in the Adoption Agreement to use the current year testing method.)

          /X/ (iii) Not applicable. The Company has elected not to include Fail-Safe Contributions for purposes of the Actual Contribution Percentage test.

     K. The amount of Elective Contributions made under the Plan and taken into account as Actual Contribution Percentage amounts for purposes of calculating the Actual Contribution Percentage shall be:

          / /  (i) All such Elective Contributions.

          / / (ii) Such Elective Contributions that are needed to meet the Average Contribution Percentage test stated in Section 4.3-B of the Prototype. (Box (ii) can only be checked if the Company has elected in the Adoption Agreement to use the current year testing method.)

          /X/ (iii) Not applicable. The Company has elected not to include Elective Contributions for purposes of the Actual Contribution Percentage test.

Item IV-B. Special Elections and Matching Contribution Rules - Actual Deferral Percentage and Actual Contribution Percentage Safe Harbors, Current and Prior Year Testing, Negative Elections and First Year Options.

     A. The Company will make the following Actual Deferral Percentage Safe Harbor Contribution in lieu of satisfying the Actual Deferral Percentage Test:

          / / (i) A safe harbor matching contribution on behalf of each Eligible Employee equal to (1) 100% of the amount of the Eligible Employee's Elective Contributions that do not exceed three percent (3%) of the Employee's Compensation for the Plan Year, plus (2) fifty percent (50%) of the amount of the Eligible Employee's Elective Contributions that exceed three percent (3%) of the Employee's Compensation but that do not exceed five percent (5%) of the Employee's Compensation.

          / / (ii) A Safe Harbor Non-elective Contribution to the Plan on behalf of each Eligible Employee of _____ percent (___%) [must be at least 3%] of the Eligible Employee's Compensation.

          / / (iii) An Enhanced Matching Contribution equal to ______ percent (_____%) of the Eligible Employee's Elective Contribution that does not exceed ______ percent (______%) of his Compensation, plus ______ percent (______%) of the Eligible Employee's Elective Contribution that exceeds ______ percent (______%) of the Eligible Employee's Compensation, but does not exceed _____ percent (_____%) of his Compensation.

          / / (iv) The Actual Deferral Percentage Safe Harbor Contribution shall be made for the following Plan Years:

               ______________________________
               ______________________________
               ______________________________

          / / (v) The Actual Deferral Percentage Safe Harbor Contribution shall be made to:

               / / (a) This Plan.

               / / (b) _____________________
                       _____________________
                       _____________________

          / /  (vi) Eligible Employee:

               / / (a) Shall include Highly Compensated Employees.

               / / (b) Shall not include Highly Compensated Employees.

          /X/ (vii) The Company will not make an Actual Deferral Percentage Safe Harbor Contribution.

     B. The Company will make the following Actual Contribution Percentage Safe Harbor Contribution in lieu of satisfying the Actual Contribution Percentage Test:

          / / (i) A safe harbor matching contribution on behalf of each Eligible Employee equal to (1) 100% of the amount of the Eligible Employee's Elective Contributions that do not exceed three percent (3%) of the Employee's Compensation for the Plan Year, plus (2) fifty percent (50%) of the amount of the Employee's Elective Contributions that exceed three percent (3%) of the Employee's Compensation but that do not exceed five percent (5%) of the Employee's Compensation.

          / / (ii) An Enhanced Matching Contribution equal to ______ percent (_____%) of the Eligible Employee's Elective Contribution that does not exceed ______ percent (______%) of his Compensation, plus ______ percent (______%) of the Eligible Employee's Elective Contribution that exceeds ______ percent (______%) of the Eligible Employee's Compensation but does not exceed _____ percent (_____%) of his Compensation. [Matching Contribution may not be made with respect to Elective Contributions that exceed six percent (6%) of the Eligible Employee's Compensation and no other matching contributions may be made under the Plan.]

          / / (iii) The Actual Contribution Percentage Safe Harbor Contribution shall be made for the following Plan Year(s):
               _________________________
               _________________________
               _________________________

          / / (iv) A Participant shall vest in the Actual Contribution Percentage Safe Harbor Contribution as follows:

               / /   (a)  In accordance with the schedule elected in Item VIII
                          hereof.

               / /   (b)  Immediately 100% vested.

          /X/ (v) The Company will not make an Actual Contribution Percentage Safe Harbor Contribution.

     C. The Actual Deferral Percentage Test shall be applied as follows [the Plan must use the same testing method for both the ADP Test and the ACP Test in any Plan Year beginning on or after the date the Company adopts this Plan as either an initial Plan or a GUST Restatement]:

          /X/ (i) By comparing the current Plan Year's Actual Deferral Percentage for Participants who are Highly Compensated Employees with the current Plan Year's Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees, for the following Plan Years:

               1997, 1998, 1999
               -------------------------
               -------------------------
               -------------------------

          /X/ (ii) By comparing the prior Plan Year's Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees with the current Plan Year's Actual Deferral Percentage for Participants who are Highly Compensated Employees, for the following Plan Years:

               2000
               -------------------------
               -------------------------
               -------------------------

     D. The Actual Contribution Percentage Test shall be applied as follows [the Plan must use the same testing method for both the ADP Test and the ACP Test in any Plan Year beginning on or after the date the Company adopts this Plan as either an initial Plan or a GUST Restatement]:

          /X/ (i) By comparing the current Plan Year's Actual Contribution Percentage for Participants who are Highly Compensated Employees with the current Plan Year's Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees.

          / / (ii) The current year testing method shall be applied for the following Plan Years:

               1997, 1998, 1999
               -------------------------
               -------------------------
               -------------------------

          /X/ (iii) Not applicable. The Actual Contribution Percentage Test shall be applied by comparing the prior Plan Year's Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees with the current Plan Year's Actual Contribution Percentage for Participants who are Highly Compensated Employees. - 2000

     E. For the first Plan Year that the Plan permits any Participant to make Elective Contributions, the following shall apply:

          / / (i) The prior year's Non-Highly Compensated Employee's Actual Deferral Percentage shall be deemed to be three percent (3%).

          / / (ii) The Non-Highly Compensated Employee's Actual Deferral Percentage shall be the actual current Plan Year's Actual Deferral Percentage.

          /X/ (iii) Not applicable. Plan is an amendment and restatement and previously permitted Elective Contributions.

     F. For the first Plan Year that the Plan permits any Participant to make nondeductible voluntary employee contributions or provides for matching contributions, the following shall apply:

          / / (i) The prior year's Non-Highly Compensated Employee's Actual Contribution Percentage shall be deemed to be three percent (3%).

          / / (ii) The Non-Highly Compensated Employee's Actual Contribution Percentage shall be the actual current Plan Year's Actual Contribution Percentage. (Do not check this box if Company has elected in the Adoption Agreement to use the current year testing method.)

          /X/ (iii) Not applicable. Plan is an amendment and restatement and previously permitted nondeductible voluntary employee contributions or matching contributions.

     G.   Negative Elective Contribution Elections.

          / / (i) In the event a participant fails to make an initial election to defer a specific percentage of his Compensation or not to defer any percentage of his Compensation, such Participant shall be deemed to have authorized a ______ % compensation reduction pursuant to Section 4.2-A of the Prototype.

          / / (ii) Effective for the first pay period beginning on or after __________, in the event a Participant does not have an election in effect to defer a specific percentage of his Compensation or not to defer any percentage of his Compensation, such Participant shall be deemed to have authorized a ______ % compensation reduction pursuant to Section 4.2-A of the Prototype.

          /X/  (iii) The Plan does not provide for Negative Elective
               Contributions.


Item IV-C.   SIMPLE 401(k) Provisions

     A. The SIMPLE provisions of Section 4.5 of the Prototype [(i) may be chosen only if the Plan uses a calendar year Plan Year and the Company is an Eligible Employer as defined in Section 4.5.2-B of the Basic Plan Document]:

          / /  (i) Shall apply.

          /X/  (ii) Shall not apply.

     B.   The Company will make a contribution to the SIMPLE as follows:

          / / (i) The Company will contribute a Matching Contribution to the Plan on behalf of each Employee who makes a salary reduction election in an amount equal to the lesser of the Employee's salary reduction contribution or three percent (3%).

          / / (ii) The Company will contribute a nonelective contribution of two percent (2%) of Compensation for each employee who is eligible to participate and who has at least $ ________ of Compensation from the Company for the Year [may not exceed $5,000 or such other amount as may be determined by the Secretary of the Treasury.]

Item V.   Employee Contributions.

     A.   Rollover Contributions [choose from one of the following]:

          /X/  (i) A Participant may make a rollover contribution to the Plan.

          / / (ii) A Participant may not make a rollover contribution to the Plan.


     B. Nondeductible Voluntary Employee Contributions [choose one of the following]:

          / / (i) A Participant may make a nondeductible voluntary employee contribution.

          /X/ (ii) A Participant may not make a nondeductible voluntary employee contribution.

Item VI.    Trustee to Trustee Transfers [choose one of the following].

          / / (i) The Trustee may accept assets transferred for the benefit of a Participant and constituting a lump-sum distribution of such Participant's account as a participant in another employer's trust qualified under Code Section 401(a), and exempt from tax under Code Section 501(a), directly from the trustee of such other qualified trust.

          /X/ (ii) The Trustee may accept assets transferred for the benefit of a Participant and constituting a lump-sum distribution of such Participant's account as a Participant under the following trusts which are qualified under Code Section 401(a) and exempt from tax under Code Section 501(a), directly from the trustee of such other qualified trust: Roberts Pharmaceutical Corporation Savings and Protection Plan.

          / / (iii) The Trustee may not accept assets sought to be transferred directly from the trustee of another qualified trust for the benefit of a Participant.

Item VII. Forfeitures.

     A. Forfeitures from the Accounts of Participants whose employment terminated shall occur as follows [choose one of the following]:

          / /  (i) As of the end of the Plan Year of termination.

          /X/ (ii) After such Participant has incurred a One-Year Break in Service. For Plan Years beginning on and after January 1, 2002.

          /X/ (iii) After such Participant has incurred five consecutive One-Year Breaks in Service. For Plan Years beginning prior to January 1, 2002.

          / / (iv) As of the end of the Plan Year of termination with respect to a Participant who received a distribution and from the Accounts of Inactive Participants who have incurred five (5) consecutive One-Year Breaks in Service.

     B. Forfeitures of discretionary contributions shall be allocated as follows [choose one of the following]:

          /X/ (i) In the same manner and on the same basis as that provided for the allocation of Company's discretionary contribution and shall be deemed a part thereof. With respect to Plan Years beginning prior to January 1, 2002.

          / / (ii) In the same proportion that each such Participant's Compensation for such Plan Year bears to the total Compensation of all Participants for such Plan Year.

          / / (iii) To offset Company's discretionary contribution and the balance thereof shall be treated as follows [select either (a),
               (b) or (c) below]:

               / / (a) Shall be allocated to the Accounts of Participants entitled to share in the contribution of Company as of the end of such Plan Year in the same manner and on the same basis as that provided for the allocation of Company's discretionary contribution and for that purpose shall be deemed a part thereof.

               / / (b) Shall be allocated to the accounts of Participants entitled to share in the contribution of Company as of the end of such Plan Year in an amount which is that same proportion of such balance of forfeitures as each such Participant's

                    Compensation for such Plan Year bears to the total Compensation of all Participants for such Plan Year.

               / / (c) Shall be held in suspense and shall be used to reduce future Company discretionary contributions with respect to all remaining Participants in the next Plan Year, and each succeeding Plan Year, if necessary.

          /X/ (iv) To offset Company's Matching Contribution and the balance thereof shall be treated as follows [select either (a), (b) or
               (c) below]: With respect to Plan Years beginning on and after January 1, 2002.

               / / (a) Shall be allocated to the Accounts of Participants entitled to share in the contribution of Company as of the end of such Plan Year in the same manner and on the same basis as that provided for the allocation of Company's discretionary contribution and shall be deemed a part thereof.

               / / (b) Shall be allocated to the accounts of Participants entitled to share in the contribution of Company as of the end of such Plan Year in an amount which is that same proportion of such balance of forfeitures as each such Participant's Compensation for such Plan Year bears to the total Compensation of all Participants for such Plan Year.

               /X/ (c) Shall be held in suspense and shall be used to reduce future Matching Contributions with respect to all remaining Participants entitled to receive a Matching Contribution in the next Plan Year, and each succeeding Plan Year, if necessary.

     C. Forfeitures of Matching Contributions shall be allocated as follows [choose one of the following]:

          /X/ (i) In the same manner and on the same basis as that provided for the allocation of Company's matching contribution and shall be deemed a part thereof. For Plan Years prior to January 1, 2002.

          / / (ii) In the same proportion that each such Participant's Compensation for such Plan Year bears to the total Compensation of all Participants for such Plan Year.

          / / (iii) To offset Company's discretionary contribution and the balance thereof shall be treated as follows [select either (a),
               (b) or (c) below]:

               / / (a) Shall be allocated to the Accounts of Participants entitled to share in the contribution of Company as of the end of such Plan Year in the same manner and on the same basis as that provided for the allocation of Company's discretionary contribution and for that purpose shall be deemed a part thereof.

               / / (b) Shall be allocated to the accounts of Participants entitled to share in the contribution of Company as of the end of such Plan Year in an amount which is that same proportion of such balance of forfeitures as each such Participant's Compensation for such Plan Year bears to the total Compensation of all Participants for such Plan Year.

               / / (c) Shall be held in suspense and shall be used to reduce future Company discretionary contributions with respect to all remaining Participants in the next Plan Year, and each succeeding Plan Year, if necessary.

          /X/ (iv) To offset Company's Matching Contribution and the balance thereof shall be treated as follows [select either (a), (b) or
               (c) below]: with respect to Plan Years beginning on and after January 1, 2002.

               / / (a) Shall be allocated to the Accounts of Participants entitled to share in the contribution of Company as of the end of such Plan Year in the same manner and on the same basis as that provided for the allocation of Company's discretionary contribution and shall be deemed a part thereof.

               / / (b) Shall be allocated to the accounts of Participants entitled to share in the contribution of Company as of the end of such Plan Year in an amount which is that same proportion of such balance of forfeitures as each such Participant's Compensation for such Plan Year bears to the total Compensation of all Participants for such Plan Year.

               /X/ (c) Shall be held in suspense and shall be used to reduce future Matching Contributions with respect to all remaining Participants entitled to receive a Matching Contribution in the next Plan Year, and each succeeding Plan Year, if necessary.

     D. The following Participants shall be eligible to share in forfeitures [choose one of the following]:

          /X/ (i) All Participants. For discretionary contributions prior to January 1, 2002.

          / / (ii) All Participants entitled to a matching Contribution with respect to forfeitures of matching Contributions for Plan Years prior to January 1, 2002.

          / / (iii) Not Applicable--Forfeitures are used as an offset. For matching Contributions and discretionary Contributions for Plan Years beginning on and after Janaury 1, 2002.


Item VIII - Vesting.

     A. A Participant shall vest in Company contributions as follows [choose one of the following]:

          /X/ (i) Immediately 100% vested. With respect to Participants with Plan accounts transferred from the Roberts Pharmaceutical Corporation Savings and Protection Plan.

          / /  (ii) Completed Years                   Nonforfeitable
                      of Service                        Percentage
                    ---------------                   --------------

                    Less than 3 years                      0%
                    3 years or more                      100%

          / /  (iii) Completed Years                  Nonforfeitable
                       of Service                       Percentage
                    ---------------                   --------------

                     Less than 5 years                     0%
                     5 years or more                     100%

          / /  (iv) Completed Years                   Nonforfeitable
                      of Service                        Percentage
                    ---------------                   --------------

                    Less than 3 years                      0%
                    3 years                               20%
                    4 years                               40%
                    5 years                               60%
                    6 years                               80%
                    7 years or more                      100%

          /X/  (v)  Completed Years                   Nonforfeitable
                      of Service                        Percentage
                    ---------------                   --------------

                    Less than 2 years                      0%
                    2 years                               25%
                    3 years                               50%
                    4 years                               75%
                    5 years or more                      100%

          / / (vi) Other [vesting schedule may not be less favorable than provided under Code Section 411(a)(2)]:__________________________
               _________________________________________________________________

     B. A Participant who dies while in the employ of Company shall vest in Company contributions as follows [choose one of the following]:

          /X/ (i) All amounts credited to such Participant's Account(s) shall become fully vested and nonforfeitable.

          / / (ii) All amounts credited to such Participant's Account(s) shall vest in accordance with the schedule elected in Item VIII-A herein and Article 9 of the Prototype.

     C. In the event of the Disability Retirement of a Participant, the Participant shall vest in Company contributions as follows [choose one of the following]:

          /X/ (i) All amounts credited to such Participant's Account(s) shall become fully vested and nonforfeitable.

          / / (ii) All amounts credited to such Participant's Account(s) shall vest in accordance with the schedule elected in Item VIII-A herein and Article 9 of the Prototype.

     D. The following Years of Service shall be excluded for vesting purposes [choose one or more of items (i) through (v) or only item (vi)]:

          /X/ (i) Years of Service of a Participant after such participant has had 5 consecutive One-Year Breaks in Service, for purposes of determining the nonforfeitable percentage of his Accrued Benefit derived from contributions made by Company which accrued before such 5 year period; provided, however, that for Plan Years beginning prior to January 1, 1985, Years of Service after a single One-Year Break in Service are disregarded for such purpose.

          /X/ (ii) Years of Service of a Participant, who does not have any nonforfeitable right to an Accrued Benefit derived from contributions made by Company, before any period of consecutive One-Year Breaks in Service of such Participant, if the number of consecutive One-Year Breaks in Service within such period equals or exceeds the greater of (i) 5, or (ii) the aggregate number of such Years of Service prior to such period of breaks; such aggregate number of Years of Service before such break shall be deemed not to include any Years of Service not required to be taken into account under this paragraph by reason of any prior periods of breaks in service to which this paragraph applies; provided, however, that for Plan Years beginning prior to January 1, 1985, Years of Service before a single One-Year Break in Service by a nonvested Participant are disregarded.

          /X/ (iii) Years of Service before a One-Year Break in Service, unless such Employee shall have completed a Year of Service after such break.

          / / (iv) Years of Service with Company before Company maintained the Plan or a predecessor plan.

          / /  (v) Years of Service before age 18.

          / /  (vi) No exclusion.

     E. Years of Service for vesting purposes shall mean the 12-consecutive month period during which an Employee under consideration has not less than 1000 Hours of Service [may not be more than 1000]. Measured from date of hire and anniversaries.

Item IX.  Top-Heavy Provisions.

     A. In the event the Plan is Top-Heavy, a Participant shall vest in Company contributions in accordance with the following schedule:

          / /  (i) Completed Years                    Nonforfeitable
                     of Service                         Percentage
                    ---------------                   --------------

                    Less than 3 years                     0%
                    3 years or more                     100%

          / /  (ii) Completed Years                   Nonforfeitable
                      of Service                        Percentage
                    ---------------                   --------------

                    Less than 2 years                     0%
                    2 years                              20%
                    3 years                              40%
                    4 years                              60%
                    5 years                              80%
                    6 years or more                     100%

          /X/ (iii) Other [vesting schedule may not be less favorable than provided under Code Section 416(b)(1)]: Same as VIII-A(v)

     B. In the event this Plan is Top-Heavy and the Company maintains another qualified plan, the minimum allocation of benefit requirement shall be satisfied as follows:

          /X/  (i) In this Plan.

          / /  (ii) In the Company's other qualified plan.

     C. For purposes of establishing present value to compute the Top Heavy Ratio, the following interest rate and mortality table shall be used:

          /X/ (i) Interest rate: 5 1/2%; Mortality Table: 1971 Group Annuity Mortality Table

          / /  (ii) Interest Rate:_________________________

               Mortality Rate: ____________________________

     [In the event the provisions of Article 18 of the Prototype and the Elections in this Item IX of the Adoption Agreement are not sufficient to satisfy the Top Heavy requirements of Code Section 416, the Company must provide the appropriate provisions in an addendum to the Adoption Agreement].

 Item X.  Distributions.

     A. Timing (Termination of Employment) - Distributions to a Participant who terminates employment with Company prior to death, Disability or attainment of Normal Retirement Age shall commence as follows [choose one of the following]:

          /X/ (i) As soon as administratively practicable after the Participant's termination of employment.

          / / (ii) As soon as administratively practicable after such Participant has incurred a One-Year Break in Service.

          / / (iii) As soon as administratively practicable after such Participant has incurred five (5) consecutive One-Year Breaks in Service.

          / / (iv) As soon as administratively practicable after such Participant attains Normal Retirement Age.

          / / (v) As soon as administratively practicable after termination of employment provided that such Participant's vested Accrued Benefit does not exceed $________; provided, however, that if such Participant's vested Accrued Benefit exceeds $________, such distribution shall occur as soon as administratively practicable after such Participant's Normal Retirement Date.

          / / (vi) At such time, prior to the date when such distribution must commence pursuant to Code Section 401(a)(9) and the regulations thereunder, as the Participant might elect.

     B. Timing (Death) - Upon a Participant's death while in the employ of the Company, the Participant's distribution shall commence as follows [choose one of the following]:

          /X/ (i) As soon as administratively practicable after the Participant's death.

          / / (ii) In the same manner as distributions to a terminated employee.

     C. Timing (Disability) - Upon a Participant's Disability Retirement, distributions shall commence as follows [choose one of the following]:

          /X/ (i) As soon as administratively practicable after the Participant's Disability Retirement.

          / / (ii) In the same manner as distributions to a terminated employee.

     D. Timing (Qualified Domestic Relations Orders) - Notwithstanding any other restrictions on the timing of distributions, distributions pursuant to a Qualified Domestic Relations Order:

          /X/ (i) May commence prior to the time the Participant has separated from service, attained his earliest retirement date under the Plan or is otherwise entitled to a distribution pursuant to the terms of the Plan if so required by the Qualified Domestic Relations Order.

          / / (ii) May not commence prior to the time the Participant would otherwise be entitled to a distribution pursuant to the terms of the Plan.

     E. Form - Distributions shall be made as follows [choose one or more of the following -- if more than one box is checked, the Participant may elect from among the available options]:

          /X/  (i) In a single lump sum payment.

          /X/ (ii) In substantially equal (monthly, quarterly, semi-annual or annual) installments over a period measured by reference to the life expectancy of the Participant.

          /X/ (iii) In substantially equal (monthly, quarterly, semi-annual or annual) installments over a period measured by reference to the joint and last survivor life expectancy of the Participant and the Participant's Spouse.

          / / (iv) In the form of a Qualified Joint and Survivor Annuity, with an annuity for the life of the Participant and a survivor annuity for the life of the Participant's Spouse which is _____ percent (_____%) [select one or more percentages greater than 50%] of the amount of the annuity payable during the life of the Participant.

          /X/ (v) In the form of a single life annuity. With respect to Participants Accounts transferred to the Plan for the Roberts Pharmaceutical Savings and Protection Plan.

          /X/ (vi) Other: Joint and Survivor Annuity with respect to Participants with Accounts transferred from the Roberts Pharmaceutical Savings and Protection Plan.

     F. Medium of Payment - Distributions shall be made [choose one of the following]:

          /X/ (i) In cash, except that policies of life insurance, if any, may be distributed in-kind, if a Participant so elects.

          / /  (ii) In kind.

          / /  (iii) In cash or in-kind, at the option of the Participant.

     G. Value - Distribution shall be computed based on the value of a Participant's or Inactive Participant's Account as follows [choose one of the following]:

          / / (i) On the next succeeding Valuation Date. Any benefit required to commence prior to the completion of such next succeeding valuation shall ultimately be computed by reference to such next succeeding Valuation Date.

          /X/ (ii) On the last preceding Valuation Date, plus any additional contributions made for the benefit of such Participant less any distributions made to such Participant or such Participant's Beneficiary since such last Valuation Date.

     H. In Service Withdrawals of Company contributions [choose one of the following]:

          / / (i) A Participant who experiences a financial necessity shall be permitted to withdraw from the Trust an amount not in excess of his vested interest in his Account(s) attributable to Company contributions.

          / / (ii) A Participant who experiences a financial necessity shall be permitted to withdraw from the Trust an amount not in excess of his vested interest in his Account(s) attributable to Company contributions; provided, however, that the Participant shall not be entitled to withdraw any funds if such Participant's Accrued Benefit is not ______% vested.

          / / (iii) A Participant who experiences a financial necessity shall be permitted to withdraw from the Trust an amount not in excess of his vested interest in his Account(s) attributable to Company contributions provided the following restrictions are satisfied:
               _________________________________________________________________
               _________________________________________________________________

          /X/ (iv) A Participant who attains age 59 1/2 shall be permitted to withdraw from the Trust an amount not in excess of his vested interest in his Account(s) attributable to Company contributions provided the following restrictions are satisfied: Must be 100% vested.

          / /  (v) Financial necessity shall mean:

               / / (a) Financial hardship resulting either from accident to or sickness of such Participant or his dependents, or from the expenses of establishing or preserving such Participant's principal residence.

               / /  (b) Other:__________________________________________________
                        ________________________________________________________
                        ________________________________________________________

          / / (vi) The Plan does not permit in-service withdrawals of Company contributions.

     I.   Withdrawal of Elective Contributions [choose one of the following]:

          /X/ (i) A Participant shall be permitted to withdraw all or a portion of his Elective Contribution Account in the case of financial hardship where the Participant has an immediate and heavy financial need.

          / / (ii) A Participant shall not be permitted to withdraw his Elective Contributions while he remains in the employ of the Company.

Item X-A.   Minimum Required Distributions.

     A. With respect to a Participant who is not a 5-percent (5%) owner, distributions shall commence as of one of the following:

          / / (i) April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

          / / (ii) April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, except that benefit distributions to such Participant with respect to benefits accrued after the later of the adoption or effective date of the amendment to the Plan must commence by the later of April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires.

          /X/ (iii) The later of April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2or retires, except that benefit distributions to a 5-percent owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. [Also select (a), (b) and/or (c), whichever is applicable. (c) must be selected to the extent that there would otherwise be an elimination of a preretirement age 70 1/2 distribution option for employees older than those listed in (i) and (ii) above]:

               / /  (a) Any Participant attaining age 70 1/2in years after
                    1995 may elect by April 1 of the calendar year following the year in which the Participant attained age 70 1/2(or by December 31, 1997 in the case of a Participant attaining age 70 1/2in 1996) to defer distributions until the calendar year following the calendar year in which the Participant retires. If no such election is made, the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2 (or by

                    December 31, 1997 in the case of a participant attaining age 70 1/2 in 1996).

               /X/ (b) Any Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires. There is:

                    /X/   (1)  A new annuity starting date upon recommencement,
                               or

                    / /   (2)  No new annuity starting date upon recommencement.

               / / (c) The preretirement age 70 1/2distribution option is only eliminated with respect to employees who reach age 70 1/2in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment. The preretirement age 70 1/2distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) commence at a time during the period that begins on or after January 1 of the calendar year in which an employee attains age 70 1/2and ends April 1 of the immediately following calendar year.

     B. In the event a Participant who has not terminated employment is required to begin receiving distributions pursuant to Code Section 401(a)(9), life expectancy shall be determined as follows [choose one of the following]:

          / / (i) Calculated at the time payment first commences, without further recalculation, with respect to the Participant and his spouse.

          / / (ii) Recalculated annually with respect to both the Participant and his spouse.

          /X/ (iii) Recalculated annually with respect to either or both of the Participant and/or his spouse, as elected by the Participant.

          / / (iv) In either the manner described in (i), (ii) or (iii) above, at the election of the Participant.

     C. With respect to distributions under the Plan made in calendar years beginning on or after the date specified below, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This election shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 409(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

          /X/  (i) January 1, 2001.

          / /  (ii) _________________ [must be a date later than January 1,
               2001].

XI.  Investments.

     A.   Insurance [Choose one of the following]:

          / / (i) The Trustee shall be permitted to purchase life insurance under the Plan.

          / / (ii) The Trustee shall be permitted to purchase life insurance under the Plan at the direction of the Participant.

          /X/ (iii) The Trustee shall not be permitted to purchase life insurance under the Plan.

     B. Employer Securities and/or Employer Real Property [choose one of the following]:

          /X/ (i) A Fiduciary shall have the power to acquire for the Trust qualifying employer securities and qualifying employer real property, the aggregate fair market value of which, determined immediately after such acquisition, shall not exceed 100% of the Trust Estate.

          / / (ii) A Fiduciary shall have the power to acquire for the Trust qualifying employer real property, the aggregate fair market value of which, determined immediately after such acquisition, shall not exceed _____% of the Trust Estate.

          / / (iii) A Fiduciary shall not have any power to acquire for the Trust any qualifying employer security or qualifying employer real property.

     C.   Investment Direction [choose one of the following]:

          /X/ (i) Each Participant, Inactive Participant and Beneficiary entitled to receive a benefit under the Plan shall be required to designate the portion of such of his Account(s) of the type designated by the Plan Administrator to be invested among the choices made available by the Plan Administrator, in cooperation with the Trustee and/or the investment manager(s).

          / / (ii) Each Participant, Inactive Participant and Beneficiary entitled to receive a benefit under the Plan may designate the portion of such of his Account(s) of the type designated by the Plan Administrator to be invested among the choices made available by the Plan Administrator, in cooperation with the Trustee and/or the investment manager(s).

          / / (iii) Each Participant, Inactive Participant and Beneficiary entitled to receive a benefit under the Plan shall be required to designate the portion of such of his Account(s) of the type designated by the Plan Administrator to be invested in one of the following investments:
               _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________

          / / (iv) Participants shall not be permitted to direct the investment of their Accounts, except as may be permitted under Item A(ii) (relating to the purchase of insurance) and/or Item
               (D)(ii) (relating to Participant loans) hereof.

     D. Participant Loans [choose (i), (ii) or (vii) below. If (i) or (ii) is selected, appropriate elections in (iii), (iv), (v) and (vi) must be made. Caution: complete the following in a manner consistent with Item C].

          / / (i) Participants shall be permitted to obtain a loan from the Plan and such loan shall be treated as a general Plan investment for the benefit of all Participants, Inactive Participants and/or Beneficiaries having any Accrued Benefit, and any interest earned on such loan shall be regarded as additional earnings of the Trust allocable in accordance with the Plan's general valuation rules.

          /X/ (ii) Participants shall be permitted to obtain a loan from the Plan and such loan shall be regarded as a directed investment with respect to a portion of such Participant's Accrued Benefit equivalent to the principal balance of such loan, as from time to time outstanding, and shall not share in the general valuation of Trust assets, but, rather, such Participant's Account shall be credited with all interest payments collected with respect to such loan.

          / / (iii) Loans shall be permitted for the following purpose(s) [choose one or more of the following]:

               / / (a) Expenses of college education for the Participant, his spouse or children;

               / / (b) Expenses of medical emergency, relating to the Participant and/or a member of the Participant's family;

               / / (c) Acquisition, construction, reconstruction or substantial rehabilitation of any dwelling unit which within a reasonable time is to be used as a principal residence of the Participant or a member of the Participant's family;

               / / (d) Existence of severe financial hardship after taking into consideration other resources reasonably available to the Participant or to immediate members of the Participant's family; or

               /X/  (e) Other:  Any purpose.

          /X/  (iv) Loans shall be made in the following amounts:

               /X/ (a) Loans shall be in a minimum amount of $1,000 and in increments of
                    $________________, subject to statutory limitations.

               / / (b) Loans may be made in any amount, subject to the statutorily imposed limitations.

          / / (v) In the event of death, Disability Retirement, retirement or other termination of employment, or by reason of any other event permitting the receipt by the Participant of benefits under the Plan (other than a hardship withdrawal of Elective
               Contributions):

               / / (a) The Participant's loan shall become immediately due and payable.

               / / (b) The Participant's loan will not become immediately due and payable and the Participant may continue to pay the loan in accordance with its terms.

          /X/  (vi) Defaults must be cured within the following time period:

               / / (a) ______ days after the default [may not be greater than time period allowed by law].

               /X/ (b) during such time period as may be specifically permitted by Internal Revenue Service rules and regulations.

          / / (vii) Participants shall not be permitted to obtain a loan from the Plan.

XII. Code Section 415 Overriding Aggregation Rules. [If the Employer maintains or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could become a participant, the Employer must complete this section. The Employer must complete this section if it maintains a welfare benefit fund, as defined in Code Section 419(e), or an individual medical benefit account, as defined in Code Section 415(l)(2), under which amounts are treated as Annual Additions with respect to any Participant in this Plan].

     A. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan [choose one of the following]:

          /X/ (i) The provisions of Section 6.8.4 of the Prototype will apply as if the other plan were a master or prototype plan.

          / / (ii) Other [provide the method under which the plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes employer discretion].

          / / (iii) Not applicable - The Employer does not and has not ever maintained another qualified plan, simplified employee pension, as defined in Code Section 408(k), welfare benefit fund, as defined in Code Section 419(e), or an individual medical benefit account, as defined in Code Section 415(1)(2).
               _________________________________________________________________
               _________________________________________________________________

     B. If the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer [choose one of the following]:

          / / (i) The provisions of Section 6.8.6 of the Prototype requiring the reduction of the Participant's Annual Additions under the Plan shall apply. [This election shall not apply if its application would cause the Plan to fail to satisfy Code Section 401(a). In such a case, the Company shall be deemed to have elected subsection (iii) of this Item XII-B.]

          / / (ii) The Employer will reduce the Participant's projected annual benefit under the defined benefit plan in which the Participant participates. [This election shall not apply if its application would cause the Plan to fail to satisfy Code Section 401(a). In such a case, the Company shall be deemed to have elected subsection (iii) of this Item XII-B.]

          / / (iii) The 415 limitation on participation in both a defined contribution plan and a defined benefit plan maintained by the Company and described in Section 6.8.6 of the Prototype shall not apply for Limitation Years beginning after_______________________

          /X/ (iv) Not applicable - The Employer does not and has not ever maintained a defined benefit plan.

Item XIII. Application of Anti-Alienation Rules With Respect to Certain Judgments and Settlements.

          The exemption from the Anti-Alienation Rules of Section 17.2 of the Prototype for the offset of certain judgments and settlements as described in said Section:

          /X/  (i) Shall apply.

          / /  (ii) Shall not apply.

     Company and the Trustee, to evidence its acceptance of this Plan and Trust, hereby sign this Adoption Agreement, this 14 day of June, 2002.

Name of Company:  Shire US Inc.
                  --------------------------------------------------------------

Signed:  By: William A. Nuerge
         -----------------------------------------------------------------------
         President and Chief Executive Officer
         -----------------------------------------------------------------------

Name of Trustee(s):  FIRSTAR BANK N.A. (n/k/a/ US BANK)
                     -----------------------------------------------------------

                     -----------------------------------------------------------

Signed:  Ralph G. Paoluca
         -----------------------------------------------------------------------
         Senior Trust Officer
         -----------------------------------------------------------------------

RELIANCE ON NOTIFICATION LETTER: The adopting Company may rely on an opinion letter issued by the Internal Revenue Service as evidence that the plan is qualified under Section 401 of the Internal Revenue Code only to the extent provided in Announcement 2001-77, 2001-30 I.R.B.

The Company may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the plan and in Announcement 2001-77.

In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.


USE OF ADOPTION AGREEMENT: Failure to properly complete the elections in this Adoption Agreement may result in the disqualification of the Company's Plan. If the Company's Plan does not attain or retain its qualification, the Company can no longer participate under the Prototype and its Plan will be considered an individually designed plan.

Ulmer & Berne LLP will inform the adopting Company of any amendments made to the Prototype or of the discontinuance or abandonment of the Prototype.

This Adoption Agreement is to be used only with the Ulmer & Berne LLP Defined Contribution Prototype Plan and Trust Agreement Basic Plan Document #01.


SPONSOR: Ulmer & Berne LLP is the Sponsor of this Prototype Plan. Inquiries by a Company regarding adoption of the Prototype Plan, the meaning of any Prototype Plan provisions or the effect of an Opinion Letter should be directed to Ulmer & Berne LLP, 1300 East Ninth Street, Suite 900, Cleveland, Ohio 44114, (216) 621-8400.

                               FIRST AMENDMENT TO
                           ULMER & BERNE LLP PROTOTYPE
                   NONSTANDARDIZED PROFIT-SHARING/401(k) PLAN
                           ADOPTION AGREEMENT #01-001


     The undersigned, Shire US Inc. (the "Company"), hereby adopts this First Amendment as of the date set forth below:


                                       I.

Application of Item IV-A(D), Vesting of Company Matching Contributions:

Section 9.1, Vesting Schedule for Company Matching Contributions, as set forth below, shall apply as follows with respect to Participants who complete an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001 [choose one]:

     / / only with respect to Accrued Benefits derived from Company Matching Contributions made with respect to Plan Years beginning after December 31, 2001.

     /X/ with respect to all Accrued Benefits derived from Company Matching Contributions.

Vesting Schedule for Company Matching Contributions [choose one]:

     / / Option 1. A Participant's Accrued Benefit derived from Company Matching Contributions shall be fully and immediately vested.

     / / Option 2. A Participant's Accrued Benefit derived from Company Matching Contributions shall be nonforfeitable upon the Participant's completion of three Years of Service for vesting.

     /X/ Option 3. A Participant's Accrued Benefit derived from Company Matching Contributions shall vest according to the following schedule:

           Years of Service for Vesting          Nonforfeitable Percentage
           ----------------------------          -------------------------
                            2                                25
                            3                                50
                            4                                75
                            5                               100

                                       II.

Item IV-A(L), Catch-up Contributions (choose one):

     /X/ shall apply to contributions after January 1, 2003 [enter December 31, 2001 or a later date].

     / / shall not apply.

                                      III.

Item IV-A(M), Matching Contributions on Catch-up Contributions [choose one]:

     / /  shall apply.

     / /  shall apply as follows [indicate any limitations]:
          ________________________________________________________
          ________________________________________________________

     /X/ shall not apply.

                                       IV.

Application of Item V-A. - Direct Rollovers:

The Plan will accept a direct rollover of an eligible rollover distribution from [check each that applies or none]:

     /X/ a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions.

     / / a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions.

     /X/ an annuity contract described in Code Section 403(b), excluding after-tax employee contributions.

     / / an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Participant Rollover Contributions from Other Plans:

The Plan will accept a Participant contribution of an eligible rollover distribution from [check each that applies or none]:

     /X/  a qualified plan described in Code Section 401(a) or 403(a).

     /X/  an annuity contract described in Code Section 403(b).

     / / an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Participant Rollover Contributions from IRAs:

The Plan [choose one]:

     / /  will

     /X/  will not

accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

Effective Date of Direct Rollover and Participant Rollover Contribution
Provisions:

Item V-A, Rollovers From Other Plans, shall be effective:

Janaury 1, 2002 [enter a date no earlier than January 1, 2002].

                                       V.

Application of Item IX-B. - Minimum Benefits for Employees Also Covered Under Another Plan: [The Company should describe below the extent, if any, to which the top-heavy minimum benefit requirement of Code Section 416(c) and Article 18 of the Plan shall be met in another plan. This should include the name of the other plan, the minimum benefit that will be provided under such other plan, and the Employees who will receive the minimum benefit under such other plan.]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       VI.

Application of Item X - Treatment of Rollovers in Application of Involuntary Cash-out Provisions:

The Company [choose one]:

     /X/  elects

     / /  does not elect

to exclude rollover contributions in determining the value of the Participant's nonforfeitable account balance for purposes of the Plan's voluntary cash-out rules.

If the Company has elected to exclude rollover contributions, the election shall apply with respect to the distributions made after:

December 31, 2001 [enter a date no earlier than December 31, 2001].

with respect to Participants who Separated from Service after:

Any time [enter date, which date may be earlier than December 31, 2001].


                                      VII.

Application of Item X-I. - Suspension Period for Hardship Distributions [choose one]:

     /X/ A Participant who receives a distribution of Elective Contributions in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Company for 6 months after receipt of the distribution or until January 1, 2002, if later.

     / / A Participant who receives a distribution of Elective Contributions in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Company for the period specified in the provisions of the Plan relating to suspension of elective deferrals that were in effect prior to this Amendment.

                                      VIII.

Item X-J. - Distribution Upon Severance from Employment, shall apply for distributions after December 31, 2001 [enter a date no earlier than December 31, 2001].

[choose one]:

     /X/  regardless of when the severance from employment occurred.

     / /  for severances from employment occurring after [enter
          ________________date].

     Company and the Trustee, to evidence its acceptance of this Plan and Trust, hereby sign this First Amendment to Adoption Agreement, this 14 day of June, 2002.

Name of Company: Shire US Inc.
                 ---------------------------------------------------------------

Signed:          By William A. Nuerge
                 ---------------------------------------------------------------
                 President and Chief Executive Officer
                 ---------------------------------------------------------------

Name of Trustee(s):   FIRSTAR BANK, N.A. (n/k/a/ US BANK)
                      ----------------------------------------------------------

                      ----------------------------------------------------------

Signed:               By Ralph G. Paolucci
                      ----------------------------------------------------------
                      Senior Trust Officer
                      ----------------------------------------------------------

                                ULMER & BERNE LLP
             DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST AGREEMENT
                             BASIC PLAN DOCUMENT #01

                                Table of Contents

Article 1  -      DEFINITIONS

        1.1           Account
        1.2           Accrued Benefit
        1.3           Adoption Agreement
        1.4           Anniversary Date
        1.5           Beneficiary
        1.6           Code
        1.7           Company
        1.8           Compensation
        1.9           Disability and Disability
                        Retirement
        1.10          Effective Date
        1.11          Eligibility Date
        1.12          Employee
        1.13          ERISA
        1.14          Fiduciary
        1.15          Fiscal Year
        1.16          Highly Compensated Employee and
                        Non-Highly Compensated Employee
        1.17          Hour of Service
        1.18          Inactive Participant
        1.19          Named Fiduciary
        1.20          Net Profits
        1.21          Normal Retirement Age and
                        Normal Retirement Date
        1.22          One-Year Break in Service
        1.23          Participant
        1.24          Plan
        1.25          Plan Administrator
        1.26          Plan Year
        1.27          Qualified Domestic Relations Order
        1.28          Representative
        1.29          Separation from Service
        1.30          Trust
        1.31          Trust Estate
        1.32          Trustee

        1.33          Valuation Date
        1.34          Year of Service
        1.35          Earned Income
        1.36          Owner-Employee
        1.37          Self-Employed Individual

Article 2   -     SPONSORSHIP AND PURPOSE OF PLAN

        2.1           Sponsorship and Establishment of Plan and Trust
        2.2           Rationale for Plan
        2.3           Prohibition Against Diversion of Funds

Article 3   -     ELIGIBILITY AND PARTICIPATION

        3.1           Eligibility for and Timing of Participation
        3.2           Effect of Separation from Service
        3.3           Break in Service Rules
        3.4           Reemployment-Reparticipation Rule
        3.5           Employee Consent to Terms and Conditions of Plan and Trust
        3.6           Exclusion of Union Employees
        3.7           Special Rule With Respect to
                        Changes in Employment Status

Article 4   -     CONTRIBUTIONS

        4.1           Determination as to Contributions
        4.2           401(k) Elective Contribution Provisions
        4.3           Matching Contribution Provision
        4.4           Safe Harbors
        4.5           401(k) SIMPLE Provisions
        4.6           Payment of Contributions
        4.7           Rollover Contributions
        4.8           Nondeductible Voluntary Employee Contributions
        4.9           Deductible Voluntary Employee Contributions
        4.10          Contribution Limit on Owner-Employees

Article 5   -     PLAN ADMINISTRATION

        5.1           Designation of Plan Administrator
        5.2           Powers and Duties of Plan Administrator
        5.3           Limitation on Discretionary Actions
        5.4           Claims Procedure
        5.5           Matters Relating to Plan Administration
        5.6           Resignation or Removal of Plan Administrator

Article 6   -     PARTICIPANTS' ACCOUNTS, ALLOCATION OF
                  CONTRIBUTIONS AND FORFEITURES, AND VALUATION

        6.1           Establishment and Maintenance of Accounts
        6.2           Allocation of Contributions
        6.3           Circumstances Under Which Contribution Allocation
                        Made to Inactive Participant
        6.4           Overriding Rule as to Benefit Accruals for Certain
                        Participants and Inactive Participants for Code
                        Section 410(b) Compliance
        6.5           Corrective Adjustments
        6.6           Determination of Accrued Benefits Between Valuation Dates
        6.7           Treatment and Allocation of Forfeitures
        6.8           Limitation on Annual Additions
        6.9           Valuation of Trust and Adjustment of Accounts
        6.10          Statement to Participants and Inactive Participants
        6.11          Timing of Reports and Statements
        6.12          Timing of Acquisition by Participants of Rights in and to
                        Contributions, Forfeitures and Trust Income

Article 7  -      DISTRIBUTIONS ON RETIREMENT AND DISABILITY

        7.1           Retirement
        7.2           Disability Benefits

Article 8   -     DISTRIBUTION ON DEATH

        8.1           Death Benefit
        8.2           Distribution on Death
        8.3           Beneficiary Designation
        8.4           Lack of Beneficiary
        8.5           Death of Beneficiary

Article 9   -     DISTRIBUTION ON TERMINATION OF EMPLOYMENT

        9.1           Determination of Vested Interest
        9.2           Years of Service for Vesting Purposes
        9.3           Cashing-Out Rule
        9.4           Recoupment (Buy-Back) Rule
        9.5           Overriding Rule As To Determination
                        of Vested Interest

Article 10  -     METHOD AND MEDIUM OF PAYMENT OF BENEFITS

        10.1          Method of Payment of Benefits - Generally
        10.2          Distributions on Death

        10.3          Rules Regarding Qualified Joint and Survivor Annuity and
                        Qualified Preretirement Survivor Annuity
        10.4          Overriding Rule as to Commencement of Benefit Payments
        10.5          Overriding Rule as to Distribution at Early Retirement Age
        10.6          Value of Accrued Benefit for Distribution Purposes
        10.7          Undistributed Accounts Subject to
                        Trust Gains and Losses
        10.8           Medium of Payment of Benefits
        10.9          Portability of Benefits
        10.10         Effect of Completion of Benefit Distribution
        10.11         Restrictions on Withdrawal of Elective Contributions
        10.12         Permitted Withdrawals
        10.13         Suspension of Benefit Payments
        10.14         Direct Rollover Rules
        10.15         Restrictions on In-Service Distributions

Article 11  -     ADMINISTRATIVE AND INVESTMENT POWERS AND
                  DUTIES OF THE TRUSTEE OR OTHER FIDUCIARIES

        11.1          Function of Trustee
        11.2          Fiduciary Duties and Responsibilities - Generally
        11.3          Duties and Responsibilities of Trustee - Specifically
        11.4          Investment Powers of Trustee - Generally
        11.5          Limitation on Powers with Respect to Prohibited
                        Transactions
        11.6          Limitation on Powers with Respect to
                        Purchase of Insurance Contracts
        11.7          Duty of Person Dealing with Trust
        11.8          Overriding Rule Respecting Investments in Employer
                        Securities and/or Employer Real Property
        11.9          Loans to Participants
        11.10         Power of Trustee to Seek Advice
        11.11         Power of Trustee to Promulgate Rules and Regulations
        11.12         Investment Direction By Participants
        11.13         Action by Multiple Trustees

Article 12  -     IMMUNITIES AND BONDING OF THE TRUSTEE
                  AND OTHER FIDUCIARIES

        12.1          Provisions Governing Duties and Responsibilities of
                        Trustee
        12.2          Fiduciary Liability
        12.3          Service in More than One Fiduciary Capacity Permitted
        12.4          Trustee Under No Obligation to Locate Benefit Recipients
        12.5          Circumstances Under which Trustee is Obligated to
                        Institute Legal Proceedings
        12.6          Requirement of Fiduciary Bond

        12.7          Source of Funds from which Trustee Obligated to Make
                        Payments
        12.8          Extent of Trustee's Obligation to Verify Information
        12.9          Indemnification of Trustee and Plan Administrator
        12.10         Communication Binding Upon Trustee Only Upon Receipt
        12.11         Fiduciary Relieved of Liability to Extent Person Exercises
                        Control Over Own Account

Article 13  -     COMPENSATION OF A FIDUCIARY; EXPENSES
                  AND TAXES

        13.1          Fiduciary Compensation and Expenses
        13.2          Circumstances Giving Trustee Lien on Trust Estate

Article 14  -     RESIGNATION AND SUBSTITUTION OF, AND OTHER PROVISIONS
                  RELATING TO, THE TRUSTEE OR OTHER FIDUCIARIES

        14.1          Resignation, Removal and Substitution
        14.2          Replacement of Trustee
        14.3          Replacement of Investment Manager
        14.4          Trustee to Make Report
        14.5          Notice Requirement for Resignation or Removal May Be
                        Waived
        14.6          Fiduciary Not Precluded from Being
                        Participant or Beneficiary
        14.7          Change of Funding Medium Permitted

Article 15  -     AMENDMENTS

        15.1          Amendment by Company
        15.2          Amendment by Sponsor

Article 16  -     PLAN MERGER RULES, TERMINATION OF PLAN
                  AND/OR COMPLETE DISCONTINUANCE OF
                  CONTRIBUTIONS UNDER THE PLAN

        16.1          Plan Termination and Discontinuance of Contributions by
                        Company
        16.2          Right of Successor to Continue Plan
        16.3          Overriding Rule for Plan Merger or Consolidation
        16.4          Full Vesting Upon Termination
        16.5          Full Vesting Upon Partial Termination
        16.6          Full Vesting Upon Discontinuance of Contributions

Article 17  -     PROVISIONS RELATING TO INALIENABILITY
                  OF BENEFITS AND RIGHTS OF PARTICIPANTS

        17.1          Limitation of Participants' Rights
        17.2          Prohibition Against Alienation or Assignment of Benefits;
                        Exception for Qualified Domestic Relations Order and Certain Judgments and Settlements
        17.3          Payment of Benefits to be Deemed in Full Satisfaction of
                        Claims for Same

Article 18  -     TOP-HEAVY PROVISIONS

        18.1          Application of Top-Heavy Rules
        18.2          Top-Heavy Definitions
        18.3          Minimum Allocation
        18.4          Nonforfeitability of Minimum Allocation
        18.5          Minimum Vesting Schedule
        18.6          Limitation on Multiple Plan Fraction

Article 19  -     LOANS TO PARTICIPANTS

        19.1          Administration - Generally
        19.2          Permitted Purpose
        19.3          Loan Application Procedure
        19.4          Loan Amount
        19.5          Repayment of Loan and Term
        19.6          Rate of Interest and Nature of Investment
        19.7          Security
        19.8          Default
        19.9          Costs of Loan and Collection

Article 20  -     MISCELLANEOUS PROVISIONS

        20.1          Governing Law
        20.2          Discretionary Actions
        20.3          Section Titles
        20.4          No Enlargement of Employment Rights
        20.5          No Guarantees Against Loss or Depreciation
        20.6          Limitation on Right of Recourse
        20.7          Restriction on Association With Plan and Trust
        20.8          Incompetency of Benefit Recipient
        20.9          Number, Gender
        20.10         Necessary Parties in Legal Proceeding
        20.11         Agent for Service of Process
        20.12         Executed Counterparts of Agreement
        20.13         Agreement Binding
        20.14         Use of Technology

                                ULMER & BERNE LLP
             DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST AGREEMENT
                             BASIC PLAN DOCUMENT #01

     THIS PLAN AND TRUST AGREEMENT is sponsored by Ulmer & Berne LLP in its capacity as Prototype Plan Sponsor, and is adopted by the Company indicated in the Adoption Agreement and is accepted by the Trustee.

                                    ARTICLE 1
                                   DEFINITIONS

     Wherever used herein, the following words and phrases shall have the following meanings, unless the context clearly indicates otherwise:

1.1 "Account" or "Accounts" means a Participant's participating interest in the Trust Estate.

1.2 "Accrued Benefit" means the balance in a Participant's (or Inactive Participant's) Account(s).

1.3 "Adoption Agreement" means the separate document executed by each Company adopting the Ulmer & Berne LLP Defined Contribution Prototype Plan and Trust Agreement Basic Plan Document #01 (the "Prototype Plan"), pursuant to which the Company selects among certain options. The Adoption Agreement, as completed and executed by the Company, along with the Prototype Plan, shall constitute the Company's Plan.

                                      1-1

1.4 "Anniversary Date" means the date elected in Item II(A) of the Company's Adoption Agreement.

1.5 "Beneficiary" means the person or persons who, in accordance with the provisions of Article 8 hereof, is entitled to receive any amounts as benefits in the event of a Participant's death.

1.6 "Code" means the Internal Revenue Code of 1986, as amended, and references to its sections shall be to the substance of such sections as they may be renumbered from time to time.

1.7 "Company" means each employer who adopts this Plan by execution of the Adoption Agreement and may include its predecessors, successors and assigns, if the Company so elects in Item II(B) of the Adoption Agreement, and any affiliated company which, with the Company's consent, elects to participate in the Plan.

1.8 "Compensation" means, with respect to any particular Plan Year in which an Employee is a Participant, except as otherwise elected in Item II(C)(i) of the Adoption Agreement, the total salary or wages paid to such Participant in either such Plan Year or the calendar year ending with or within the Plan Year, as elected by the Company in Item II(C)(iii) of the Adoption Agreement, including bonuses, commissions, overtime pay, and all amounts contributed by the Company pursuant to a salary reduction agreement and which are not includible in the Employee's gross income under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) or 403(b), but excluding contributions and benefits under this Plan or to or under

                                      1-2
any other pension, profit-sharing, group insurance, and other employee benefit plan or trust now or hereafter adopted other than Elective Contributions made pursuant to Section 4.2-A. hereof, and further excluding any nontaxable fringe benefits. The definition of Compensation contained herein shall be effective as of the date indicated in Item II(C)(ii) of the Adoption Agreement. The inclusion of amounts contributed by the Company pursuant to a salary reduction agreement and which are not includible in the Employee's gross income under Code Section 132(f)(4) shall be effective for Plan Years beginning on or after January 1, 1997, unless otherwise indicated by the Company in the Adoption Agreement. Notwithstanding anything contained in the immediately preceding sentence to the contrary, for Plan Years beginning after December 31, 1996, Compensation in excess of $160,000 (as the same may be adjusted from time to time by the Secretary of the Treasury at the same time and in the same manner as under Code
Section 415(d)) shall be disregarded. The dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year. If the Plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual compensation limit is an amount equal to the annual compensation limit for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12. With respect to a Self-Employed Individual who is a Participant, Compensation shall mean Earned Income for such Plan Year.

1.9 "Disability" means the total and permanent incapacity of a Participant by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                                      1-3

The Company shall elect in Item II(D) of the Adoption Agreement whether total and permanent incapacity shall mean that such Disability 1) renders the Participant unable to engage in any substantial gainful employment or 2) causes the Participant's termination of employment with the Company. If elected in Item II(D) of the Adoption Agreement, Disability also means the permanent loss or loss of use of a member or function of the Participant's body without regard to the period the Participant is absent from work or whether such Participant continues in the employ of the Company. The permanence and degree of such impairment shall be supported by medical evidence, and the written opinion of a physician, which is and who is acceptable to the Plan Administrator, shall be deemed final as to the existence of a Disability, unless such determination is appealed by such Participant in accordance with Section 5.4 hereof. "Disability Retirement" means the Disability of a Participant resulting in his cessation of employment with Company or inability to engage in any substantial gainful employment, as applicable in accordance with Item II(D) of the Adoption Agreement.

1.10 "Effective Date" of the Plan shall be as indicated in Item I(C) of the Adoption Agreement.

1.11 "Eligibility Date" means the date, on or after the Effective Date, upon which the Employee satisfies the eligibility requirements hereinafter set forth, for participation in the Plan.

1.12 "Employee" means any person in the employ of Company, or in the employ of any other employer required to be aggregated with Company under Code Sections 414(b), 414(c), 414(m) and 414(o), between whom and the Company (or such other employer so required to be aggregated with Company) the legal relationship of "employee" and "employer" exists, which

                                      1-4
term shall include a leased employee to the extent required to be so considered within the meaning of Code Sections 414(n) and 414(o). Such term shall exclude any person who is performing services for Company, or any other employer required to be aggregated with Company hereunder, pursuant to an agreement, contract or arrangement under which said individual is designated, characterized or classified as an independent contractor, consultant or any category or classification other than employee without regard to whether any determination by an agency, governmental or otherwise, or court concludes that such classification or characterization was in error, except to the extent participation by any such individuals is necessary in order for the Plan to satisfy Code Section 410(b)(1), in which case only so many of such individuals as are necessary to satisfy said Code Section, determined in ascending order of Compensation (as adjusted to reflect status as an employee), shall be included. Such term shall include an Owner-Employee and/or a Self-Employed Individual with respect to the Company.

     The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

                                      1-5

     A leased employee shall not be considered an employee of the recipient if:
(i) such employee is covered by a money purchase pension plan maintained by the leasing organization providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 132(f), 402(e)(3), 402(h)(1)(B) or 403(b); (2) immediate participation; and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

1.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.14 "Fiduciary" means any person who exercises any power or control regarding the management of the Trust Estate (or any portion thereof) or any discretionary power or control over the administration of the Plan or a person who, for compensation, gives, or has authority or responsibility to give, investment advice as to the Trust Estate (or any portion thereof); however, a Participant, Inactive Participant, or Beneficiary who exercises control over Trust assets attributable solely to his Account shall not be deemed to be a Fiduciary.

1.15 "Fiscal Year" means the fiscal year of Company as used for income tax purposes.

1.16 "Highly Compensated Employee" shall mean any employee who satisfies any of the following:

     A. Was at any time a 5-percent owner (within the meaning of Code Section 416(i)(1)), during the determination year or the preceding year; or

     B.   For the preceding year:

                                      1-6

          i. Received compensation from the Company in excess of $80,000 (as such dollar amount may, from time to time, be adjusted by the Secretary of the Treasury), and

          ii. If the Company so elects in Item II(E) of the Adoption Agreement, was in the top-paid 20% of the employees for such preceding year (as determined by Code Sections 414(q)(3) and (5)).

     A former employee shall be treated as a Highly Compensated Employee if such employee was a Highly Compensated Employee for either his separation year or any determination year ending on or after such employee's 55th birthday. In determining who is a Highly Compensated Employee (other than as a 5-percent owner) the Company may utilize calendar year data if it so elects in Item II(E) of the Adoption Agreement.

     A "Non-Highly Compensated Employee" means an employee who is not a Highly Compensated Employee.

1.17 "Hour of Service" means:

     A. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

     B. Each hour for which an Employee is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

     C. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. The same Hours of Service

                                      1-7
          shall not be credited both under paragraph A. or paragraph B., as the case may be, and under this paragraph C. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

With respect to an Employee compensated on an hourly basis, such Employee's Hour of Service shall be actually calculated based on records maintained by the Company. With respect to an Employee compensated on other than an hourly basis, such Employee's Hours of Service shall be calculated as indicated in Item II(F) of the Adoption Agreement.

     Solely for purposes of determining whether a One-Year Break in Service, as defined in Section 1.22 hereof, for participation and vesting purposes has occurred in a computation period, an Employee who is absent from work for maternity or paternity reasons shall receive credit on the basis of those Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such Hours of Service cannot be determined, on the basis of 8 Hours of Service per day of such absence; provided, however, that credit shall only be given hereunder for that number of Hours of Service (up to 501 Hours of Service) necessary to prevent the Employee from incurring a One-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period; otherwise, such Hours of


                                      1-8

Service shall be credited to the immediately following computation period. This paragraph shall apply to periods of absence which begin in the Plan Years commencing after December 31, 1984.

1.18 "Inactive Participant" means a person who has been a Participant but who is no longer an eligible Employee of Company and whose Account has not been completely distributed to him or his Beneficiary.

1.19 "Named Fiduciary" means the Plan Administrator and the Trustee.

1.20 "Net Profits" means Company's net profits for any Fiscal Year as determined by the Company on the basis of the accounting procedures customarily used by it, provided that such determination shall be made before deducting federal income taxes and Company's contributions under this Plan.

1.21 "Normal Retirement Age" shall be as defined by the Company in Item II(H) of the Adoption Agreement. "Normal Retirement Date" means the date elected by the Company in Item II(I) of the Adoption Agreement.

1.22 "One-Year Break in Service" means the following period during which an Employee has not completed more than that number of Hours of Service elected by Company in Item II(K) of the Adoption Agreement:

     A.   For vesting and benefit accrual purposes, the Plan Year;

     B. For eligibility purposes, the 12 consecutive month computation period for determining eligibility.

1.23 "Participant" means an Employee qualified to participate in the Plan.

1.24 "Plan" means the retirement plan established or continued by the Company as elected by the Company in Items I(B) and/or (I) of the Adoption Agreement, and the accident and

                                      1-9
health plan for participating Employees of Company if elected by the Company in
Item I(I) of the Adoption Agreement, as set forth herein, together with any and all amendments and supplements thereto. The Adoption Agreement and the Prototype Plan together shall constitute the Company's Plan.

1.25 "Plan Administrator" means such person(s) as may be designated by the Company pursuant to Section 5.1 hereof, to control and manage the operation and administration of the Plan.

1.26 "Plan Year" means the period selected by the Company in Item I(E) of the Adoption Agreement.

1.27 "Qualified Domestic Relations Order" means a domestic relations order which creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, and with respect to which the requirements of Code Section 414(p) are satisfied. For this purpose, the term "domestic relations order" means any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and is made pursuant to a State domestic relations law (including a community property law). Except as otherwise provided in Code Section 414(p) and regulations issued thereunder, a domestic relations order meets the foregoing requirements only if such order clearly specifies:

     A. The name and the last known mailing address (if any) of the Participant and the name and mailing address of each alternate payee covered by the


                                      1-10
          order (except that the current mailing address of either the Participant or the alternate payee need not be included if the Plan Administrator has reason to know such address independently of the order),

     B. The amount or percentage of the Participant's benefit to be paid by the Plan to each alternate payee, or the manner in which such amount or percentage is to be determined,

     C.   The number of payments or periods to which such order applies, and

     D.   Each plan to which such order applies.

Further, a domestic relations order meets the requirements of this Section only if such order does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan (except that such order will not fail to meet the requirements hereof merely because it provides for commencement of payments to the alternate payee on or after the date on which the Participant attains his earliest retirement date under the Plan whether or not the Participant actually retires on such date), does not require the Plan to provide increased benefits (determined on the basis of actuarial value), and does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order. Notwithstanding the foregoing sentence, to the extent elected in Item X(D)of the Adoption Agreement, a Qualified Domestic Relations Order may require the payment of benefits to an alternate payee before the Participant has separated from service or attained his earliest retirement date under the Plan.

1.28 "Representative" means the executor, administrator, guardian or other representative of the estate of the person with respect to whom such word is used.

                                      1-11

1.29 "Separation from Service" means discontinuance of employment by reason of death, Disability, retirement, resignation, or discharge.

1.30 "Trust" means the trust of Company as set forth herein, together with any and all amendments thereto, from which the Plan benefits and the accident and health plan benefits provided for hereunder in accordance with the Company's elections are to be paid. The Adoption Agreement and the Prototype Plan together shall constitute the Trust.

1.31 "Trust Estate" means all of the assets of the Trust, of whatever kind, nature and description.

1.32 "Trustee" means the Trustee or Trustees, initially indicated in Item I(G) of the Adoption Agreement or subsequently appointed in accordance with Article 14 hereof, who may at any time be acting under this Agreement.

1.33 "Valuation Date" means the date indicated in Item II(J) of the Adoption Agreement.

1.34 "Year of Service" means the following, unless otherwise indicated in the Adoption Agreement:

     A. For purposes of determining an Employee's eligibility to participate in the Plan such period shall be measured in accordance with the Company's election in Item III(B) of the Adoption Agreement.

     B. For purposes of the vesting requirements hereunder, such period shall mean the 12-consecutive month period during which an Employee under consideration has not less than that number of Hours of Service indicated in Item VIII(E) of the Adoption Agreement measured by reference to the Plan Year.

     C. For purposes of benefit accruals hereunder, such period shall mean the 12 consecutive month period measured by reference to the Plan Year, during

                                      1-12
          which an Employee under consideration has not less than 1000 Hours of Service unless otherwise indicated in Item IV(C) of the Adoption Agreement.

Except as otherwise provided in Articles 3, 6 and 9 hereof, for purposes of crediting service hereunder in applying the eligibility and vesting provisions hereof, an Employee who was previously employed by a corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) with Company, by a trade or business (whether or not incorporated) with which Company is under common control (as defined by Code Section 414(c)), by an employer which is part of an affiliated service group (as defined in Code
Section 414(m)) with Company or by any other entity required to be aggregated with Company pursuant to Code Section 414(o) and the regulations thereunder, shall be credited with Years of Service completed with such prior employer. Years of Service with a predecessor of Company shall be treated as service with the Company for all purposes hereunder if Company has assumed a qualified plan maintained by such predecessor. In addition, where Company has not assumed a qualified plan, if any, maintained by a predecessor, Years of Service with such predecessor shall be treated as service with the Company to the extent indicated in Item II(B) of the Adoption Agreement.

     Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

1.35 "Earned Income" means the net earnings from self-employment in the trade or business with respect to which the Plan is established, provided that personal services of the

                                      1-13
individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Company to a qualified plan to the extent deductible under Code Section 404 and by the deduction for one-half of the Code Section 1401 taxes permitted by Code Section 164(f).

1.36 "Owner-Employee" means a sole proprietor, if the Company is a sole proprietorship (or a single member limited liability company treated as a sole proprietorship for tax purposes), or a partner who owns either more than ten percent (10%) of the capital interest or more than ten percent (10%) of the profits interests, if the Company is a partnership (or a limited liability company treated as a partnership for tax purposes). Any partner who owns a ten percent (10%) interest or less shall not be considered an Owner-Employee.

1.37 "Self-Employed Individual" means an individual who has Earned Income for the Plan Year from the trade or business with respect to which the Plan is established; also, an individual who would have had Earned Income but for the fact the trade or business had no net profits for the Fiscal Year and an individual who has been a self-employed individual within the meaning of the preceding sentence for any prior taxable year.


                                      1-14

                                    ARTICLE 2
                         SPONSORSHIP AND PURPOSE OF PLAN

2.1 Sponsorship and Establishment of Plan and Trust - Ulmer & Berne LLP, in its capacity as Prototype Plan Sponsor, continues this Prototype Plan, intended to comply with the applicable provisions of Code Sections 401(a), 401(k), 401(m), 501(a) and 105(c), or any comparable statutory provisions later enacted, and to the extent applicable, with Title I of ERISA. A Company establishes or continues its Plan and Trust under this Prototype Plan by executing an Adoption Agreement. A Company may adopt this Plan as an amended and restated version of its existing plan, in order to conform the Company's prior plan to the applicable requirements pertaining to qualified plans, including those imposed by the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Act, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and the Internal Revenue Service Restructuring and Reform Act of 1998, to continue said prior plan in amended and restated form, and to confirm, by way of amendment and restatement, the Trust. In addition, a Company may adopt this Plan to create and establish a Plan and Trust. A Company adopts the Plan for the exclusive benefit of its Employees who are or who may become Participants as hereinafter set forth, and for their Beneficiaries. By signing the Adoption Agreement, the Trustee accepts the establishment or continuation of the Trust and agrees to hold or continue holding the Trust Estate as from time to time constituted, for the uses and purposes and subject to the terms and conditions set forth in the Plan and to administer the Trust. Ulmer & Berne LLP reserves the right to discontinue its sponsorship of this Prototype Plan, or to discontinue its sponsorship of this Prototype Plan with

                                      1-2
respect to a particular Company or group of Companies, provided appropriate notice is given to each affected Company.

2.2 Rationale for Plan - The purpose of the Plan is as follows: With respect to a Company establishing a profit-sharing plan or a money purchase pension plan, the purpose is to provide certain benefits to loyal Participants, thus rewarding them for their continued loyalty and service and providing some measure of security for their later years.

2.3 Prohibition Against Diversion of Funds - In no event shall any part of the principal or income of the Trust be used for, or diverted to, any purpose whatsoever, other than for the exclusive benefit of the Participants or their Beneficiaries, except that, at the option of the Company, the fees and expenses of the Trustee may be paid out of the Trust. However, it shall not be deemed a violation of the foregoing rule for the Trustee to return to Company any contribution made by Company hereunder which was made by a mistake in fact, but such contribution shall be returned to Company within one (1) year after its payment was made by Company; nor shall it be deemed a violation of such rule for the Trustee to return to Company any contribution, or portion thereof, made by Company hereunder under the circumstances described in Sections 4.1, 6.8 and 15.1.

     In the event a Company adopts this Prototype Plan as a new Plan and not an amendment and restatement of a prior plan, and if the Internal Revenue Service does not issue its initial determination that the Plan and Trust qualify under Code Sections 401(a) and 501(a), or any statute of similar import, all contributions made under the Plan shall be returned to Company by the Trustee within one (1) year after the date of denial of qualification of the Plan; provided,

                                      2-2
however, that such contributions shall be returned to Company hereunder only if the application for qualification is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. Furthermore, notwithstanding any provision in the Plan to the contrary, no Participant, Inactive Participant or Beneficiary shall have any right or claim to any asset of the Trust or to any benefit under the Plan before the Internal Revenue Service determines that the Plan and Trust qualify under the provisions of Code
Section 401(a), or any statute of similar import. Upon the return of all contributions to Company as provided in the first sentence of this paragraph, the Trust shall terminate and the Trustee shall be discharged from all further obligations under the Trust.


                                      2-3

                                    ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION

3.1 Eligibility for and Timing of Participation - Each Employee shall be eligible to participate in this Plan as indicated in Item III of the Adoption Agreement; provided, however, that in the event this Plan is a profit-sharing/401(k) plan and an Employee must complete more than one Year of Service to satisfy the eligibility requirements, any Employee who completes at least one (1) Year of Service shall be eligible to make Elective Contributions to the Plan and, to the extent elected in Item III(A) of the Adoption Agreement, to have Matching Contributions, if any, contributed on his behalf. If this Plan is a restated plan, each Employee who was a Participant in the plan of which this Plan is an amended and restated version on the day before the Effective Date shall be a Participant in this Plan on the Effective Date. Each Employee who meets the eligibility requirements shall commence participation in the Plan on the Entry Date indicated in Item III(C) of the Adoption Agreement.

3.2 Effect of Separation from Service - Notwithstanding anything to the contrary contained in Section 3.1 hereof, if an Employee experiences a Separation from Service after the Eligibility Date but before the otherwise applicable participation commencement date determined pursuant to Section 3.1 hereof, and such Employee has not returned to service with Company before such participation commencement date, then such Employee shall not be entitled to participate in the Plan.

3.3 Break in Service Rules - If the Company elects to condition eligibility on more than one (1) Year of Service under Adoption Agreement Items III(A)(iii) and/or (iv) then, for

                                      3-1
purposes of Section 3.1 hereof, and if elected by the Company in Item III(D) of the Adoption Agreement, in the case of any Employee who has a One-Year Break in Service, if such Employee has not satisfied the service requirements thereof before such break, service before such break shall not be taken into account.

     In addition, one or both of the following Break-in Service rules shall apply for eligibility purposes if elected by the Company in Item III(D) of the Adoption Agreement:

     A. In the case of a Participant who has a One-Year Break in Service, for eligibility purposes, Years of Service before such break shall be disregarded unless the Employee has completed a Year of Service after such break.

     B. In the case of a Participant who does not have any nonforfeitable right to the Account balance derived from Company contributions, Years of Service before a period of consecutive One-Year Breaks in Service will not be taken into account in computing Years of Service for eligibility if the number of consecutive One-Year Breaks in Service in such period equals or exceeds the greater of five (5) or the aggregate number of Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior breaks in service. If a Participant's Years of Service are disregarded pursuant to this paragraph B., such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Service may not be disregarded pursuant to this paragraph B., such Participant shall continue to participate in the Plan, or if terminated, shall participate immediately upon reemployment.

3.4 Reemployment-Reparticipation Rule - Unless one of the Break in Service rules described in Section 3.3 hereof applies, when a former Participant hereunder re-enters the employ of the Company as an Employee hereunder, such former Participant shall again be considered a Participant hereunder as of his reemployment date, provided he is then a member of a class of employees eligible to participate hereunder.

                                      3-2

3.5 Employee Consent to Terms and Conditions of Plan and Trust - An Employee, upon becoming a Participant in the Plan, shall be deemed for all purposes to have given his consent to be bound by all the terms and conditions of the Plan and Trust and all amendments and supplements thereto, and such terms and conditions shall govern over any Summary Plan Description, explanation, notice or similar communication concerning the Plan or Trust.

3.6 Exclusion of Union Employees - Notwithstanding anything to the contrary contained in Sections 3.1 through 3.5, inclusive, hereof, if the Company elects in Item III(E) of the Adoption Agreement to exclude union Employees from participation in the Plan, then no Employee shall be a Participant hereunder who is included in a unit of employees covered by a collective bargaining agreement, provided that retirement benefits have been the subject of good faith collective bargaining between employee representatives and one or more employers - regardless of whether an actual plan was established for such unit of employees covered by such collective bargaining agreement.

3.7 Special Rule With Respect to Changes in Employment Status - In the event an Employee, who is excluded from participation hereunder in accordance with
Section 1.12, Section 3.6 hereof and/or Item III(E) of the Adoption Agreement, ceases to be a member of such excluded class, such Employee shall participate hereunder immediately if he has satisfied the minimum age and service requirements and would have previously become a Participant had he not been a member of such excluded class. Further, in the event a Participant hereunder becomes ineligible to participate hereunder because he became a member of such excluded class, such Employee shall again participate hereunder immediately upon ceasing to be a member of such

                                      3-3
excluded class, provided he has not incurred any Break in Service described in
Section 3.3 hereof, if applicable; if such Employee has incurred such a Break in Service, his eligibility to participate shall be determined pursuant to Section
3.1 hereof.


                                      3-4

                                    ARTICLE 4
                                  CONTRIBUTIONS

4.1 Determination as to Contributions - For each Fiscal Year that the Plan is in effect, Company will contribute for the purpose of the Plan the following amounts:

     A. An amount determined in accordance with Item IV(A) of the Adoption Agreement; plus

     B. Such amount as the Company may determine to contribute to the Plan to correct any qualification failure pursuant to the Employee Plan Compliance Resolution System or any successor program; plus

     C. Such amount as may be required by the Trustee in order to comply with the provisions of Sections 9.4 and/or 12.4 hereof (relating to recoupment by a Participant of a previously forfeited portion of his Accrued Benefit), after taking into consideration forfeitures (to the extent not used to offset Company contributions) and Plan earnings, to the extent permitted.

In the event the Company elects, pursuant to Item I(I) of the Adoption Agreement for a Profit-Sharing/401(k) Plan, to have the 401(k) Elective Contribution provisions apply, in addition to those amounts indicated in paragraphs A, B and C above, the Company will contribute the amounts indicated in paragraph D below:

     D. The total of the Elective Contributions made by Participants in accordance with their salary reduction agreements pursuant to Section 4.2-A. hereof (as limited pursuant to Section 4.2-C. hereof) with respect to such Fiscal Year.

     In the event the Company elects, pursuant to Item IV-A(B) of the Adoption Agreement for a Profit-Sharing/401(k) Plan, to have the Matching Contribution provisions herein apply, in addition to those amounts indicated in paragraphs A, B, C and D above, the Company will contribute the amounts indicated in paragraph E below:



                                      4-1

     E. The Company's Matching Contributions, pursuant to Section 4.3-A. hereof, provided, however, that within the time period specified in paragraph 4.4-B hereof, the Company may designate an amount of such Matching Contribution made to Non-Highly Compensated Employees, as a "Qualified Matching Contribution" subject to the vesting rights and withdrawal restrictions applicable to Elective Contributions in accordance with Sections 4.2-A. and 10.11 hereof, such that all or a portion of the Elective Contributions, if any, made by the Highly Compensated Employees hereunder, as provided pursuant to Section 4.2-A. hereof, will be within the limitation on Elective Contributions contained in Section 4.2-C hereof.

     In the event the Company elects to make Fail-Safe Contributions pursuant to Items IV-A(F)-(K) of the Adoption Agreement, the Company may contribute the amounts indicated in paragraph F below:

     F. In addition, within the time period specified in paragraph 4.4-B. the Company may designate an amount of the contribution made in accordance with paragraph 4.1-A. hereof, if any, as the Company's "Fail-Safe Contribution", subject to the vesting rights and withdrawal restrictions applicable to Elective Contributions in accordance with paragraph 4.2-A. and Section 10.11 hereof, such that all or a portion of the Elective Contributions, if any, made by the Highly Compensated Employees hereunder, as provided pursuant to paragraph 4.2-A. hereof, will be within the limitations on Elective Contributions contained in paragraph 4.2-C hereof or such that all or a portion of the Matching Contributions, if any, made by the Company hereunder, as provided pursuant to paragraph 4.3-A hereof, will be within the limitations on Matching Contributions contained in paragraph 4.3-C hereof.

Notwithstanding the foregoing and excluding amounts contributed in accordance with paragraphs B. and/or C. above, except to the extent necessary to provide the minimum allocations under Section 18.3 hereof if the top-heavy provisions of
Article 18 apply, the Company's contributions for any Fiscal Year shall not exceed the maximum amount allowable as a deduction from the income of Company under the provisions of Code Section 404(a)(3)(A) with respect to profit-


                                      4-2
sharing plans or Code Section 404(a)(1) with respect to money purchase pension plans, as the case may be, and as further limited, to the extent applicable under Code Section 404(a)(7) if the Plan is maintained along with a defined benefit pension plan, or any comparable provisions set forth in any Section of the Code later enacted.

     To the extent a deduction is denied Company for a contribution, or portion thereof, made by it hereunder, the Trustee may return to Company, within one (1) year after the disallowance of such deduction, so much of such contribution as was disallowed as a deduction.

4.2 401(k) Elective Contribution Provisions. If the Company elects, pursuant to
Item I(I) of the Adoption Agreement for a Profit-Sharing/401(k) Plan, to have the 401(k) Elective Contribution provision herein apply, the following provisions shall apply:

     A. Elective Contributions. For each Plan Year, each Participant may make an election, by execution of a salary reduction agreement in the form provided by Company, to forego a portion of his current Compensation (otherwise payable in cash) not to exceed the amount indicated in Item IV-A(A)of the Adoption Agreement, in exchange for Company's promise to make a contribution to the Plan in an amount corresponding to that which such Participant has elected to forego; provided, however, that in no event shall such elective deferral by any Participant exceed $9,500 (as the same may be adjusted from time to time by the Secretary of the Treasury) for any calendar year. The Elective Contribution provisions of the Plan may be made effective as of the first day of the Plan Year in which the Elective Contribution provisions are adopted.

     If elected by the Company in Item IV-B(G)(i)of the Adoption Agreement, in the event a Participant fails to make an initial election to defer a specific percentage of his Compensation or not to defer any percentage of his Compensation, such Participant shall be



                                      4-3
deemed to have elected to defer that percentage of his current Compensation (otherwise payable in cash) designated in the Adoption Agreement, in exchange for Company's promise to make a contribution to the Plan in an amount corresponding to that which such Participant has been deemed to have elected to forego. In addition, if elected by the Company in Item VI-B(G)(ii) of the Adoption Agreement, effective for the first pay period indicated in Item VI-B(G)(ii) of the Adoption Agreement, each Participant who does not have an election in effect to defer a specific percentage of his Compensation or not to defer any percentage of his Compensation shall be deemed to have elected to defer that percentage of his current Compensation (otherwise payable in cash) designated in the Adoption Agreement, in exchange for Company's promise to make a contribution to the Plan in an amount corresponding to that which such Participant has been deemed to have elected to forego.

     The amount of such Participant's Compensation which he has thereby elected or deemed to have elected to defer hereunder is hereinafter referred to as such Participant's "Elective Contribution" and, for purposes of the Plan, is deemed made by the Company. For purposes of the restrictions contained in Sections 4.2-B and 4.2-C hereof, a Participant's Elective Contribution shall include any Company contributions made on behalf of such Participant pursuant to any salary reduction simplified employee pension described in Code Section 408(k)(6), any SIMPLE IRA Plan described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan described under Code Section 501(c)(18) and any Company contributions made on behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Upon receipt of a Participant's Elective Contribution by the Trustee, such Participant shall be fully vested in, and



                                      4-4
have a nonforfeitable right to, such Elective Contribution, as adjusted from time to time to reflect any earnings, gains, losses and/or costs attributable thereto. The Trustee shall maintain a separate Account for a Participant's Elective Contributions (together with sub-accounts for any Qualified Matching Contributions and Fail-Safe Contributions treated as Elective Contributions in accordance with Section 4.1 hereof) in accordance with Article 6 hereof.

     A separate salary reduction agreement may be required for each Plan Year with respect to which a Participant desires to make an Elective Contribution, which agreement, if required, shall be completed and executed before the end of the Plan Year to which it relates in conformity with procedures established by the Company and the Plan Administrator. Further, a Participant shall be permitted to modify or suspend his rate of Elective Contributions with respect to a particular Plan Year at such times and in such manner, if any, as may be established by the Company and the Plan Administrator. Any existing salary reduction agreement on file with the Plan Administrator shall remain operative until modified, suspended or cancelled by the Participant.

     Except as otherwise provided, Elective Contributions with respect to a Participant will cease as of the date such Participant ceases to be an eligible Employee, whether or not he has incurred a Separation from Service. If a Participant is on a paid leave of absence, Elective Contributions will be continued during the period of the leave, or such part thereof with respect to which such Participant is entitled to receive pay. If a Participant is granted a leave of absence without pay, no Elective Contribution will be made with respect to such period of leave.

     The Company and the Plan Administrator shall adopt such additional rules and procedures as they may deem to be necessary or appropriate to implement the salary reduction



                                      4-5
elections provided for herein; provided, however, that such rules and procedures and the provisions hereof shall be deemed modified if and to the extent they are not in conformity with Treasury Regulations which may be promulgated from time to time.

     B. Return of Excess Elective Deferrals - For any calendar year if with respect to a Participant:

     i.   The sum of:

          a. The total Elective Contribution of such Participant hereunder for such calendar year, plus

          b. Any other elective deferral under a qualified cash or deferred arrangement (as defined in Code Section 401(k)) to the extent not includible in the gross income of such Participant for such calendar year, plus

          c. Such other amounts described in Code Section 402(g)(3) for such calendar year,

          is in excess of $9,500 (as the same may be adjusted from time to time by the Secretary of the Treasury) (the "Excess Deferral"); and

     ii. In a manner satisfactory to the Plan Administrator and consistent with Treasury Regulations such Participant gives written notice to the Plan Administrator not later than the first March 1 following the close of such calendar year, which notice requests a distribution from the
          Plan:

          a. Of a specific amount of such Participant's Elective Contribution for such calendar year; and

          b. The amount of which distribution is not greater than the lesser of such Participant's total Elective Contributions for such calendar year or such Participant's Excess Deferral;



                                      4-6
then the Plan Administrator may instruct the Trustee to distribute to the Participant such amount plus any income or less any loss allocable thereto in accordance with Code Section 402(g)(2) and the regulations thereunder by the first April 15 following the close of such calendar year.

     Excess Deferrals shall be adjusted for any income or loss up to the date of distribution. The Plan may use any reasonable method for computing the income or loss allocable to Excess Deferrals provided such method is used consistently for all participants and for all corrective distributions under the Plan for the Plan Year.

     C. Limitation on Elective Contributions - For each Plan Year, the average Actual Deferral Percentage of the Highly Compensated Employees participating hereunder shall not exceed whichever of the following is greater:

     i. 1.25 times the average Actual Deferral Percentage for the prior Plan Year of the Participants who were Non-Highly Compensated Employees participating hereunder during the prior Plan Year; or

     ii. 2 times the average Actual Deferral Percentage for the prior Plan Year of the Participants who were Non-Highly Compensated Employees participating hereunder during the prior Plan Year to a maximum of 2 percentage points higher than the average Actual Deferral Percentage of such Non-Highly Compensated Employees in the prior Plan Year.

     Such computation shall be made in a manner consistent with Code Section 401(k)(3) and the regulations thereunder. For this purpose, "Actual Deferral Percentage" means the amount of each Participant's Elective Contributions for the Plan Year (or the prior Plan Year in the case of Participants who are Non-Highly Compensated Employees during such Plan Year) (including any amounts treated as Qualified Matching Contributions in accordance with paragraph 4.1-E. hereof and any amounts treated as Fail-Safe Contributions in accordance with


                                      4-7
paragraph 4.1-F. hereof and excluding any Elective Contributions used to satisfy the tests contained in Section 4.3-B. hereof) as a percentage of his Compensation. Excess Elective Contributions of a Non-Highly Compensated Employee are disregarded for purposes of this Section 4.2-C. The Company will maintain records to demonstrate compliance with the nondiscrimination requirements of Code Section 401(k). Such records shall also indicate the extent to which Qualified Matching Contributions and Fail-Safe Contributions are taken into account. For purposes of determining Actual Deferral Percentage, Elective Contributions, Fail-Safe Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate.

     If elected by the Company in Item IV-B(E)(i) of the Adoption Agreement, for the first Plan Year the Plan permits any Participant to make Elective Contributions and, provided that this Plan is not a successor Plan, for purposes of the foregoing tests, the prior year's Non-Highly Compensated Employees' Actual Deferral Percentage shall be three percent (3%) unless the Company has elected in Item IV-B(E)(ii) of the Adoption Agreement to use the Plan Year's Actual Deferral Percentage for such Non-Highly Compensated Participants.

     If and as elected by the Company in Item IV-B(C) of the Adoption Agreement, the Actual Deferral Percentage tests shall be applied by comparing the current Plan Year's Actual Deferral Percentage for Participants who are Highly Compensated Employees with the current Plan Year's Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees. Once made, these elections can only be changed if the Plan satisfies the requirements for changing the prior year testing set forth in Notice 98-1 (or superseding guidance).



                                      4-8

     If, for any Plan Year, the Plan Administrator determines that the average Actual Deferral Percentage of the Highly Compensated Employees participating hereunder would exceed the limitation described herein, the Plan Administrator shall direct the Trustee to distribute to such Highly Compensated Employees prior to the expiration of 12 months following the Plan Year in question the aggregate amount of Elective Contributions to the Plan on behalf of all Highly Compensated Employees for such Plan Year over the maximum amount of such Elective Contributions for such Plan Year which would otherwise be allowable pursuant to such limitation ("Excess Contribution"). Such distribution shall be made to those Highly Compensated Employees in order of the amount of their Elective Contributions, beginning with the Highly Compensated Employee with the greatest dollar amount of Elective Contributions, by reducing (to the extent necessary) the amount required to cause that Highly Compensated Employee's undistributed Elective Contributions to equal the dollar amount of the Elective Contributions for the benefit of the Highly Compensated Employee with the next highest dollar amount of Elective Contributions and continuing in descending order until the average Actual Deferral Percentage of the Highly Compensated Employees participating hereunder no longer exceeds such limitation. In addition, any such distribution shall include any income or loss allocable thereto up to the date of distribution in accordance with Code Section 401(k)(8) and the regulations thereunder. The Plan Administrator need not obtain the consent of a Participant or the spouse of a Participant prior to the distribution of an Elective Contribution to a Participant pursuant to this
Section 4.2-C. In the event the Company fails to distribute contributions in excess of the amount permitted under the test described in this Section 4.2-C. or to recharacterize such contributions within 2 1/2 months following the end of the Plan Year, Code Section 4979



                                      4-9
imposes a tax on the Company of 10% of the sum of any Excess Contributions under the Plan for the Plan Year ending in such taxable year plus any "Excess Aggregate Contributions" as defined in Section 4.3-B. hereof.

     If, in any Plan Year, a Highly Compensated Employee is eligible to have Elective Contributions (including Qualified Matching Contributions and/or Fail-Safe Contributions) allocated to his Account under two or more Plans or arrangements described in Code Section 401(k) maintained by the Company all such contributions shall be treated as if they were made under this Plan for purposes of determining such Participant's Actual Deferral Percentage hereunder for such Plan Year. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

     In the event this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

     For purposes hereof, a Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.



                                      4-10

4.3 Matching Contribution Provisions -- If the Company elects, pursuant to Item IV-A(B) of the Adoption Agreement to have the Matching Contribution provisions herein apply, the following provisions shall apply:

     A. Matching Contributions - As an incentive to Participants to encourage their Elective Contributions hereunder, each year Company may make a contribution to the Plan for the benefit of each of those Participants who makes an Elective Contribution with respect to such Fiscal Year, which matching amount hereunder is hereinafter referred to as the Company's "Matching Contribution". Such Matching Contribution will be equal to an amount indicated in Item IV-A(B) of the Adoption Agreement as limited therein; provided, however, that the Matching Contribution with respect to a Highly Compensated Employee may be reduced in accordance with Section 4.3-B. hereof. Notwithstanding the above, a different Matching Percentage and/or Matching Ceiling may be established by the Company provided that in each case it is communicated to Participants in advance of the effective date of the change. Matching Contributions (excluding Qualified Matching Contributions) will be allocated to a Participant's Non-Elective Contribution Account and shall vest in accordance with the provisions of Item IV-A(D) of the Adoption Agreement.

     B. Limitation on Matching Contributions - For each Plan Year the average Actual Contribution Percentage of the Highly Compensated Employees participating hereunder for such Plan Year shall not exceed whichever of the following is greater:

          i. 1.25 times the average Actual Contribution Percentage for the prior Plan Year of the Participants who were Non-Highly Compensated Employees during the prior Plan Year participating hereunder; or

          ii. 2 times the average Actual Contribution Percentage for the prior Plan Year of the Participants who were Non-Highly Compensated Employees during the prior Plan Year participating hereunder to a


                                      4-11
               maximum of 2 percentage points higher than the average Actual Contribution Percentage of such Participants who were Non-Highly Compensated Employees during such prior Plan Year.

     Such computation shall be made in a manner consistent with Code Section 401(m) and the regulations thereunder. For this purpose, "Actual Contribution Percentage" means the sum of the Matching Contributions, nondeductible voluntary employee contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage test) paid under the Plan for a Participant for the Plan Year plus such portions of a Participant's Elective Contribution and/or any Fail-Safe Contribution as the Company so elects in accordance with Treasury Regulations, as a percentage of his Compensation. Such Actual Contribution Percentage shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions. Average Actual Contribution Percentage shall mean the average of the Actual Contribution Percentage of the Participants in a group. Notwithstanding anything contained herein to the contrary, the use of the limitation contained in paragraph 4.3-B-ii. shall be coordinated with the use of the limitation contained in paragraph 4.2-C.-ii. hereof so that it complies with the requirements contained in Code Section 401(m)(9) and paragraph 4.3-C hereof prohibiting the multiple use of said limitation.

     If elected by the Company in Item IV-B(F)(i) of the Adoption Agreement, for the first Plan Year this Plan permits any Participant to make nondeductible voluntary employee contributions, provides for Matching Contributions, or both, and this is not a successor plan, for purposes of the foregoing tests, the prior year's Non-Highly Compensated Employees' Actual



                                      4-12

Contribution Percentage shall be three percent (3%), unless the Company has elected in Item IV-B(F)(ii) of the Adoption Agreement to use the Plan Year's Actual Contribution Percentage for such Participants.

     If elected by the Company in Item IV-B(D) of the Adoption Agreement, the Actual Contribution Percentage tests shall be applied by comparing the current Plan Year's Actual Contribution Percentage for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year's Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees. Once made, this election can only be changed if the Plan satisfies the requirements for changing to prior year testing set forth in Notice 98-1 (or superseding guidance).

     If, for any Plan Year, the Plan Administrator determines (after determining Excess Deferrals and Excess Contributions) that the average Actual Contribution Percentage of the Highly Compensated Employees participating hereunder would exceed such limitation ("Excess Aggregate Contributions"), the Plan Administrator shall direct the Trustee to distribute to such Highly Compensated Employees prior to the expiration of 12 months following the Plan Year in question the aggregate amount of Matching Contributions (plus any other contributions taken into account in determining a Participant's Actual Contribution Percentage) actually made on behalf of all Highly Compensated Employees for such Plan Year over the maximum amount of such Matching Contributions (plus any other contributions taken into account in determining a Participant's Actual Contribution Percentage) allowable pursuant to such limitation. Such distribution shall be made to those Highly Compensated Employees beginning with the Highly Compensated Employee with the greatest dollar amount of Matching Contributions by reducing



                                      4-13

(to the extent necessary) the Matching Contribution of such Highly Compensated Employee(s) to equal the dollar amount of the Matching Contribution made by or for the benefit of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions and, if necessary, continuing such reduction in a similar manner in descending order until such limitation is met. For purposes of the preceding sentence, the "greatest dollar amount" is determined after distribution of any Excess Aggregate Contributions. Notwithstanding the foregoing, any distribution to be made according to the foregoing which is attributable to contributions which are forfeitable hereunder shall not be distributed to such Highly Compensated Employees but instead shall be treated as forfeitures pursuant to Section 6.7 hereof. In addition, any such distribution shall include any income or loss allocable thereto as of the date of distribution in accordance with Code Section 401(m)(6) and the regulations thereunder.

     Forfeitures of Excess Aggregate Contributions may be reallocated to the accounts of Non-Highly Compensated Employees, applied to reduce employer contributions, or be treated as forfeitures pursuant to Section 6.7 hereof, as elected by the Company in Item IV-A(E) of the Adoption Agreement.

     Excess Aggregate Contributions allocated to a Participant shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Participant's Nondeductible Voluntary Employee Contribution Account, Matching Contribution Account and (if applicable) Qualified Matching Contribution Account, Fail Safe Contribution Account and/or Elective Contribution Account.

     If, in any Plan Year, a Highly Compensated Employee is eligible to make nondeductible voluntary contributions or Elective Contributions or to have Matching



                                      4-14

Contributions, Qualified Matching Contributions or Fail-Safe Contributions allocated to his Account under two or more Plans or arrangements described in Code Section 401(k) maintained by the Company, all such contributions shall be treated as if they were made under this Plan for purposes of determining such Participant's Actual Contribution Percentage hereunder for such Plan Year.

     In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Actual Contribution Percentage of Participants as if all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee Actual Contribution Percentage for the prior year will be made in accordance with Notice 98-1 and any superseding guidance, unless the Company has elected in the Adoption Agreement to use the current year testing method. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and use the same Actual Contribution Percentage testing method.

     For purposes of the Actual Contribution Percentage test, nondeductible employee voluntary contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Fail-Safe Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year. The Company shall maintain records sufficient to demonstrate satisfaction of the Actual Contribution Percentage test and the amount of Fail Safe or Qualified Matching Contributions, or both, used in such test.



                                      4-15

     A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

     C. Multiple Use Limitation - To the extent the Plan is subject to the "multiple use" limitation by application of law, if one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the Actual Contribution Percentage test maintained by the Company and the sum of the Actual Deferral Percentage and the Actual Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the "Aggregate Limit," then the Actual Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced in the manner described in Section 4.3-B hereof so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The Actual Deferral Percentage and Actual Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Actual Deferral Percentage and Actual Contribution Percentage tests and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if either the Actual Deferral Percentage or the Actual Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage or the Actual Contribution Percentage, respectively, of the Non-Highly Compensated Employees.



                                      4-16

     "Aggregate Limit" shall mean the sum of (i) 125 percent of the greater of the Actual Deferral Percentage of the Non-Highly Compensated Employees for the prior Plan Year or the Actual Contribution Percentage of Non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement and (ii) the lesser of 200% or two plus the lesser of such Actual Deferral Percentage or Actual Contribution Percentage. "Lesser" is substituted for "greater" in "(i)", above, and "greater" is substituted for "lesser" after "two plus the" in "(ii)" if it would result in a larger Aggregate Limit. If the Company has elected in Items IV-B(C) and/or (D) of the Adoption Agreement to use current year testing, then, in calculating the Aggregate Limit for a particular Plan Year, the Non-Highly Compensated Employees Actual Deferred Percentage and Actual Contribution Percentage for that Plan Year, instead of the prior Plan Year, is used.

4.4 Safe Harbors. If the Company elects, pursuant to Items IV-B(A) and IV-B(B) of the Adoption Agreement, the following Section 4.4A and/or 4.4B will apply:

4.4A. Actual Deferral Percentage Safe Harbor. If the Company has elected the Actual Deferral Percentage Safe Harbor option in Item IV-B(A) of the Adoption Agreement, the provisions of this Section shall apply for the Plan Year and any provisions relating to the Actual Deferral Percentage test described in ss.401(k)(3) of the Code do not apply. To the extent that any other provision of the Plan is inconsistent with the provisions of this Section, the provisions of this Section shall govern.

4.4A.1 Definitions - For purposes of applying the Actual Deferral Percentage Safe Harbors of this Section 4.4A, the following words and phrases shall have the following meaning:

          A. "ADP Test Safe Harbor" is the method described in Section 4.4A.2 of this Article for satisfying the ADP test of Code Section 401(k)(3);



                                      4-17

          B. "ADP Test Safe Harbor Contributions" are Matching Contributions and nonelective contributions described in Section 4.4A.2 of this Section;

          C. "Compensation" is defined in Item II(C) of the Adoption Agreement, except, for purposes of this Section, no dollar limit, other than the limit imposed by Code Section 401(a)(17), applies to the compensation of a Non-Highly Compensated Employee;

          D. "Eligible Employee" means an Employee eligible to make Elective Contributions under the Plan for any part of the Plan Year or who would be eligible to make Elective Contributions but for a suspension due to a hardship distribution described in Item X(I) of the Adoption Agreement or due to statutory limitations, such as Code Sections 402(g) and 415. Such term shall include Non-Highly Compensated Employees and, if elected by the Company in Item IV-B(A)(vi) of the Adoption Agreement, Highly Compensated Employees;

          E. "Matching Contributions" are contributions made by the Company on account of an Eligible Employee's Elective Contributions.

4.4A.2 ADP Test Safe Harbor

     A. ADP Test Safe Harbor Contributions - If elected by the Company in Item IV-B(A) of the Adoption Agreement, the Company shall make one of the following Safe Harbor Contributions to the Plan for the Plan Year(s) indicated in Item IV-B(A) of the Adoption Agreement:

          i.   Enhanced Matching Contributions to the Plan;

          ii. A Safe Harbor Matching Contribution to the Plan on behalf of each Eligible Employee equal to (1) 100 percent of the amount of the Eligible Employee's Elective Contributions that do not exceed three percent (3%) of the Employee's Compensation for the Plan Year, plus (2) fifty percent (50%) of the amount of the Employee's Elective Contributions that exceed three percent (3%) of the Employee's Compensation but that do not exceed five percent (5%) of the Employee's Compensation ("Basic Matching Contributions");



                                      4-18

          iii. Safe Harbor Nonelective Contributions to the Plan on behalf of each Eligible Employee of at least three percent (3%) of the Eligible Employee's Compensation.

     Notwithstanding the requirement in i., ii. and iii. above that the Company make the ADP Test Safe Harbor Contributions to this Plan, if the Company so provides in Item IV-B(A)(v) of the Adoption Agreement, the ADP Test Safe Harbor Contributions will be made to the defined contribution plan indicated in Item IV-B(A)(v) of the Adoption Agreement. However, such contributions will be made to this Plan unless (1) each Employee eligible under this Plan is also eligible under the other plan, and (2) the other plan has the same Plan Year as this Plan.

     The Participant's accrued benefit derived from ADP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than separation from service, death, disability, an event described in Code Section 401(k)(10), or, in the case of a profit-sharing plan, the attainment of age 59 1/2 (if such distributions are otherwise permitted under the Plan). In addition, such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under Code Section 401(l).

     B. Notice Requirement - At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Company will provide each Eligible Employee a comprehensive written notice of the Employee's rights and obligations under the Plan. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the employee becomes eligible but not later than the date the Employee becomes eligible. Notwithstanding the immediately preceding two sentences, a Plan that provides that it will satisfy



                                      4-19
the current year Actual Deferral Percentage (and, if applicable, Actual Contribution Percentage) testing method for a Plan Year and elects to satisfy the ADP Test Safe Harbor by making Safe Harbor Nonelective Contributions, the Notice Requirement may be satisfied as follows:

          i. An initial notice must be provided at least thirty (30) days, but not more than ninety (90) days, before the beginning of the Plan Year, and must indicate that (a) the Plan may be amended during the Plan Year to provide that the Company will make a safe harbor nonelective contribution of at least three percent (3%) to the Plan for the Plan Year, and (b) if the Plan is so amended, a supplemental notice will be given to Eligible Employees thirty
               (30) days prior to the last day of the Plan Year informing them of such an amendment, and

          ii. A supplemental notice must be provided to all Eligible Employees no later than thirty (30) days prior to the last day of the Plan Year stating that a three percent (3%) safe harbor nonelective contribution will be made for the Plan Year.

     C. Election Periods - In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in Section 4.4A.2-B. hereof.

4.4B Actual Contribution Percentage Test Safe Harbor - In addition to the ADP Test Safe Harbor Contributions described in Section 4.4A of this Article, if the Company has elected the Actual Contribution Percentage Safe Harbor option in
Item IV-B(B) of the Adoption Agreement, the Company will make the ACP Test Safe Harbor Matching Contributions, if any, indicated in Item IV-B(B) of the Adoption Agreement for the Plan Year.

4.4B.1 Definitions - For purposes of applying the ACP Test Safe Harbor of this
Section 4.4B, the following words and phrases shall have the following meaning:

          A. "ACP Test Safe Harbor" is the method described in Section 4.4B.2 of this Article for satisfying the Actual Contribution Percentage Test of Code Section 401(m)(2).



                                      4-20

          B. "ACP Test Safe Harbor Matching Contributions" are Matching Contributions described in this Section 4.4B.

4.4B.2 Vesting - ACP Test Safe Harbor Matching Contributions will be vested as indicated in Item IV-B(B)(iv) of the Adoption Agreement, but, in any event, such contributions shall be fully vested at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Company contributions. Forfeitures of nonvested ACP Test Safe Harbor Matching Contributions will be used as indicated in Item VII(C) of the Adoption Agreement.

4.5 401(k) SIMPLE Provisions.

4.5.1 General - If the Company has elected in Item IV-C(A) of the Adoption Agreement to have the 401(k) SIMPLE Provisions apply, then the provisions of this Section shall apply for a Year only if (i) the Company is an Eligible Employer and (ii) no contributions are made, or benefits accrued for services during the Year, on behalf of any Eligible Employee under any other plan, contract, pension or trust described in ss.219(g)(5)(A) or (B), maintained by the Company. To the extent that any other provision of the Plan is inconsistent with the provisions of this Section, the provisions of this Section govern.

4.5.2 Definitions - For purposes of applying this Section 4.5, the following words and phrases shall have the following meanings:

          A. "Compensation" means, for purposes of Sections 4.5.2-B, 4.5.3-A and 4.5.3-B of this Section, the sum of the wages, tips, and other compensation from the Company subject to federal income tax withholding (as described in Code Section 6051(a)(3)) and the Employee's salary reduction contributions made under this or any other Section 401(k) plan, and, if applicable, elective deferrals under a Section 408(p) SIMPLE IRA Plan, a SARSEP, or a Section 403(b) annuity contract and compensation deferred under a Section 457 plan, required to be reported by the Employer on Form W-2 (as described in Code Section 6051(a)(8)). For self-employed individuals, compensation means net earnings from self-employment


                                      4-21
               determined under Code Section 1402(a) prior to subtracting any contributions made under this Plan on behalf of the individual. The provisions of the Plan implementing the limit on compensation under Code Section 401(a)(17) apply to the compensation under this Section.

          B. An "Eligible Employer" means, with respect to any Year, an employer that had no more than 100 employees who received at least $5,000 of compensation from the employer for the preceding Year. In applying the preceding sentence, all employees of controlled groups of corporations under Code Section 414(b), all employees of trades or businesses (whether incorporated or not) under common control under Code Section 414(c), all employees of affiliated service groups under Code Section 414(m), and leased employees required to be treated as the Company's Employees under Code Section 414(n), are taken into account.

               An Eligible Employer that elects to have the 401(k) SIMPLE Provisions apply to the Plan and that fails to be an Eligible Employer for any subsequent Year, is treated as an Eligible Employer for the 2 Years following the last Year the Company was an Eligible Employer. If the failure is due to any acquisition, disposition, or similar transaction involving an Eligible Employer, the preceding sentence applies only if the provisions of Code Section 410(b)(6)(C)(i) are satisfied.

          C. "Eligible Employee" means, for purposes of the 401(k) SIMPLE provisions, any Employee who is entitled to make Elective Contributions under the terms of the Plan.

          D.   "Year" means the calendar year.

4.5.3 Contributions.

     A. Salary Reduction Contributions - Each Eligible Employee may make a salary reduction election to have his or her Compensation reduced for the Year in any amount selected by the Employee subject to the applicable limitation described herein. The Company will make a salary reduction contribution to the Plan, as an Elective Contribution, in the amount by which the Employee's Compensation has been reduced. The total salary reduction contribution for the Year cannot exceed $6,000 for any Employee. To the extent permitted by



                                      4-22
law, this amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.

     B. Other Contributions - As elected by the Company in Item IV-C(B) of the Adoption Agreement, each year the Company will make one of the following contributions:

          i. Each Year, the Company will contribute a Matching Contribution to the Plan on behalf of each Employee who makes a salary reduction election under Section 4.5.3. The amount of the Matching Contribution will be equal to the Employee's salary reduction contribution up to a limit of three percent (3%) of the Employee's Compensation for the full Year; or

          ii. For any Year, instead of a Matching Contribution, the Company may elect to contribute a nonelective contribution of two percent (2%) of Compensation for the full Year for each Eligible Employee who received at least $5,000 of Compensation (or such lesser amount as elected by the Company in Item IV-C(B) of the Adoption Agreement) for the Year.

     C. Limitation on Other Contributions - No Company or Employee contributions may be made to this Plan for the Year other than salary reduction contributions described in Section 4.5.3-A, matching or nonelective contributions described in
Section 4.5.3-B and rollover contributions described in Treasury Regulation
Section 1.402(c)-2, Q&A-1(a).

     D. The provisions of the Plan implementing the limitations of Code Section 415 apply to contributions made pursuant to Sections 4.5.3-A and 4.5.3-B.

4.5.4 Election and Notice Requirements.

     A. Election Period - In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a salary reduction election during the 60-day period immediately preceding each January 1. For the Year an Employee becomes eligible to make salary reduction contributions under the 401(k) SIMPLE Provisions, the 60-day election period requirement is deemed satisfied if the Employee may make or modify a salary reduction



                                      4-23
election during a 60-day period that includes either the date the employee becomes eligible or the day before. Each Employee may terminate a salary reduction election at any time during the Year.

     B. Notice Requirements - The Company will notify each Eligible Employee prior to the 60-day election period described in Section 4.5.4-A that he or she can make a salary reduction election or modify a prior election during that period. The notification will indicate whether the Company will provide a three percent (3%) Matching Contribution described in Section 4.5.3-B-i or a two percent (2%) nonelective contribution described in Section 4.5.3-B-ii.

4.5.5 Vesting Requirements - All benefits attributable to contributions described in Section 4.5.3-A and 4.5.3-B are nonforfeitable at all times, and all previous contributions made under the Plan are nonforfeitable as of the beginning of the Year the 401(k) SIMPLE Provisions apply.

4.5.6 Top-Heavy Rules - The Plan is not treated as a top-heavy plan under Code
Section 416 for any Year for which this Section applies.

4.5.7 Nondiscrimination Tests - The ADP and ACP tests described in Sections 4.2-C and 4.3-B of the Plan are treated as satisfied for any Year for which this Section applies.

4.6 Payment of Contributions - Any contribution made by the Company hereunder shall be paid to the Trustee as soon as possible during, at, or after the end of the Fiscal Year, subject to the following limitations:

          A. Elective Contributions for each Plan Year shall be made not later than 12 months (or within such other period of time prescribed by Treasury Regulations) after the Plan Year for which they are deemed to be paid; provided, however, that Elective Contributions shall be paid to the Trustee as soon as



                                      4-24
               the amount can be reasonably identified and separated from the Company's other assets and in no event shall be made later than as soon as possible after the Participant would otherwise have received the amount withheld from his pay on account of the Elective Contribution.

          B. Company's Matching Contributions, Qualified Matching Contributions, Fail-Safe Contributions and/or discretionary contributions for each Fiscal Year shall be made not later than the last day permitted for the deduction of such contributions for federal income tax purposes for the Fiscal Year with respect to which the contributions are made under the provisions of the Code then in force and effect, including any permitted extensions thereto.

4.7 Rollover Contributions - If elected pursuant to Item V of the Adoption Agreement, any Participant may, with the Trustee's approval, make a rollover contribution (as defined in Code Sections 402(c), 402(e), 403(a)(4), 403(b)(8), and 408(d)(3)) at any time. The Trustee shall establish a separate rollover account for such Participant and shall credit such account with the fair market value of the rollover contribution as of the date such rollover contribution is made. Said rollover contribution by a Participant and earnings thereon will be fully and immediately vested in the Participant. Unless otherwise elected pursuant to Item VI of the Adoption Agreement, the Trustee shall not be empowered to accept with respect to any Participant any direct or indirect transfers from a defined benefit pension plan, money purchase pension plan (including a target benefit pension plan), stock bonus plan or profit-sharing plan.

4.8 Nondeductible Voluntary Employee Contributions - Unless elected by the Company in Item V(B) of the Adoption Agreement, no nondeductible voluntary employee contributions shall be permitted hereunder. With respect to nondeductible voluntary employee contributions made for taxable years of a Participant prior to the Effective Date of the Plan, or if otherwise permitted by the Plan, such contributions shall continue to be held in a separate Account hereunder. Said contributions by a Participant and earnings thereon will be fully and immediately vested in the Participant. In the event a Participant has proved to the Plan



                                      4-25

Administrator the existence of financial necessity and has obtained the express, written approval of the Plan Administrator, such Participant shall, upon 30 days' written notice to the Trustee, be entitled to withdraw from the Trust an amount not to exceed his nondeductible voluntary contributions plus the gains or earnings and minus the losses or costs properly allocable thereto; provided that for the purposes of such withdrawal the value of such nondeductible voluntary contributions plus the gains or earnings and minus the losses or costs properly allocable thereto shall be the value as of the Valuation Date immediately preceding the date on which said 30 days' notice is given. No forfeitures will occur solely as a result of a Participant's withdrawal of nondeductible voluntary employee contributions.

4.9 Deductible Voluntary Employee Contributions - No deductible voluntary employee contributions shall be permitted hereunder. With respect to deductible voluntary employee contributions made for taxable years of a Participant beginning prior to December 31, 1986, such contributions shall continue to be held in a separate Account hereunder and shall not be invested in life insurance contracts. Said contributions by a Participant and earnings thereon will be fully and immediately vested in the Participant and be nonforfeitable. In addition, no distributions of amounts attributable to a Participant's accumulated deductible voluntary employee contributions shall be made hereunder except for the following reasons:

          A. Such Participant's attainment of 59 1/2years of age or at any time thereafter;

          B.   Such Participant's death;

          C.   Such Participant's Disability Retirement;

          D.   Such Participant's Separation from Service;

          E.   Termination of the Plan;



                                      4-26

          F. Such Participant's submission to the Plan Administrator of a written request, in a form satisfactory to the Plan Administrator, to withdraw a designated amount of such Participant's accumulated deductible voluntary employee contributions, provided no prior withdrawals of such nature have been made by such Participant within such calendar year, which request shall contain a declaration of such Participant's intention as to the disposition of the amount sought to be withdrawn, and provided further that such request is approved by the Plan Administrator.

                  Except as otherwise hereinabove provided, amounts attributable to a Participant's accumulated deductible voluntary employee contributions shall be distributed to such Participant by the Trustee only in accordance with the provisions of Article 10 hereof.

4.10 Contribution Limit on Owner-Employees - Contributions on behalf of any Owner-Employee may be made only with respect to the Earned Income of such Owner-Employee which is derived from the trade or business with respect to which the Plan is established.



                                      4-27

                                    ARTICLE 5
                               PLAN ADMINISTRATION

5.1 Designation of Plan Administrator - The Company shall designate a Plan Administrator who shall administer the Plan and shall have such powers and duties as shall be necessary to accomplish the purposes thereof.

5.2 Powers and Duties of Plan Administrator - The powers and duties of the Plan Administrator shall include, but not be limited to, the following:

          A. The Plan Administrator shall be empowered to construe the terms of this Plan, and may make rules and regulations and prescribe procedures for the administration and interpretation of this Plan, provided that the same are not inconsistent with the terms and provisions hereof.

          B. The Plan Administrator shall have authority to determine any and all questions which may arise as to the eligibility or rights of any person hereunder, and any finding made in good faith shall be final and binding on all persons and parties whomsoever, except as may be otherwise provided by this Article 5.

          C. The Plan Administrator shall notify each Employee of his eligibility to participate in the Plan.

          D. The Plan Administrator may determine and advise the Trustee, in writing, how all or any portion of the Trust Estate shall be invested and reinvested, and, to the extent the Plan Administrator exercises such investment authority it shall have the rights and be subject to the duties relative to investments to which the Trustee is subject in accordance with Article 11 hereof.

          E. The Plan Administrator shall keep records containing all relevant data pertaining to the operation and administration of the Plan, and the Plan Administrator, annually, at or prior to the time of payment of Company's contribution for a Fiscal Year pursuant to
               Section 4.4 hereof, shall prepare and deliver to the Trustee a list of Employees who were Participants for such Fiscal Year. Such list shall set forth and certify the Compensation received by each such Employee for such Fiscal Year, the Years of Service completed by each Employee at the close of such Fiscal Year, the share of each Participant in Company's Contributions (including Elective and Non-Elective Contributions if Company elects to have the 401(k) provisions



                                      5-1
               hereof apply) in accordance with the provisions of Articles 4 and 6 hereof, amount of a Participant's rollover contributions, if any, and such other information as may be requested by the Trustee from the Plan Administrator.

          F. The Plan Administrator shall authorize the Trustee (i) to make any interim valuation of the Trust Estate, in accordance with
               Section 6.9 hereof, (ii) to provide that benefit payments be made from the Trust to persons entitled thereto, and (iii) as required, to pay fees and expenses from the Trust Estate.

          G. The Plan Administrator may authorize the Trustee to compromise and adjust any and all claims in favor of or against the Trust, whether such claims shall be in litigation or not, upon such terms as the Plan Administrator shall consider advisable and the Trustee shall be fully protected by reason of any action taken pursuant to such authorization.

          H. The Plan Administrator shall at the appropriate times furnish to an Employee, Participant or Inactive Participant, as the case may be, such of the following as may be appropriate:

               i. If the Company elects to have the 401(k) provisions hereof apply, Salary Reduction Agreement and, if applicable, notice as to the Matching Percentage and Matching Ceiling to be effective with respect thereto.

               ii.  Beneficiary Designation form.

               iii. Explanation of Qualified Preretirement Survivor Annuity and
                    related election forms.

               iv. Explanation of Qualified Joint & Survivor Annuity and related election forms.

               v.   Summary Plan Description.

               vi. Explanation of procedure for determining whether a domestic relations order constitutes a Qualified Domestic Relations Order.

               vii. Explanation of claim denial and review procedure.

               viii. Any other form or document required to be provided by the
                    Plan Administrator to any one of such persons hereunder, such as the Summary Annual Report.



                                      5-2

     I. The Plan Administrator shall file such reports, statements, notices, schedules, and documents with the appropriate governmental agencies as may be required by law.

     J. The Plan Administrator may appoint an investment manager or managers (each of whom shall be registered as an Investment Adviser under the Investment Advisers Act of 1940, an insurance company qualified to perform investment services under the laws of more than one State of the United States, or a bank, and each of whom shall acknowledge in writing that he is a Fiduciary hereunder) to manage (including the power to acquire and dispose of) the Trust Estate, or any portion thereof, subject to the same powers and duties to which the Trustee is subject; and Trustee shall not be liable for the acts or omissions of such investment manager or managers.

     K. The Plan Administrator may employ one or more persons to render advice with regard to any responsibility of the Plan Administrator under the Plan, including consultation with counsel (who may be counsel for Company) selected by it. The opinion of such counsel shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the Plan Administrator in good faith in accordance therewith.

5.3 Limitation on Discretionary Actions - Any discretionary actions to be taken under the terms and provisions of this Plan by the Plan Administrator shall be uniform in their nature and application to all those similarly situated, and no discretionary acts shall be taken which shall be discriminatory under the provisions of the Code relating to qualified employees' retirement trusts as such provisions now exist or may from time to time be amended. It is the intention of the Company that the Plan and Trust shall at all times be components of a program satisfying the provisions of Code Sections 401(a) (and 401(k), if the Company elects to have the 401(k) provisions hereof apply, and 105(c), if the Company elects to have the 105(c) accident and health plan provisions hereof apply), or any substantially similar provisions of any later Internal Revenue Code.

5.4 Claims Procedure - Any claim by a Participant, Inactive Participant, Beneficiary, or the authorized representative of any of the foregoing (all of whom are hereafter collectively



                                      5-3
referred to in this Section 5.4 as "Claimant") for a Plan benefit shall be in writing and delivered to the Plan Administrator.

     If the Plan Administrator denies the claim in whole or in part, it shall furnish written notice of such decision to Claimant not later than 90 days from the time the claim is received; provided, however, if special circumstances warrant, the Plan Administrator may extend the time for processing the claim by so notifying Claimant in writing within said 90 days, specifying the special circumstances requiring the extension of time and the date by which a final decision is expected. In no event may the extension period exceed 90 days from the end of the initial 90-day period.

     The written notice of denial of claim shall set forth the specific reason(s) for denial; the pertinent Plan provision(s) on which the denial is based; a description of any additional material or information necessary for perfection of the claim and an explanation of why such material or information is necessary; and information for instituting the review procedure.

     If no notice of denial is furnished to Claimant within 90 days from the date the claim is received by the Plan Administrator, as extended as provided above, the claim shall be deemed denied and Claimant may proceed to the review procedure.

     Claimant shall have 60 days after receipt of the notice of denial of the claim to make a written request to the Company's Board of Directors if Company is a corporation or such committee or person as will have been appointed by the Company (such Board of Directors, committee or person, hereinafter referred to as the Review Committee) for a review of the claim. In connection with such request, Claimant shall be entitled to review pertinent documents and



                                      5-4
submit written issues and comments. If no request for review is made within said 60 days, the determination of the Plan Administrator shall be final and conclusive.

     The Review Committee's written decision on review shall be made and furnished to Claimant within 60 days after receipt of the request for review unless special circumstances require an extension for processing the claim, in which case Claimant shall be so notified in writing prior to the commencement of the extension. In no event shall the Review Committee render its decision later than 120 days after receipt of a request for review.

     The written decision on review shall set forth the specific reason(s) for the decision as well as pertinent Plan provision(s) on which the decision is based. If a decision on review is not furnished within the prescribed time period, the claim shall be deemed denied on review.

     A Claimant shall not pursue any other legal remedies he may have with respect to the denial of a Plan benefit unless and until Claimant has exhausted all procedures set forth in this Section 5.4.

5.5 Matters Relating to Plan Administration - Any member of a formally established administrative committee, appointed by the Company as the Plan Administrator, shall not have any right to decide any matter relating solely to himself or to any of his rights or benefits under this Plan; these decisions shall be made by the other members of such committee or by an individual appointed by the Company.

5.6 Resignation or Removal of Plan Administrator - The Plan Administrator, or any member of an administrative committee acting as Plan Administrator, may resign by giving written notice to the Company not less than fifteen (15) days before the effective date of his resignation; provided, however, that such notice requirement may be waived by the Company.



                                      5-5

The Plan Administrator, or any member of an administrative committee acting as Plan Administrator, may be removed at any time, with or without cause, by the Company, and the Company shall fill the vacancy as soon as is reasonably possible after the vacancy occurs. Until a new appointment is made, the Company shall have full authority to act as the Plan Administrator.



                                      5-6

                                    ARTICLE 6

                      PARTICIPANTS' ACCOUNTS, ALLOCATION OF
                  CONTRIBUTIONS AND FORFEITURES, AND VALUATION

6.1 Establishment and Maintenance of Accounts.

     A. Profit-Sharing (Non-401(k)) and Money Purchase Pension Plans. The Trustee shall maintain a separate Account for each Participant and, if applicable, additional Accounts for non-deductible voluntary contributions, deductible voluntary employee contributions and/or rollover contributions of a Participant, and shall credit to such Account(s) the amounts certified under paragraph 5.2-E. hereof, but the Trustee shall not be required to establish a separate trust for each Participant or to allocate the assets of the Trust to such separate Accounts. Annually thereafter, upon receipt of the annual contribution by Company, and of any rollover contributions, the Trustee shall open new Accounts for new Participants (including a new Account for any additional benefits earned by a former Participant who again becomes a Participant hereunder after experiencing 5 consecutive One-Year Breaks in Service and forfeiting all or a portion of his prior Accrued Benefit hereunder) and shall credit the Accounts of the Participants with the amounts certified under paragraph 5.2-E. hereof. To the extent that the provisions of Section
11.12 hereof apply, the Trustee shall also maintain sub-accounts reflecting the participation of such Account(s) in the various investments pursuant to the designations filed by such Participants.

     B. Profit-Sharing/401(k) Plans - The Trustee shall maintain a separate Non-Elective Contribution Account (with sub-accounts to reflect discretionary contributions, if any, and Matching Contributions, if any) for each Participant and, if applicable, additional Accounts



                                      6-1
for Elective Contributions (including sub-accounts to reflect Qualified Matching Contributions and Fail-Safe Contributions), non-deductible voluntary contributions, deductible voluntary employee contributions and/or rollover contributions of a Participant, and shall credit to such Account(s) the amounts certified under paragraph 5.2-E. hereof, but the Trustee shall not be required to establish a separate trust for each Participant or to allocate the assets of the Trust to such separate Accounts. Annually thereafter, upon receipt of the annual Elective and Non-Elective Contribution by Company, and of any rollover contributions, the Trustee shall open new Accounts for new Participants (including a new Account for any additional benefits earned by a former Participant who again becomes a Participant hereunder after experiencing 5 consecutive One-Year Breaks in Service and forfeiting all or a portion of his prior Accrued Benefit hereunder) and shall credit the Accounts of the Participants with the amounts certified under paragraph 5.2-E. hereof. To the extent that the provisions of Section 11.12 hereof apply, the Trustee shall also maintain sub-accounts reflecting the participation of such Account(s) in the various investments pursuant to the designations filed by such Participants.

6.2 Allocation of Contributions

     A. Profit-Sharing/401(k) Plans.

     i. Allocation of Elective Contributions - With respect to each Plan Year, the Trustee shall credit to the Elective Contribution Account (including sub-accounts to reflect Qualified Matching Contributions and Fail-Safe Contributions) of each Participant those amounts contributed by Company with respect to such Participant pursuant to Section 4.1 and Section 4.2-A. hereof (as limited by Sections 4.2-B. and 4.2-C. hereof).



                                      6-2

     ii. Allocation of Non-Elective Contributions - With respect to each Plan Year, the Trustee shall credit to the Non-Elective Contribution Account (including sub-accounts to reflect the types of Non-Elective Contributions, being discretionary contributions, if applicable, and Matching Contributions) of each Participant (or Inactive Participant) the following:

          a. The amount of the Company's Matching Contribution made with respect to such Participant pursuant to paragraph 4.1-E. and
               Section 4.3-A. hereof, not including those amounts designated as Qualified Matching Contributions in accordance with paragraph 4.1-E. hereof; plus

          b. If a Participant is entitled to an adjustment of his Account(s) pursuant to Section 4.1-B hereof, that portion of the Company's contribution as is necessary for such Participant to be credited with his rightful interest, in accordance with Section 6.5 hereof, shall be allocated to such Participant's Account.

          c. If a Participant is entitled to recoup any previously forfeited portion of his Accrued Benefit pursuant to Sections 9.4 or 12.4 hereof (unadjusted by any subsequent gains and losses), that portion of the Company's contribution necessary for such Participant to recoup his previously forfeited Accrued Benefit shall be allocated to such Participant's Account.

          d. As of the end of each Plan Year for which Company makes any discretionary contribution hereunder pursuant to paragraph 4.1-A. hereof, if Company has designated any amount of such contribution as a "Fail-Safe Contribution" in accordance with paragraph 4.1-D. hereof, such amount designated as a Fail-Safe Contribution shall be allocated among the Non-Highly Compensated Employees such that, when considered along with any distributions made to Highly Compensated Employees pursuant to Section 4.2-C. hereof, all or a portion of the Elective Contributions, if any, made by the Highly Compensated Employees hereunder, as provided pursuant to Section 4.2-A. hereof, will be within the limitation on Elective Contributions contained in Section 4.2-C. hereof.



                                      6-3

          e. As of the end of each Plan Year for which Company makes any discretionary contribution hereunder pursuant to paragraph 4.1-A. hereof, and after taking into account the amount of such contribution treated as a Fail-Safe Contribution in accordance with paragraph 4.1-D. and paragraph 6.2-A-ii-d. hereof, if such Participant is, or Inactive Participant is deemed to be (pursuant to Sections 6.3 or 6.4 hereof), a Participant on the last day of the Plan Year and has completed a Year of Service with respect to such Plan Year (except to the extent as may be provided hereinafter, by Sections 6.3 or 6.4 hereof, or pursuant to Items IV(B) and IV(C) of the Adoption Agreement), an amount determined in accordance with Item IV(D) of the Adoption Agreement.

     B. Profit-Sharing (Non-401(k)) Plans - As of the end of each Plan Year for which Company makes a contribution hereunder, the Trustee shall credit to the Account of each Participant (or Inactive Participant) the following:

     i. If a Participant is entitled to an adjustment of his Account(s) pursuant to Section 4.1-B hereof, because that portion of the Company's contribution as is necessary for such Participant to be credited with his rightful interest, in accordance with Section 6.5 hereof, shall be allocated to such Participant's Account.

     ii. If a Participant is entitled to recoup any previously forfeited portion of his Accrued Benefit pursuant to Sections 9.4 or 12.4 hereof (unadjusted by any subsequent gains and losses), that portion of the Company's discretionary contribution necessary for such Participant to recoup his previously forfeited Accrued Benefit shall be allocated to such Participant's Account.

     iii. As of the end of each Plan Year for which Company makes any discretionary contribution hereunder pursuant to paragraph 4.1-A. hereof, if such Participant is, or Inactive Participant is deemed to be (pursuant to Sections 6.3 or 6.4 hereof or pursuant to Item IV(B) of the Adoption Agreement), a Participant on the last day of the Plan Year and has completed a Year of Service with respect to such Plan Year (except to the extent as may be provided hereinafter, by Sections
          6.3 or 6.4 hereof or pursuant to Items IV(B) or IV(C) of the Adoption Agreement), an amount determined in accordance with Item IV(D) of the Adoption Agreement.



                                      6-4

     C. Money Purchase Pension Plans - As of the end of each Plan Year, the Trustee shall credit its contribution to the Account of each Participant (or Inactive Participant), as follows:

     i. First, if such Participant is, or Inactive Participant is deemed to be (pursuant to Sections 6.3 or 6.4 hereof), a Participant on the last day of the Plan Year and has completed a Year of Service with respect to such Plan Year (except to the extent as may be provided hereinafter, by Sections 6.3 or 6.4 hereof or pursuant to Item IV(B) or IV(C) of the Adoption Agreement), an amount determined in accordance with Item IV(A) of the Adoption Agreement, provided that no amounts shall be credited in excess of the amounts actually deemed paid by Company for such Plan Year.

     ii. Second, if a Participant is entitled to an adjustment of his Account(s) pursuant to Section 4.1-B hereof, that amount of additional Company contribution to be made in accordance with Section 4.1-B. as is necessary for such Participant to be credited with his rightful interest, in accordance with Section 6.5 hereof, shall be allocated to such Participant's Account.

     iii. Third, if a Participant is entitled to recoup any previously forfeited portion of his Accrued Benefit pursuant to Sections 9.4 or 12.4 hereof (unadjusted by any subsequent gains and losses), that amount of additional Company contribution to be made in accordance with Section 4.1-C. necessary for such Participant to recoup his previously forfeited Accrued Benefit shall be allocated to such Participant's Account.

6.3 Circumstances Under Which Contribution Allocation Made to Inactive Participant - Except as otherwise provided in Section 6.4 hereof, an Inactive Participant shall not be credited with a share of the contribution made by Company for the Plan Year in which he is or became inactive if he is not a Participant on the last day of such Plan Year and has not completed a Year of Service with respect to such Plan Year, unless otherwise elected in Item IV(B) of the Adoption Agreement.



                                      6-5

6.4 Overriding Rule as to Benefit Accruals for Certain Participants and Inactive Participants for Code Section 410(b) Compliance - If, with respect to any particular Plan Year, this Plan intends to satisfy the minimum coverage requirements imposed by Code Section 410(b)(1)(A) or 410(b)(1)(B) and the regulations promulgated thereunder (hereinafter referred to as the "410(b) Rules"), and this Plan should fail to satisfy such 410(b) Rules, then the 1,000 Hours of Service requirement for benefit accrual purposes contained in Section 1.34-C. hereof shall be deemed modified with respect to such Plan Year to include for benefit accrual purposes that number of Non-Highly Compensated Employees in the employ of Company at the end of such Plan Year and participating hereunder, determined in descending order by reference to their completed number of Hours of Service with respect to such Plan Year, as is required in order for this Plan to so satisfy such 410(b) Rules with respect to such Plan Year.

     If the modification provided for in the first paragraph of this Section 6.4 is insufficient to so satisfy such 410(b) Rules, then, in addition thereto,
Section 6.3 hereof shall be deemed modified to permit a benefit accrual hereunder by that additional number of former Non-Highly Compensated Employees who were participating hereunder prior to their Separation from Service in such Plan Year, determined in ascending order by reference to their completed number of Hours of Service (in excess of 500 Hours of Service) with respect to such Plan Year, as is required in order for this Plan to so satisfy such 410(b) Rules.

6.5 Corrective Adjustments - If, in any Plan Year:

          A. A qualification failure is detected that the Company determines to correct pursuant to the Employee Plan Compliance Resolution System, or any successor program, the Company will make the appropriate correction.



                                      6-6

          B. Any person who should not have been included as a Participant hereunder or whose Account(s) hereunder should have been credited with a lesser allocation of any amounts hereunder is erroneously included or credited with amounts and discovery of such erroneous inclusion or allocation is not made until after the allocations with respect to such Plan Year have been made, then the Company, at its sole discretion, shall advise the Plan Administrator either: (i) to return to Company that portion of such allocation as is attributable to the contribution of Company made by reason of a mistake in fact (to the extent permitted pursuant to Section
               2.3 hereof) and to treat any balance as a forfeiture with respect to the Plan Year in which such discovery is made; (ii) to treat such entire amount as such a forfeiture with respect to the Plan Year in which such discovery is made; or (iii) to reallocate such entire amount for the Plan Year at issue.

6.6 Determination of Accrued Benefits Between Valuation Dates.

     A. Profit-Sharing/401(k) Plans - Between Valuation Dates, the Accrued Benefit of each Participant (or Beneficiary of a deceased Participant) shall be his Account(s) as adjusted at the last Valuation Date, plus any Elective Contributions (and Matching Contributions, if applicable pursuant to Section 4.3 hereof and Item IV-A(B) of the Adoption Agreement) and any additional contributions made by such Participant, less any distributions made to him or his Beneficiary, since the last Valuation Date.

     B. Profit-Sharing (Non-401(k)) and Money Purchase Pension Plans - Between Valuation Dates, the Accrued Benefit of each Participant (or Beneficiary of a deceased Participant) shall be his Account(s) as adjusted at the last Valuation Date, plus any additional contributions made by such Participant, less any distributions made to him or his Beneficiary, since the last Valuation Date.

6.7 Treatment and Allocation of Forfeitures - As of the end of each Plan Year, the Trustee shall determine the total amount of forfeitures from the Accounts of Participants in accordance with Item VII(A) of the Adoption Agreement, and those forfeitures pursuant to



                                      6-7
paragraph 4.3-B. hereof and shall allocate such amounts in accordance with Item VII(B) and VII(C) of the Adoption Agreement.

6.8 Limitation on Annual Additions - Notwithstanding anything to the contrary contained in this Article 6, the following limitations shall apply:

6.8.1 In no event shall the Annual Additions to a Participant's Account with respect to any Limitation Year exceed the "Maximum Permissible Amount", which is the lesser of:

          A.   $30,000, or

          B. 25% of such Participant's Compensation. This 25% of Compensation limitation shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(1)(1) or 419A(d)(2).

     The Maximum Permissible Amount shall be automatically adjusted to reflect any changes thereto subsequently permitted or prescribed by law. Prior to determining the Participant's actual compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's actual Compensation for the Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the dollar limit with respect to the Maximum Permissible Amount to be applied with respect to such short Limitation Year shall not exceed $30,000 (as such dollar limit may,



                                      6-8
from time to time, be automatically adjusted) multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

6.8.2 For purposes of applying the limitations of Code Section 415, the following words and phrases shall have the following meanings:

     A. "Annual Additions" means the increase to a Participant's Account(s) for the particular Limitation Year under consideration by reason of:

          i. Contributions made by Employer (including, in the case of a 401(k) plan, Elective and Non-Elective Contributions, including Excessive Deferrals, Excess Contributions including recharacterized amounts and Excess Aggregate Contributions); provided, however, that amounts credited to a Participant's Account(s) pursuant to paragraph 6.2-A(ii)(b), 6.2-B(i) or 6.2-C(ii) hereof shall be excluded, except that such amounts so credited pursuant to paragraph 4.1-B. hereof shall be included with respect to the Limitation Year to which it relates;

          ii.  Forfeitures;

          iii. Employee contributions;

          iv. Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer;

          v.   Allocations under a simplified employee pension;

          vi. Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code Section 4l9A(d)(3)) under a welfare benefit fund (as defined in Code
               Section 419(e)) maintained by the Company; and

          vii. Any Excess Amount applied, under Section 6.8.5 hereof, in the Limitation Year to reduce Company contributions will be considered Annual Additions for such Limitation Year.




                                      6-9

          For purposes of subparagraph (iii) hereof, Employee contributions are determined without regard to any contributions to a qualified cost-of-living arrangement (as defined in Code Section 415(k)(2)); or any transfers of funds from one qualified plan to another; or any rollover contributions (as defined in Code Sections 402(c), 402(e), 403(a)(4), 403(b)(8) and 408(d)(3)); or any repayments of loans made by a Participant hereunder; or any repayments of distributions in accordance with the buy-back rules of Code Section 411(a)(7)(C); or any repayments of withdrawn mandatory contributions pursuant to Code
          Section 411(a)(3)(D); or any employee contributions to a simplified employee pension allowed as a deduction under Code Section 219(a).

     B. "Compensation" means, for purposes of this Section 6.8, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and effective for Plan Years beginning after December 31, 1997, including any elective deferrals as defined in Code Section 402(g)(3), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 132(f) or 457. Compensation for purposes of this Section 6.8 shall exclude the following:

          i. Employer contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed (other than those described above), or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

          ii. Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          iii. Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and



                                      6-10

          iv. Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludible from the gross income of the employee).

     For any self-employed individual compensation will mean earned income.

          For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this article, compensation for a Limitation Year is the compensation actually paid or includible in gross income during such Limitation Year. Notwithstanding the preceding sentence, compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; for Limitation Years beginning before January 1, 1997, such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

     C. "Defined benefit fraction" means a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b). For this purpose, highest average compensation means the average compensation for the three consecutive calendar years of service with the Employer that produces the highest average.

          Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the



                                      6-11
          aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

     D. "Defined contribution fraction" means a fraction, the numerator of which is the sum of the Annual Addition as to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Code Section 419(e), individual medical benefit accounts, as defined in Code Section 415(1)(2), and simplified employee pensions, as defined in Code Section 408(k), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) or 35 percent of the Participant's compensation for such year.

          If the Employee was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

          The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

     E. "Employer" means the Company and all members of a controlled group of corporations (as defined in Code Section 414(b), as modified by Code
          Section 415(h)); all commonly controlled trades or businesses whether or not incorporated (as defined in Code Section 414(c), as modified by Code



                                      6-12

          Section 415(h)); all affiliated service groups (as defined in Code
          Section 414(m)) of which Company is a part; or any other entity required to be aggregated with Company pursuant to Code Section 414(o) and the regulations thereunder.

     F. "Limitation Year" means the calendar year, or the 12 consecutive month period elected by the Company in Item I(F) of the Adoption Agreement. To the extent required by law, all qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

     G. "Excess Amount" means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

     H. "Projected Annual Benefit" means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity (such straight life annuity being an annuity payable in equal installments for the life of the Participant that terminates upon the Participant's death) if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

          i. The Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

          ii. The Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

6.8.3 If the Participant does not participate in, and has never participated in, another qualified plan, a welfare benefit fund, as defined in Code Section 419(e), an individual medical account, as defined in Code Section 415(1)(2), or a simplified employee pension, as defined in Code Section 408(k), maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in the Plan. If the Company contribution that would otherwise be


                                      6-13
contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

6.8.4 If the Participant is covered under another qualified master or prototype defined contribution plan, a welfare benefit fund, as defined in Code Section 419(e), an individual medical account, as defined in Code Section 415(1)(2), or a simplified employee pension, as defined in Code Section 408(k), maintained by the Employer during the Limitation Year, which provides an Annual Addition, the Annual Additions which may be credited to a Participant's Accounts under such aggregated plans for any Limitation Year shall not exceed the Maximum Permissible Amount. If a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Annual Additions attributable to a simplified employee pension, welfare benefit fund, or individual medical account will be deemed to have been allocated first (in the order such plans are so listed) and the Annual Additions attributable to a plan subject to Code Section 412 shall be deemed to have been next allocated, regardless of the actual allocation dates. Thereafter, the Excess Amount shall be deemed to consist of the Annual Additions last allocated; provided, however, that if an Excess Amount is allocable to a Participant on an allocation date of the Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of paragraph A. multiplied by paragraph B., as follows:

     A.   The total Excess Amount allocated as of such date;

     B.   The ratio of:



                                      6-14

          i. The Annual Additions allocable to the Participant for the Limitation Year as of such date under this Plan to

          ii. The total Annual Additions allocable to the Participant for the Limitation Year as of such date under this Plan and all the other such plans.

If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a master or prototype plan, Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with this Section 6.8.4 as though the other plan were a master or prototype plan unless the Employer provides other limitation in Item XII(A) of the Adoption Agreement.

6.8.5 If there is an Excess Amount under subsection 6.8.3 or subsection 6.8.4, or as a result of the allocation of forfeitures, such Excess Amount shall be disposed of as follows:

     A. Any nondeductible voluntary employee contributions will be returned to the Participant, along with any earnings attributable thereto;

     B. If after the application of paragraph A. an Excess Amount still exists, then unless otherwise indicated in Item XII(A)(ii) of the Adoption Agreement, any Elective Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be distributed to the Participant;

     C. If after the application of paragraph B. an Excess Amount still exists, then so much of the forfeitures and/or Company contribution as created such Excess Amount shall not be allocated to the Participant's Account, but, instead, forfeitures (and any earnings thereon) shall be reallocated first and then, if necessary, Company contributions (and any earnings thereon) shall be reallocated to the Accounts of other Participants, who are entitled to share in such forfeitures and contributions, respectively, in the same manner as prescribed by paragraphs 6.2-A.(ii)(e), 6-2-B.(iii) or 6.2-C.(i) and Section 6.7 hereof, except that such Participant shall not be deemed to be a Participant for purposes of such reallocation.

     D. If after the application of paragraph C. an Excess Amount still exists, the Excess Amount remaining shall be held unallocated in a suspense account and shall be applied to reduce future Company contributions (including



                                      6-15
          allocation of any forfeitures) with respect to all remaining Participants in the next Limitation Year, and each succeeding Limitation Year, if necessary; provided, however, that any suspense account so created shall not participate in the allocation of any Trust earnings or gains and losses or costs. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before any Employer or Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

     E. In the event of the termination of the Plan, any funds remaining in the suspense account which may not then be allocated to any Participant's Account shall revert to the Company.

Such Excess Amount will be considered an Annual Addition in the Limitation Year in which such Excess Amount is applied to reduce Company contributions.

6.8.6 If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction shall not exceed 1.0 in any Limitation Year, and, to the extent necessary, the Participant's Annual Additions otherwise allocable hereunder shall be limited or eliminated, as the case may be, to reduce the Defined Contribution Plan Fraction such that when added to the Defined Benefit Plan Fraction their sum does not exceed 1.0 with respect to the Limitation Year. Unless otherwise indicated in
Item XII(B) of the Adoption Agreement, this Section 6.8.6 shall not apply for Limitation Years beginning on or after January 1, 2000.

6.8.7 The limitations contained herein are intended to comply with the provisions of Code Section 415 pertaining to plans of this type.

6.9 Valuation of Trust and Adjustment of Accounts - The Trustee, as of the end of each Plan Year but prior to the allocation of Company contributions and forfeitures, and at such



                                      6-16
other times as elected in Item II(J) of the Adoption Agreement, shall revalue the Trust, including all net income received during the Plan Year or since the latest effective Valuation Date prior thereto. With respect to those Accounts for which Participants do not direct investments, to reflect the value thus determined, the Trustee shall adjust such Account(s) of each Participant and Inactive Participant in the same proportion that the balance of each such Account bears to the total of all such Account balances as of such latest prior effective Valuation Date; provided, however, in the event the Company has elected in Item XI(D) of the Adoption Agreement to permit the Trustee to make loans to Participants, in accordance with Section 11.9 and Article 19 hereof, if any Participant or Inactive Participant has a loan from the Plan outstanding during such Plan Year that portion of such Participant's or Inactive Participant's Accrued Benefit equivalent to the principal balance of such loan, as from time to time outstanding, shall be treated in the manner indicated in
Item XI(D) of the Adoption Agreement. With respect to those Accounts for which Participants do direct investments, each such Account shall be adjusted as of each Valuation Date to reflect the earnings, gains, losses and/or costs, as well as any appreciation or depreciation in market value, properly allocable thereto. All assets of the Trust shall be valued at their fair market value on the Valuation Date.

6.10 Statement to Participants and Inactive Participants - The Trustee or Plan Administrator may furnish to each Participant and Inactive Participant a statement showing the Accrued Benefit in his Account(s) at the close of each Plan Year or at any time the Plan Administrator deems appropriate, as adjusted in accordance with the provisions of this Article 6. In addition, as to each Participant, such statement may also indicate his nonforfeitable percentage as of the close of such Plan Year under consideration as determined pursuant to
Article 9 hereof



                                      6-17
and the Annual Addition to his Account and its components. Upon the request of a Participant, the Plan Administrator shall also furnish such Participant with such of the following information as may be requested: the Compensation upon which the allocation was made to his Account and the Years of Service upon which his vested interest was determined. A Participant, Inactive Participant and Beneficiary shall have the right to request the Plan Administrator to provide a statement reflecting his Accrued Benefit and vested rights not more frequently than once per Plan Year.

6.11 Timing of Reports and Statements - All reports and statements required to be furnished by Company, the Plan Administrator or the Trustee hereunder shall be furnished as soon as administratively practicable.

6.12 Timing of Acquisition by Participants of Rights in and to Contributions, Forfeitures and Trust Income - No Participant shall acquire any vested interest in any income, forfeitures, contributions of Company, or other increment prior to the allocation thereof and then only to the extent provided for hereunder.




                                      6-18

                                    ARTICLE 7

                           DISTRIBUTIONS ON RETIREMENT
                                 AND DISABILITY

7.1 Retirement - Upon reaching his Normal Retirement Date, a Participant may retire. In the event such Participant remains in the employ of Company after having reached his Normal Retirement Date, such Participant shall continue to be a Participant for all the purposes hereof through the Plan Year of actual retirement.

     In addition, if the Company so elects pursuant to Item II(G) of the Adoption Agreement, a Participant who has satisfied the Early Retirement requirements may retire from the employ of Company as of the first day of any month following attainment of Early Retirement Age and cease to be a Participant before his Normal Retirement Date.

     Upon the Participant's attainment of his Normal Retirement Age or Early Retirement Age, if applicable, such Participant shall have a fully vested interest in, and a nonforfeitable right to, his entire Accrued Benefit. Such vested amount shall be distributed to such Participant by the Trustee only in accordance with the provisions of Article 10 hereof.

7.2 Disability Benefits - In the event of the Disability Retirement of a Participant, such Participant shall be entitled to the entire Accrued Benefit in his Account(s), unless otherwise indicated in Item VIII(C) of the Adoption Agreement. If the Company elects to define Disability to include the permanent loss or loss of use of a member or function of his body, as indicated in Item II(D) of the Adoption Agreement, such Participant shall become vested in and entitled to such percentage of his Accrued Benefit (other than amounts attributable to Elective



                                      7-1

Contributions, Qualified Matching Contributions and Fail-Safe Contributions, if applicable) as determined by the following schedule:

                                                          Disability Amount
         For Loss or Loss of Use Of                       of Accrued Benefit
         --------------------------                       ------------------

         One Hand                                                   25%
         One Foot                                                   25%
         Sight in One Eye                                           25%
         Hearing in One Ear                                         25%
         One Hand and One Foot                                      35%
         One Hand and Sight in One Eye                              35%
         One Foot and Sight in One Eye                              35%
         One Hand and Hearing in One Ear                            35%
         One Foot and Hearing in One Ear                            35%
         Sight in One Eye and Hearing in One Ear                    35%
         Both Hands                                                 45%
         Both Feet                                                  45%
         Sight in Both Eyes                                         45%
         Hearing in Both Ears                                       45%

In the event that a Participant should suffer an injury of a similar nature to those scheduled or other condition caused by injury or illness that results in a substantially comparable degree of severe permanent impairment and which has a significant adverse impact on the Participant's quality of life (such as the loss of four fingers of one hand, impaired breathing due to lung cancer, permanent paralysis from Parkinson's Disease, etc.), then the Participant shall become vested in and entitled to that percentage of such of his Accrued Benefit as equates to the benefit for a scheduled loss to which such impairment is substantially comparable or, if none is comparable, to 45% of such Accrued Benefit. In no event shall a disabled Participant be entitled to more than his entire Accrued Benefit. The amount to be distributed to a Participant by the Trustee as a Disability Retirement benefit shall be made in accordance with the provisions of Article 10 hereof. The amount to be distributed to a Participant by the Trustee due to the



                                      7-2
permanent loss or loss of use of a member or function of the Participant's body shall be made as soon as administratively practicable and without regard to whether the Participant experiences a Separation from Service. Nothing contained in this Section 7.2 shall be construed as reducing the vesting percentage otherwise applicable pursuant to Section 9.1 hereof and Item VIII(A) of the Adoption Agreement with respect to a Participant qualifying for a distribution under this Section 7.2.




                                      7-3

                                    ARTICLE 8
                              DISTRIBUTION ON DEATH

8.1 Death Benefit - Upon the death of a Participant prior to satisfying the requirements for retirement contained in Article 7 hereof, all amounts credited to such Participant's Account(s) shall become fully vested and be nonforfeitable, unless otherwise indicated in Item VIII(B) of the Adoption Agreement.

8.2 Distribution on Death.

     A. Profit-Sharing Plans and 401(k) Plans - Upon the death of a Participant or Inactive Participant, any undistributed portion of his nonforfeitable Accrued Benefit (reduced by that portion of any security interest, held by the Trustee with respect to any loan(s) outstanding (if applicable) to such Participant, necessary to satisfy such indebtedness) shall be payable in full to his surviving spouse, or, if there is no surviving spouse or the surviving spouse provides a valid consent, to a designated Beneficiary which distribution shall be in accordance with the provisions of Sections 10.1 and 10.2 hereof. For purposes of the preceding sentence, a spousal consent will be deemed valid only if it is in writing, acknowledges the effect thereof, and is witnessed by the Plan Administrator (or his representative) or a notary public.

     B. Money Purchase Pension Plans - Upon the death of a Participant or Inactive Participant, any undistributed portion of his nonforfeitable Accrued Benefit (reduced by that portion of any security interest held by the Trustee with respect to any loan(s) outstanding (if applicable) to such Participant, necessary to satisfy such indebtedness) shall be payable in accordance with Sections 10.2 and 10.3 hereof.



                                      8-1

8.3 Beneficiary Designation - Any Participant or Inactive Participant may from time to time designate in a writing delivered to the Plan Administrator, upon a form or forms provided by the Plan Administrator for such purpose, the Beneficiary or contingent Beneficiary who is to receive his interest in his Account(s) on the event of his death. With respect to a Profit-Sharing Plan and/or a 401(k) Plan, a designation of Beneficiary made by a Participant or Inactive Participant who is married shall not be valid after December 31, 1984, unless his spouse makes a valid consent thereto in the manner described in
Section 8.2 hereof, which consent may expressly and irrevocably permit designations by the Participant or Inactive Participant without any requirement of further consent of such spouse; provided, however, that such Beneficiary designation does not require spousal consent if he has designated his spouse as his sole primary Beneficiary. With respect to a Money Purchase Pension Plan, a designation of Beneficiary made by a Participant or Inactive Participant who is married shall not be valid unless his spouse makes a valid consent thereto in the manner described in paragraph 10.3.3-a. hereof; provided, however, that such Beneficiary designation does not require spousal consent if he has designated his spouse as his sole primary Beneficiary. Each Beneficiary designation may be amended, revoked or changed by the Participant or Inactive Participant at any time by written notice delivered to the Plan Administrator while an Employee of Company or after Separation from Service.

8.4 Lack of Beneficiary - If any part of the amount to which a Participant or Inactive Participant is entitled at the time of his death is payable to a Beneficiary or a contingent Beneficiary not then living, or if at the time of the death of such Participant or Inactive Participant no valid designation of a Beneficiary or contingent Beneficiary as to any part of such amount is then in effect or has been made, the Plan Administrator shall direct the Trustee to pay


                                      8-2
from the balance in the Account(s) of such deceased Participant or Inactive Participant that part of the amount as to which there is then no living Beneficiary or contingent Beneficiary or as to which no valid designation is in effect in the following order of priority to:

     A.   The surviving spouse of such deceased Participant or Inactive
          Participant;

     B. The surviving children (including adopted children) of such deceased Participant or Inactive Participant in equal shares;

     C. The surviving parents of such deceased Participant or Inactive Participant in equal shares;

     D. The surviving grandchildren (including adopted grandchildren) of such deceased Participant or Inactive Participant in equal shares;

     E. The surviving siblings (including adopted siblings) of such deceased Participant or Inactive Participant in equal shares;

     F.   The Representative of such deceased Participant or Inactive
          Participant.

Such distributions hereunder shall be made in accordance with the provisions of
Article 10 hereof.

8.5 Death of Beneficiary - If any Beneficiary shall die prior to the time when the entire amount to which he is entitled shall have been fully distributed to him, the Trustee shall distribute any balance remaining thereof, in accordance with the provisions of Article 10 hereof, to the person selected to be the recipient of such balance by the Beneficiary upon a form provided by the Plan Administrator for that purpose, and if such person be not living on the death of such Beneficiary or if no valid designation of such person shall have been made by the Beneficiary, then such amount shall be paid to the Representative of the deceased Beneficiary. Any such designation by a Beneficiary may be made, revoked, amended or changed by him at any time by filing written notice with the Plan Administrator.


                                      8-3

                                    ARTICLE 9
                    DISTRIBUTION ON TERMINATION OF EMPLOYMENT

9.1 Determination of Vested Interest - Except as otherwise provided in paragraphs 4.1-E. and 4.1-D. hereof (relating to full vesting of Qualified Matching Contributions and Elective and Fail-Safe Contributions respectively, if applicable), and in Section 9.5 hereof, in the event of termination of employment of a Participant for any reason other than death, retirement or Disability Retirement, such Participant shall have a vested interest (nonforfeitable right) in his Accrued Benefit derived from contributions made by Company, including Matching Contributions, if applicable, as indicated in Item IV-A(D) (with respect to Matching Contributions), including Actual Contribution Percentage Safe Harbor Contributions, if applicable as indicated in Item IV-B(B) of the Adoption Agreement and Item VIII of the Adoption Agreement.

     Such vested interest shall be distributed to such Participant by the Trustee in accordance with the provisions of Article 10 hereof and Item X of the Adoption Agreement. Subject to the applicability of Sections 9.3 and 9.4 hereof, that amount of a Participant's Account (Non-Elective Contribution Account with respect to a 401(k) Plan) which is not so vested shall be deemed forfeited and shall be treated in the manner prescribed by Article 6 hereof.

     In the event that in-service withdrawals are permitted in accordance with
Item X(H) of the Adoption Agreement, if a Participant or Inactive Participant who is not fully vested in his Accrued Benefit receives a distribution from his Account (Non-Elective Contribution



                                      9-1

Account with respect to a 401(k) Plan) hereunder pursuant to a withdrawal privilege, if permitted in accordance with Section 10.11 and Item X(H) of the Adoption Agreement, pursuant to the Disability Schedule set forth in Section 7.2 hereof and Item II(D) of the Adoption Agreement, or pursuant to the required minimum distribution rules of Code Section 401(a)(9) at a time when it is possible for him to earn additional vesting credit with respect to his Accrued Benefit by reason of continued employment, then, until such time as he either becomes fully vested in his Accrued Benefit or he forfeits any further interest in his Accrued Benefit, his nonforfeitable Accrued Benefit derived from Company contributions shall be determined at any relevant time by application of the following formula:

     X = VP(AB + D) - D

where: X is the vested amount at the relevant time; VP is his vested percentage at the relevant time; AB is the Account balance at the relevant time; and D is the amount of the distribution. 9.2 Years of Service for Vesting Purposes - In computing the period of service under the Plan for purposes of determining the nonforfeitable percentage under Section 9.1 hereof, all of an Employee's Years of Service with Company shall be taken into account, except those Years of Service indicated in Item VIII(D) of the Adoption Agreement shall be disregarded. In determining those Years of Service which are considered for vesting purposes, all service with the Company, whether or not such service was performed as a member of the eligible class of employees, shall be considered.

9.3 Cashing-Out Rule - Notwithstanding anything in Section 9.2 to the contrary, for purposes of determining the Employee's Accrued Benefit under the Plan, service performed by such Employee with respect to which he has received a distribution shall be disregarded if such distribution was paid to him under either of the following circumstances:



                                      9-2

     A. The payment was due to the termination of such Employee's participation in the Plan, constituted the present value of his entire nonforfeitable Accrued Benefit and that portion of the payment attributable to voluntary employee contributions, if any, and contributions made by Company did not exceed:

          i.   In Plan Years beginning before August 6, 1997, $3,500; or

          ii. In Plan Years beginning after August 5, 1997, $5,000, or such larger amount with respect to which a Participant may be cashed out under the Code as subsequently constituted.

     B. The payment was due to the termination of such Employee's participation in the Plan or due to other circumstances as provided by Treasury Regulation and constituted the present value of his nonforfeitable Accrued Benefit attributable to such service which he elected to receive with appropriate spousal consent, if applicable.

A Participant who terminates employment with no vested interest in the Plan shall be deemed cashed out as of the date of such termination of employment. That portion of the Accrued Benefit of such Employee which was not distributed to such Employee as nonforfeitable under this Section 9.3 shall be deemed a forfeiture, subject to recoupment under Section 9.4 hereof, and shall be treated in accordance with Section 6.7 hereof.

9.4 Recoupment (Buy-Back) Rule - An
Employee may avoid the application of Section 9.3 hereof if such Employee satisfies all of the following conditions:

     A. Received a distribution in any Plan Year which was less than the present value of his Accrued Benefit.

     B. Re-enters the employ of the Company (which employment is covered under the Plan).

     C.   Repays the full amount of such distribution prior to the following:

          i. In the case of a distribution on account of Separation from Service, before the earlier of five (5) years after the resumption of employment with the Company or experiencing five
               (5) consecutive One-Year Breaks in Service, commencing after the date of such distribution.


                                      9-3

          ii. In the case of any other distribution from an Account that is not fully vested, five (5) years after the date of distribution.

          Notwithstanding the above, with respect to Plan Years beginning prior to January 1, 1985, such repayment must have been accomplished prior to a single One-Year Break in Service.

If such Employee has satisfied the prerequisites of this Section 9.4 above listed, such Employee's Accrued Benefit shall be recomputed by taking into account the service so disregarded under Section 9.3 hereof, so that the portion of the Employee's Accrued Benefit which was forfeited at the time the distribution of his nonforfeitable Accrued Benefit was made shall be deemed recouped and added back (unadjusted by any subsequent gains and losses) to the nonforfeitable Accrued Benefit which such Employee repaid in order to arrive at the present value of such Employee's Accrued Benefit. In addition to the foregoing, if an Employee, who was deemed to receive a distribution pursuant to
Section 9.3 hereof, resumes employment covered under this Plan before incurring five (5) consecutive One-Year Breaks in Services, such Employee's Company-derived Account will be restored to the amount on the date of the deemed distribution.

9.5 Overriding Rule as to Determination of Vested Interest - Notwithstanding anything in Sections 9.1 and 9.2 hereof to the contrary:

     A. The vested percentage of a Participant in his Accrued Benefit derived from Company contributions shall in no event be reduced below such Participant's vested percentage earned at any point in time.

     B. If at any point in time the vesting schedule is amended, the nonforfeitable percentage of a Participant having not less than 3 Years of Service (5 Years of Service with respect to Plan Years beginning prior to January 1, 1989) shall be computed under that schedule which at all points in time provides such Participant with the greatest nonforfeitable percentage in his Accrued Benefit; provided, however, that in the event it is not possible to determine which schedule will be most favorable with respect to a particular Participant, such Participant having not less than 3 Years of Service (5 Years of Service with respect to Plan Years beginning prior to January 1, 1989) may, within a reasonable period of time after such


                                      9-4
          amendment, elect to have his nonforfeitable percentage computed pursuant to the vesting schedule as it existed prior to amendment. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be adopted and shall end on the latest of:

          i.   60 days after the amendment is adopted;

          ii.  60 days after the amendment becomes effective; or

          iii. 60 days after the Participant is issued written notice of the amendment by the Company or the Plan Administrator.




                                      9-5

                                   ARTICLE 10
                    METHOD AND MEDIUM OF PAYMENT OF BENEFITS

10.1 Method of Payment of Benefits - Generally - Except as otherwise provided in this Article 10, the distributions provided in Articles 7 and 9 hereof to be made to a Participant or Inactive Participant (hereinafter, for purposes of Sections 10.1 through 10.3 hereof, referred to as "Participant") and in Article 8 hereof to be made to Beneficiaries shall be made by the Trustee at the direction of the Plan Administrator in the manner described in Item X of the Adoption Agreement. In the event the Plan provides for optional forms of benefits and options relating to the timing of distributions, such that the provisions of Section 10.3 hereof apply, the Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the first day of the first period for which an amount is paid as an annuity or any other form. In such instances, the spouse must consent to any optional form of distribution chosen prior to the later of the Participant's Normal Retirement Age or age 62; provided, however, that only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity during the period prior to the Participant's attainment of the later of age 62 or Normal Retirement Age.

     Notwithstanding the immediately preceding paragraph and the Company's election in Item X(E) of the Adoption Agreement, with respect to any Participant who terminates



                                      10-1
employment with Company and elects to receive a distribution in a form other than a lump sum, or any Participant who remains in the employ of Company and who is required to receive a distribution in accordance with the provisions of
Section 10.4 hereof, such distribution shall be made over a fixed term designated by the Participant which satisfies both the minimum distribution rules and the minimum distribution incidental benefit rules of Code Section 401(a)(9) and which does not exceed the joint and last survivor life expectancy of the Participant and a designated beneficiary. For this purpose, life expectancy and joint and last survivor life expectancy are computed by use of the return multiples specified in U.S. Treasury Regulation Section 1.72-9. Life expectancy will be calculated as indicated in Item X-A(B) of the Adoption Agreement. Notwithstanding the immediately-preceding three sentences, minimum distributions shall be made in accordance with the regulations under Code
Section 401(a)(9) that were proposed on January 17, 2001, as elected in Item X-A(C) of the Adoption Agreement; this election shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service. Upon the earlier of the Participant's death, Disability Retirement or actual retirement, the balance of such Participant's Accrued Benefit shall be distributed to such Participant or his Beneficiary in accordance with the other provisions of this Article 10 and
Item X of the Adoption Agreement. Neither the consent of the Participant nor the consent of the Participant's spouse shall be required to the extent a distribution is required to satisfy Code Section 401(a)(9).



                                      10-2

     If a benefit is to be paid in the form of an annuity, the terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan. Any annuity contract distributed herefrom must be nontransferable.

10.2 Distributions on Death - If the Participant dies after distribution of his nonforfeitable Accrued Benefit has commenced, the remaining portion thereof will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death. If the Participant dies before distribution of his nonforfeitable Accrued Benefit has commenced, the Participant's entire interest will be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election, if permitted pursuant to Item X(E) of the Adoption Agreement, is made to receive distributions in accordance with either of the following paragraphs:

     A. If any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated Beneficiary commencing no later than 1 year after the Participant's death.

     B. If the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with paragraph A. above shall not be later than the date on which the Participant would have attained age 70 1/2, and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

For purposes of the second sentence of this Section 10.2, payments will be calculated by use of the return multiples specified in U.S. Treasury Regulation
Section 1.72-9. Life expectancy will be calculated at the time payment first commences without further recalculation. Further, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of



                                      10-3
majority. Upon the Beneficiary's written request, if permitted pursuant to Item X(A) of the Adoption Agreement, the Plan Administrator shall accelerate payment of all, or any portion, of the Participant's unpaid Accrued Benefit.

10.3 Rules Regarding Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity - The provisions of this Section 10.3 shall take precedence over any conflicting provision in this Plan with respect to any Participant, except that these provisions shall not apply with respect to any Participant in a plan which is a profit-sharing plan and/or a profit-sharing/401(k) plan which is not subject to the minimum funding standards of Code Section 412 and with respect to whom the following conditions are satisfied:

     A. On the death of the Participant, the Participant's nonforfeitable Accrued Benefit (reduced by that portion of any security interest, held by the Trustee with respect to any loan(s) outstanding to such Participant, if any, necessary to satisfy such indebtedness) will be paid to the Participant's surviving spouse, or, if there is no surviving spouse or the surviving spouse has already consented in a manner conforming to a Qualified Election, to a designated Beneficiary;

     B. The Participant does not elect a payment of benefits in the form of a life annuity and benefits will not be paid in the form of a life annuity; and

     C. With respect to the Participant, the Plan is not a direct or indirect transferee (in a transfer after December 31, 1984) of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus plan or profit-sharing plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) and Code
          Section 417. In the event the Plan is a direct or indirect transferee of a plan as described in the immediately preceding sentence, the provisions of this Section 10.3 shall apply with respect to all of a Participant's Plan benefits; provided, however, that if the Plan separately accounts for such transferred assets and any income therefrom, then this Section 10.3 shall apply only with respect to the transferred assets (and any income therefrom).



                                      10-4

For purposes of applying this Section 10.3, the Plan Administrator shall treat a former Spouse as the Participant's Spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order. 10.3.1 Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the date benefit payments would commence, a married Participant's nonforfeitable Accrued Benefit will be paid in the form of a Qualified Joint and Survivor Annuity. In the case of an unmarried Participant, unless such Participant selects an optional form of benefit payment within a ninety (90) day period ending on the date benefit payments would commence, such Participant's nonforfeitable Accrued Benefit shall be paid in the form of a single life annuity, to the extent required by law. The Plan Administrator shall provide each married Participant, no less than 30 days and no more than 90 days prior to the first day of the first period for which an amount is paid as an annuity or any other form (the "annuity starting date"), a written explanation of:

     A.   The terms and conditions of a Qualified Joint and Survivor Annuity;

     B. The Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit;

     C.   The rights of a Participant's Spouse; and

     D. The right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

     The annuity starting date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described in the preceding paragraph provided:

     (1) The Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the



                                      10-5

          Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity;

     (2) The Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and

     (3) The annuity starting date is a date after the date that the written explanation was provided to the Participant.

10.3.2 Unless an optional form of benefit has been selected within the applicable Election Period pursuant to a Qualified Election, if a married Participant dies before benefits have commenced, the Participant's nonforfeitable Accrued Benefit shall be paid in the form of a Qualified Preretirement Survivor Annuity. The Plan Administrator may not postpone distribution of a Qualified Preretirement Survivor Annuity beyond a reasonable time after the Participant's death. For purposes of this subsection, the applicable "Election Period" is the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death; provided, however, that if the Participant incurs a Separation from Service prior to the first day of the Plan Year in which age 35 is attained, with respect to the nonforfeitable Accrued Benefit as of the date of Separation from Service, the election period shall begin on the date of Separation from Service. The Plan Administrator shall provide each Participant, within the Applicable Period with respect to such Participant, a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of subsection 10.3.1 hereof applicable to a Qualified Joint and Survivor Annuity. For purposes of this subsection, the term



                                      10-6

"Applicable Period" means, with respect to a Participant, whichever of the following periods ends last:

     A. The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35.

     B.   A reasonable period ending after the individual becomes a Participant.

     C. A reasonable period ending after the Plan ceases to fully subsidize the costs of the Qualified Preretirement Survivor Annuity.

     D. A reasonable period ending after the provisions of Section 10.3 hereof are applicable with respect to a Participant.

     E. In the case of a Participant who separates before attaining age 35, the period beginning one year before the Separation from Service and ending one year after such separation. If such Participant thereafter returns to employment with the Company, the Applicable Period shall be redetermined.

For purpose of B., C. and D. hereof, "reasonable period" means the end of the one-year period beginning with the date the applicable event occurs, and the Applicable Period for such event begins one year prior to the occurrence of the enumerated events. In the case of an individual who was a Participant in the Plan on August 23, 1984, and as of that date had attained age 34, the Plan will be deemed to have satisfied these requirements if it provided the explanation not later than December 31, 1985.

     With respect to a Participant whose nonforfeitable Accrued Benefit is paid in the form of a Qualified Preretirement Survivor Annuity, any death benefit (other than a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity) payable to any beneficiary shall be reduced by the amount payable to the surviving spouse pursuant to this



                                      10-7

Section. Such reduction shall be made on the basis of the respective present values of such death benefits and the amount so payable to the surviving spouse.


10.3.3 For purposes of applying the provisions of this Section 10.3, the following words and phrases shall have the following meanings:

     A. "Qualified Election" means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, which waiver must be in writing and, for waivers made after December 31, 1984, must be consented to by the Participant's Spouse in writing, which Spouse's consent must acknowledge the effect of such waiver and be witnessed by the Plan Administrator (or his representative) or a notary public and acknowledge the effect of such election. With respect to Plan Years beginning after October 22, 1986, a waiver must designate a beneficiary (or a form of benefits) which may not be changed without spousal consent (or the consent of the Spouse expressly permits designations by the Participant without any requirement of further consent by the Spouse). A Participant's waiver of a Qualified Joint and Survivor Annuity and the Spouse's consent made prior to the first Plan Year beginning after December 31, 1986, is not required to specify the optional form of benefit. In addition, a Participant's waiver of a Qualified Preretirement Survivor Annuity and the Spouse's consent thereto are not required to specify the optional form of any preretirement benefit. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator (or his representative) that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent necessary hereunder will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the designated Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse made on or after October 22, 1986 must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. Further, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits and the number of revocations shall not be limited.

     B. "Qualified Joint and Survivor Annuity" means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is 50 percent of the amount of the annuity which is payable during



                                      10-8
          the life of the Participant and which is the actuarial equivalent of a single annuity for the life of the Participant which can be purchased with the Participant's nonforfeitable Accrued Benefit; provided, however, that if elected pursuant to Item X(E) of the Adoption Agreement, a Participant may elect to receive a smaller annuity benefit with continuation of payments to the surviving spouse at a designated rate greater than 50% (but not greater than 100%) of the rate payable during such Participant's life. Any security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account in determining the amount of the Qualified Joint and Survivor Annuity.

     C. "Qualified Preretirement Survivor Annuity" means an annuity for the life of the surviving Spouse of the Participant which is actuarially equivalent to the nonforfeitable Accrued Benefit of such Participant as of the date of death. Any security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account in determining the amount of the Qualified Preretirement Survivor Annuity.

     D. "Spouse (or surviving spouse)" means the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order.

10.3.4 Notwithstanding the provisions of subsections 10.3.1 and 10.3.2 hereof, the Plan Administrator shall direct the Trustee to pay the Participant's nonforfeitable Accrued Benefit in a lump sum, in lieu of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, as the case may be, if the Participant's nonforfeitable Accrued Benefit, excluding amounts attributable to accumulated deductible employee contributions within the meaning of Code Section 72(o)(5)(B), is not greater than $3,500 for Plan Years beginning before August 6, 1997 and $5,000 for Plan Years beginning on or after August 6, 1997 (or such greater amount as may be permitted by law) ascertained in accordance with Section 10.5 hereof.



                                      10-9

10.3.5 Notwithstanding the provisions of subsections 10.3.1 and 10.3.2 hereof, the Plan Administrator need not provide the notification therein described if the Plan fully subsidizes the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, as the case may be, and the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or the Qualified Preretirement Survivor Annuity, as the case may be, and does not allow a married Participant to designate a non-Spouse beneficiary. For purposes of the foregoing, the Plan fully subsidizes the costs of a benefit if under the Plan the failure to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, as the case may be, would not result in a decrease in any Plan benefits with respect to the Participant and would not result in increased contributions from such Participant, or if Treasury regulations otherwise determine that the Plan fully subsidizes the costs of such benefits.

10.3.6 Any increased costs resulting from providing a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity under this Section
10.3 shall be taken into account by the Trustee in such equitable manner as may be permitted by law.

10.4 Overriding Rule as to Commencement of Benefit Payments - Unless a Participant otherwise elects, if permitted in accordance with Item X(A) of the Adoption Agreement, to postpone receipt of benefits under the Plan until a time permitted under applicable law which is later than the time hereinafter provided in this Section 10.4, the payment of benefits under the Plan to a Participant shall begin not later than the 60th day after the end of the last occurring Plan Year of those Plan Years in which occur the following:

     1. The earlier of the Normal Retirement Date or the date on which such Participant attains the age of 65,



                                     10-10

     2. The 10th anniversary of the year in which such Participant commenced participation in the Plan,

     3.   Such Participant's termination of service with Company.

The election by a Participant to postpone the receipt of benefits under the Plan in accordance with the first sentence of this Section 10.4, if permitted pursuant to Item X(A) of the Adoption Agreement, may not be made if such election will cause benefits payable under the Plan with respect to such Participant in the event of his death to equal or exceed 50% of the present value of the total benefits payable; furthermore, to be effective, such election, if permitted pursuant to Item X(A) of the Adoption Agreement, must be made by submitting to the Plan Administrator a written statement, signed by such Participant, which describes the benefit and the date on which payment of such benefit shall commence. However, notwithstanding anything to the contrary contained in the first two sentences of this Section 10.4, in no event shall a distribution of benefits hereunder be permitted to commence to a 5-percent owner (as defined in Code Section 416(i)) later than April 1st following the calendar year in which the Participant attains age 70 1/2 (distributions in subsequent years must occur by December 31 of that distribution calendar year); provided, however, if such Participant has attained age 70 1/2 prior to January 1, 1988 and was not a 5-percent owner (as described in Code Section 416(i)) during the Plan Year ending with or within the calendar year when such Participant attained age 66 1/2, or in any subsequent Plan Year, such distribution of benefits may commence upon such Participant's Separation from Service if later; provided further, however, that notwithstanding the foregoing limitations of this sentence, a written election made by a Participant prior to January 1, 1984, which has not been subsequently revoked, providing for the commencement of benefits at a time later than otherwise permitted in accordance with this sentence, which election satisfies the transitional rule



                                     10-11
requirements contained in Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982, and rules promulgated thereunder, shall govern the timing and manner of distribution of such Participant's benefits hereunder.

     With respect to a Participant who is not a 5-percent owner, distributions must commence as of one of the following, as elected by the Company in Item X-A(A) of the Adoption Agreement:

     A. April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

     B. April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, except that benefit distributions to such Participant with respect to benefits accrued after the later of the adoption or effective date of the amendment to the Plan must commence by the later of April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires.

     C. The later of April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2or retires. In such event as elected in Item X-A(A)(iii) of the Adoption Agreement:

          i. Any Participant attaining age 70 1/2in years after 1995 may elect by April 1 of the calendar year following the year in which the Participant attained age 70 1/2 (or by December 31, 1997 in the case of a Participant attaining age 70 1/2in 1996) to defer distributions until the calendar year following the calendar year in which the Participant retires. If no such election is made, the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2(or by December 31, 1997 in the case of a participant attaining age 70 1/2in 1996).

          ii. Any Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires. There is either (as elected by the Company in Item X-A(iii) of the Adoption Agreement):

               (1)  A new annuity starting date upon recommencement, or



                                     10-12

               (2)  No new annuity starting date upon recommencement.

          iii. The preretirement age 70 1/2distribution option is only eliminated with respect to employees who reach age 70 1/2in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment. The preretirement age 70 1/2distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) commence at a time during the period that begins on or after January 1 of the calendar year in which an employee attains age 70 1/2and ends April 1 of the immediately following calendar year.

     If a Participant who terminates his participation in the Plan has a nonforfeitable Accrued Benefit of which more than $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) (or such larger amount with respect to which a Participant may be cashed out under the Code as subsequently constituted), ascertained in accordance with Section 10.6 hereof is attributable to contributions made by Company and/or the Employee, excluding amounts attributable to accumulated deductible employee contributions within the meaning of Code Section 72(o)(5)(B), the Plan Administrator may not distribute the entire amount of such nonforfeitable Accrued Benefit to such Participant in a lump sum at the time of such termination without the consent of such Participant and, for any such distribution to which the provisions of subsection 10.3.1 hereof apply, without the written consent of such Participant's spouse acknowledging the effect thereof and witnessed by the Plan Administrator (or his representative) or a notary public.

10.5 Overriding Rule as to Distribution at Early Retirement Age - If the Company elects to permit early retirement pursuant to Item II(G) of the Adoption Agreement, a Participant having any nonforfeitable right to an Accrued Benefit, who has a Separation from Service after having satisfied the service, but not the age, requirement for Early Retirement Age contained in



                                     10-13

Item II(G) of the Adoption Agreement, shall be entitled upon satisfaction of such age requirement to receive such vested portion of his Accrued Benefit in accordance with Section 10.1 hereof.

10.6 Value of Accrued Benefit for Distribution Purposes - Except to the extent that a Participant exercises investment control over his Account(s) in accordance with Section 11.12 hereof and Item XI(C) of the Adoption Agreement, the amount of any distribution to be paid to any Participant, Inactive Participant or Beneficiary, as the case may be, shall be computed upon the value, determined in accordance with the provisions of Article 6 hereof, of such Participant's or Inactive Participant's Account(s) as of the date indicated in
Item X(G) of the Adoption Agreement.

10.7 Undistributed Accounts Subject to Trust Gains and Losses - Except to the extent that a Participant exercises investment control over his Account(s) in accordance with Section 11.12 hereof and Item XI(C) of the Adoption Agreement, any undistributed share of an Inactive Participant remaining in the Trust prior to complete distribution shall participate proportionately in the earnings or losses of the Trust on the appropriate Valuation Dates, but shall not participate in any further contributions to the Trust or in forfeitures, all as provided in Article 6 hereof.

     Notwithstanding the foregoing paragraph of this Section 10.7, the Trustee, upon direction of the Plan Administrator, may place such funds in a segregated account by deposit in a federally insured interest-bearing account. Any such segregated account shall not participate in the earnings or losses of the Trust.



                                     10-14

10.8 Medium of Payment of Benefits - Except as may be otherwise required by the provisions of this Article 10 dealing with Qualified Joint and Survivor Annuities and Qualified Preretirement Survivor Annuities, any distribution to be made to any Participant, Inactive Participant or Beneficiary, as the case may be, by the Trustee shall be made in the form indicated in Item X(F) of the Adoption Agreement; provided, however, in the event distributions are permitted to be made in kind, or partly in kind, any such distribution in kind or partly in kind shall be valued at its then fair market value and the valuation of such distribution shall be deemed final, unless such valuation is appealed by such Participant in accordance with Section 5.4 hereof.

10.9 Portability of Benefits - If a Participant, entitled to receive benefits hereunder upon termination of his employment with Company, subsequently enters the employ of another employer maintaining an employees' trust qualified under Code Section 401(a), and exempt from tax under Code Section 501(a), the Plan Administrator, at the Participant's direction, may direct the Trustee to transfer the vested portion of such Participant's Accrued Benefit, in such manner as to constitute a lump sum distribution, directly to the trustee of the plan maintained by such Participant's new employer, provided that the trustee under such other plan shall be authorized to accept such transfer and shall furnish to the Trustee a letter certifying that such transferred assets shall not be forfeitable or reduce in any way the obligation of the new employer to make contributions under such other plan for the benefit of such Participant.

10.10 Effect of Completion of Benefit Distribution - When any distribution to which a Participant, Inactive Participant or Beneficiary, as the case may be, is entitled hereunder has been completed in accordance with the provisions of this
Article 10, the Company, the Plan



                                     10-15

Administrator and the Trustee shall be fully and finally discharged of all duties, responsibilities and liabilities hereunder with respect to such Participant or any person claiming through or under such Participant.

     The following provision shall apply to a 401(k) plan if elected pursuant to
Item X(I) of the Adoption Agreement:

10.11 Restrictions on Withdrawal of Elective Contributions - Except as hereinbelow provided, no distribution from a Participant's Elective Contribution Account will be permitted prior to the earliest of the Participant's retirement, death, Disability Retirement, other Separation from Service, or the attainment of age 59 1/2. In addition, distribution of a Participant's Elective Contribution Account shall be permitted on the termination of the Plan without the establishment of a successor plan, the sale to an unrelated entity of substantially all the assets of a trade or business of the Company or the sale of a subsidiary of the Company if the Company continues to maintain the Plan and the Participant continues employment with the purchaser of such assets or subsidiary. However, if elected pursuant to Item X(I) of the Adoption Agreement, in cases of financial hardship where the Participant has an immediate and heavy financial need and a withdrawal of all or a portion of his Elective Contribution Account (reduced by amounts therein attributable to Qualified Matching Contributions and/or Fail-Safe Contributions together with any income allocable thereto after December 31, 1988) is necessary to satisfy such financial need, a Participant may be permitted to withdraw all or a portion of the value of his Elective Contribution Account (reduced by amounts therein attributable to Qualified Matching Contributions and Fail-Safe Contributions together with any income allocable thereto after December 31, 1988) valued as of the latest prior Valuation Date adjusted to exclude any gains,



                                     10-16
earnings, losses and/or costs attributable thereto after December 31, 1988. A withdrawal will be deemed to be one due to an immediate and heavy financial need if it is requested on account of:

     A. Medical expenses described in Code Section 213(d) incurred by the Participant, his spouse, or a dependent of the Participant as defined in Code Section 152.

     B. The purchase of a principal residence by the Participant, not including the making of mortgage payments.

     C. The payment of tuition expenses for the next twelve (12) months of post secondary education for the Participant, his spouse, children or dependents as defined in Code Section 152.

     D. The cost of preventing the eviction of the Participant from his principal residence or foreclosure on the mortgage on said principal residence.

     E. Such other costs or expenses as may be deemed to be immediate and heavy financial needs in accordance with Treasury Regulation Section 1.401(k)-1(d)(2)(ii)(B).

A distribution will not be treated as necessary to satisfy an immediate and heavy financial need to the extent that such need may be satisfied from other resources that are reasonably available to the Participant. The Plan Administrator shall determine based upon all the relevant facts and circumstances whether the distribution is necessary to satisfy an immediate and heavy financial need of a Participant. Unless the Plan Administrator has reason to believe otherwise, he may rely on the Participant's representations that the financial need cannot be satisfied from other resources, such as:

     (1)  Through reimbursement or compensation by insurance or otherwise;

     (2) By reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

     (3) By cessation of Elective Contributions by the Participant under the Plan; or



                                     10-17

     (4) By any other distribution to the Participant and nontaxable loans, if available, to the Participant from the Plan or any other qualified plan maintained by the Company, or by borrowing from commercial sources on reasonable commercial terms.

The Participant's other resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant and the distribution to the Participant hereunder may not exceed the amount of the immediate and heavy financial need.

     Distributions pursuant to this Section 10.11 may not be made without the written consent of the Participant and, for any such distribution to which the provisions of subsection 10.3.1. hereof apply, without the written consent of such Participant's spouse acknowledging the effect thereof and witnessed by the Plan Administrator (or his representative) or a notary public.

     In the event a Participant receives a distribution pursuant to this Section
10.11 in order to satisfy an immediate and heavy financial need, the Participant's Elective Contribution under the Plan (and under any other Plan maintained by Company which provides Elective Contributions) shall be suspended for 12 months after receipt of the distribution. In addition, the Employee will not be permitted to make Elective Contributions under any Plan maintained by Company for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code
Section 402(g) for such taxable year, less the amount of such Employee's Elective Contributions for the taxable year of the hardship distribution.

10.12 Permitted Withdrawals - If elected pursuant to Item X(H) of the Adoption Agreement, in the event a Participant has: attained the age specified in Item X(H) of the Adoption Agreement or, with respect to a Plan other than a money purchase pension plan, satisfied any vesting requirement and/or proven to the Plan Administrator the existence of



                                     10-18
financial necessity as specified in Item X(H) of the Adoption Agreement; obtained the express, written approval of the Plan Administrator (or the Review Committee, if in accordance with Section 5.4 hereof); and, if married, obtained, within the 90 day period preceding the date of the withdrawal, and provided to the Plan Administrator the written consent of such Participant's spouse, then such Participant shall, upon written notice to the Trustee, be entitled to withdraw from the Trust an amount not in excess of his vested interest in his Account(s) (Non-Elective Contribution Account(s) with respect to a 401(k) Plan), valued as of the Valuation Date immediately preceding the date on which said notice is given. For purposes of this Section 10.12, "financial necessity" shall have the meaning elected by the Company in Item X(H) of the Adoption Agreement.

10.13 Suspension of Benefit Payments - Except as may be otherwise required with respect to the minimum distributions pursuant to Section 10.4 hereof, if the payment of any nonforfeitable Accrued Benefits due a Participant or Inactive Participant hereunder is being made in installments pursuant to Section 10.1 hereof and Item X(E) of the Adoption Agreement and such recipient re-enters the employ of Company after such payments have commenced, such payment of Accrued Benefits shall be suspended for such period as such Employee remains in the employ of Company; however, such Accrued Benefits derived from contributions made by Company shall not be treated as forfeitable as a result of such suspension. For purposes of this Section 10.13, a person shall not be deemed to have re-entered the employ of Company with respect to any calendar month unless such person actually performs more than 40 Hours of Service during such month.



                                     10-19

10.14 Direct Rollover Rules - Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article 10, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

10.14.1 For purposes of applying this Section 10.14, the following words and phrases shall have the following meanings:

     A. "Eligible rollover distribution": An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) received after December 31, 1998; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that is reasonably expected to total less than $200 during a year.

     B. "Eligible retirement plan": An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     C. "Distributee": A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in



                                     10-20

          Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

     D. "Direct rollover": A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

10.14.2 If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided that:

     A. The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

     B. The Participant, after receiving the notice, affirmatively elects a distribution.

10.15 Restrictions on In-Service Distributions - Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's retirement, death, Disability, or Separation from Service, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(1), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions).




                                     10-21

                                   ARTICLE 11
                      ADMINISTRATIVE AND INVESTMENT POWERS
                 AND DUTIES OF THE TRUSTEE OR OTHER FIDUCIARIES

11.1 Function of Trustee - The Trustee shall receive any contributions paid to it by Company, and all contributions so received, together with the income therefrom, shall be held, managed and administered in trust pursuant to the terms of this Agreement. The Trustee hereby accepts the Trust created hereunder and agrees to perform the duties under this Agreement on its part to be performed.

11.2 Fiduciary Duties and Responsibilities - Generally - In general, a Fiduciary shall discharge his duties with respect to the Trust Estate, in accordance with the provisions of the Plan and Trust, solely in the interest of the Participants (and the Beneficiaries of such Participants) and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and shall, except for Accounts with respect to which the Participants are directing the investment in accordance with the provisions of Section 11.12 hereof and Item XI(C) of the Adoption Agreement, diversify the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

11.3 Duties and Responsibilities of Trustee - Specifically - The Trustee shall be charged with and shall perform the following duties and responsibilities:

     A. It shall be responsible for the safekeeping of all property, at any time and from time to time, comprising the Trust Estate.



                                      11-1

     B. It shall carry out all directions and instructions given it, at any time and from time to time, by the Plan Administrator which are required and permitted to be given by this Agreement.

     C. It shall keep and maintain accounts and records as required under this Agreement and such other accounts and records as it shall deem necessary and proper to record its transactions with respect to, and its administration of, this Trust. Company and/or the Plan Administrator shall have the right to examine such accounts and records at all reasonable times.

11.4 Investment Powers of Trustee - Generally - With respect to the Trust Estate, subject to the provisions of Sections 11.2, 11.5, 11.6, 11.8 and 11.12, if applicable, hereof, and to the extent not otherwise instructed by the Plan Administrator, the Trustee is authorized and empowered:

     A. To invest and reinvest all or any part of the Trust Estate, without distinction between principal and income, in such stocks, bonds, notes, securities, insurance or annuity contracts, mutual fund shares or other property, of every kind and nature, as the Trustee may deem suitable for the Trust Estate.

     B. To the extent allowed by law, to hold deposits in an account in the commercial department of a bank and to retain in cash and keep unproductive of income such reasonable amount of the Trust Estate as it may deem advisable for the meeting of maturing obligations. The Trustee shall not be required to pay interest on cash balances or cash in its hands pending investment unless the same shall have been deposited by the Trustee to the credit of a savings account.

     C. To sell, exchange, convey, transfer, or dispose of any property, whether real or personal, at any time held by it, and any sale may be made by private contract or at public auction, as the Trustee may deem best, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition.

     D. To acquire any real estate or other property as a result of any foreclosure, liquidation or other salvage of any investment made by it; to hold such real estate or other property pending liquidation of the same at such time, in such manner, and upon such terms as the Trustee may deem advisable, and to manage and operate, repair, improve, mortgage or lease for any term or



                                      11-2
          terms any such real estate or other property upon such terms and conditions as the Trustee deems proper, using other assets of the Trust Estate for any of such purposes if deemed advisable.

     E. To compromise, compound and settle any debt or obligation due to or from it as Trustee hereunder, and to reduce the rate of interest on or to extend or otherwise modify or to foreclose upon default or otherwise enforce any such obligation.

     F. To vote in person or by proxy any stocks, bonds or other securities held by it; to exercise any options appurtenant to any such stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, or to exercise any rights to subscribe for additional stocks, bonds or other securities, and to make any and all necessary payments therefor; to join in or to dissent from and to oppose the reorganization, recapitalization, consolidation, liquidation, sale or merger of corporations or other properties in which it may be interested as Trustee upon such terms and conditions as it may deem wise.

     G. To make, execute, acknowledge and deliver any and all deeds, leases, assignments and instruments necessary or proper to enable it to carry out any authorities or powers granted to it by this Section 11.4.

     H. To borrow or raise monies for the purposes of the Trust from any person or persons, and for any sum so borrowed to issue its promissory note and to secure the repayment thereof by pledging all or any part of the Trust Estate; and no person loaning money to the Trustee shall be bound to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing.

     I. To cause any investments from time to time held by it to be registered in or transferred into its name as Trustee or the name of its nominee or nominees, or to retain them in unregistered form or in form permitting transfer by delivery, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Estate. Trustee shall be liable for the wrongful acts of its nominee with respect to any property held in the name of such nominee.

     J. To invest and reinvest all or any part of the Trust Estate in units of any common or general trust fund heretofore or hereafter created by any bank or trust company. So long as the Trustee holds any such units hereunder, the instrument establishing such common or general trust fund (including all amendments thereto) shall be deemed to have been adopted and made a part of this Trust Agreement.



                                      11-3

     K. To invest and reinvest all or any part of the Trust Estate in a master trust heretofore or hereafter created by the Company and/or a related entity for the commingling of assets from more than one qualified retirement plan established by the Company and/or other employers that are required to be aggregated with Company under Code Sections 414(b),
          (c), (m) or (o). So long as the Trustee holds any investment in such master trust, the instrument establishing such master trust (including all amendments thereto) shall be deemed to have been adopted and made a part of this Trust Agreement.

     L. To do all such acts, execute all such instruments, take all such proceedings and exercise all such rights and privileges with relation to any property constituting a part of the Trust Estate as are necessary or proper to carry out the purposes of this Agreement.

11.5 Limitation on Powers with Respect to Prohibited Transactions - Notwithstanding any provision of the foregoing Section 11.4 hereof to the contrary, and except as otherwise provided pursuant to an applicable individual or class exemption obtained in accordance with Code Section 4975(c)(2) and/or ERISA Section 408(a), no Fiduciary shall have any power to enter into any transaction which is a prohibited transaction under either of the following:

     A. Code Section 4975(c) as limited by Code Section 4975(d), because such Fiduciary is or would have to deal with a disqualified person, as that term is defined by Code Section 4975(e)(2).

     B. Section 406, as limited by Section 408, of subtitle B of Title I of ERISA, because such Fiduciary is or would have to deal with a Party in Interest, as that term is defined by Section 3(14) of subtitle A of Title I of ERISA, or because of any other reason therein stated.

Further, no Fiduciary shall have any power to enter into any transaction or do any act which may now or hereafter result in the disqualification of this Plan and Trust under Code Section 401(a), or any statute of similar import.

11.6 Limitation on Powers with Respect to Purchase of Insurance Contracts - Notwithstanding the powers granted in paragraph A. of Section 11.4 hereof, the purchase of life



                                      11-4
insurance under the Plan shall only be permitted if elected pursuant to Item XI(A) of the Adoption Agreement. Any purchase of life insurance contracts, if permitted, with respect to a Participant shall be so limited that at all times the aggregate of premiums paid will be:

     A. In the case of ordinary life insurance, less than 50% of the aggregate amount allocated to such Participant's Account and attributable to contributions made by Company.

     B. In the case of term or universal life insurance, less than 25% of the aggregate amount allocated to such Participant's Account and attributable to contributions made by Company.

     C. In the case of both ordinary and term life insurance, less than 25% of the aggregate amount allocated to such Participant's Account and attributable to contributions made by Company; provided, however, that only the term premium plus one-half of the ordinary premium shall be considered in aggregating premiums.

If a Participant dies prior to the purchase of a policy of life insurance intended to be purchased on his life the initial premium shall be deemed to be the proceeds of such policy. In the event of any conflict between the terms of the Plan and the terms of any insurance contracts hereunder, the Plan provisions shall control. At or before the commencement of benefits to a Participant, any such life insurance contract on his life shall be distributed to the Participant or converted to cash or an annuity at the Participant's option; provided, however, that any policy so distributed shall provide for methods of payment consistent with Article 10 hereof. Any dividends or credits earned on insurance contracts will be allocated to the Account derived from Company contributions of the Participant for whose benefit the contract is held.

     The Trustee, if the Plan is trusteed, or custodian, if the Plan has a custodial account, shall apply for and will be the owner of any insurance contract purchased under the terms of this Plan. A Participant's spouse will be the designated beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Section 8.3 of the



                                      11-5

Plan. Under no circumstances shall the Trust (or custodial account) retain any part of the proceeds.

11.7 Duty of Person Dealing with Trust - No person dealing with the Trust or the Trustee shall be required to inquire as to the authority of the Trustee to do any act or to see to the application of funds or other property paid or delivered to the Trustee.

11.8 Overriding Rule Respecting Investments in Employer Securities and/or Employer Real Property - Notwithstanding the powers granted in paragraph A. of
Section 11.4 hereof and subject to the provisions of the second sentence of this
Section 11.8, a Fiduciary shall not have any power to acquire for the Trust any qualifying employer security or qualifying employer real property (as such terms are defined by Sections 407(d)(5) and (4), respectively, of subtitle B of Title I of ERISA), unless otherwise elected pursuant to Item XI(B) of the Adoption Agreement. In the event the purchase of qualifying employer securities or qualifying employer real property is permitted pursuant to Item XI(B) of the Adoption Agreement, then subject to the limitation set forth in Item XI(B) of the Adoption Agreement, the acquisition or sale of qualifying employer securities, or the acquisition, sale or lease of qualifying employer real property, by a Fiduciary on behalf of the Trust, may be by transaction involving a Party in Interest (as such term is defined by ERISA Section 3(14)) or a disqualified person (as such term is defined by Code Section 4975 (e)(2)), if both of the following conditions are satisfied:

     A. If such acquisition, sale or lease is for adequate consideration (or in the case of a marketable obligation, at a price not less favorable to the Trust than the price determined under Section 407(e)(1) of subtitle B of Title I of ERISA).

     B.   If no commission is charged with respect thereto.



                                      11-6

11.9 Loans to Participants - The Company shall elect in Item XI(D) of the Adoption Agreement whether or not the Trustee may make loans to Participants in accordance with the provisions of Article 19 hereof.

11.10 Power of Trustee to Seek Advice - The Trustee may employ one or more persons to render advice with regard to any responsibility of Trustee under the Plan, including consultation with counsel (who may be counsel for Company) selected by it. The opinion of such counsel shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the Trustee in good faith in accordance therewith.

11.11 Power of Trustee to Promulgate Rules and Regulations - The Trustee may promulgate such rules and regulations as it may deem necessary or advisable for the efficient and proper performance of its duties hereunder; provided that such rules and regulations shall not contradict any provisions of the Trust.

11.12 Investment Direction by Participants - If elected in accordance with Item XI(C) of the Adoption Agreement, each Participant, Inactive Participant and Beneficiary entitled to receive a benefit hereunder shall either be permitted to or be required to designate the portion of such of his Account(s) of the type designated by the Plan Administrator to be invested as provided in Item XI(C) of the Adoption Agreement. If a Participant fails to give any required investment direction hereunder, or if such investment direction is ambiguous, the Trustee may determine how such funds are to be invested until such time as an effective investment direction is received from such Participant and can be effectuated.

     The timing and manner of the designation to be made by Participants, Inactive Participants and Beneficiaries pursuant to the first paragraph of this
Section 11.12, including the



                                      11-7
frequency of permitted changes in fund designations, shall be accomplished in accordance with procedures established by the Plan Administrator, in consultation with the Trustee, and applied in a uniform and nondiscriminatory manner; provided, however, that any such designation or change in designation shall be in writing signed by the Participant, Inactive Participant or Beneficiary, as the case may be, and delivered to the Plan Administrator.

     The Trustee shall maintain sub-accounts reflecting the amounts of such Account(s) of a Participant, Inactive Participant or Beneficiary, as the case may be, invested in the particular investment or investment funds and shall value such sub-accounts in accordance with Section 6.9 hereof.

     To the extent that a Participant is permitted to withdraw funds from his Elective Contribution Account, pursuant to Section 10.11 hereof, to withdraw funds from his Company contribution Account, pursuant to Section 10.12 hereof, or to borrow funds from his Account(s), pursuant to Section 11.9 and Article 19 hereof, such funds shall be distributed to the Participant from such sub-account(s) of such Participant as designated by the Plan Administrator in consultation with the Participant. The Trustee will account for a Participant's loans in such manner as it determines to be appropriate, and shall charge loan costs against the Participant's Account(s) and shall credit his interest payments to the Participant's Account(s).

11.13 Action by Multiple Trustees - If, at any time, more than one person is serving as Trustee hereunder, then, except as any rules and regulations of the Trustees may otherwise provide, all actions and decisions taken by the Trustees hereunder shall be done by them unanimously. The Trustee may authorize any one or more of the Trustees to prepare, issue and/or execute any document on behalf of all the Trustees, in which event the Trustee shall notify



                                      11-8

Company and the Plan Administrator in writing of such action and the name or names of the Trustee or Trustees so designated. The Plan Administrator, Company and any Participant shall, and any other party may, accept and rely upon any document so executed by such Trustee or Trustees as representing action by the Trustee, until the Trustee shall file with Company and the Plan Administrator a written revocation of such designation.




                                      11-9

                                   ARTICLE 12
           IMMUNITIES AND BONDING OF THE TRUSTEE AND OTHER FIDUCIARIES

12.1 Provisions Governing Duties and Responsibilities of Trustee - The duties and responsibilities of the Trustee hereunder shall be determined solely by the express provisions of the Plan and Trust and by applicable statutes and government regulations, and no other duties or responsibilities shall be implied.

12.2 Fiduciary Liability - A Fiduciary who breaches any of the fiduciary responsibilities, obligations, or duties imposed under Section 12.1 hereof shall be personally liable to make good to the Trust any losses of the Trust resulting from such breach, and to restore to the Trust Estate any profits of such Fiduciary which have been made through use by such Fiduciary of Trust assets, and shall be subject to such other equitable or remedial relief as a court may deem appropriate. However, no Fiduciary shall be liable with respect to a fiduciary duty if such breach was committed before he became a Fiduciary or after he ceased to be a Fiduciary. Furthermore, a Fiduciary shall be liable for a breach of fiduciary responsibility of another Fiduciary under the circumstances set forth in Section 405 of subtitle B of Title I of ERISA.

12.3 Service in More than One Fiduciary Capacity Permitted - Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

12.4 Trustee Under No Obligation to Locate Benefit Recipients - The Trustee shall not be required to make any investigation to determine the identity or mailing address of any person entitled to benefits hereunder. The Trustee may make any payment required to be made by it hereunder by mailing its check for the amount thereof to the person to whom such payment is to be made at such address as shall have been last furnished to the Trustee, or if no such address


                                      12-1
shall have been so furnished, to such person in care of the Plan Administrator. In the event that any dispute shall arise as to the identity or rights of persons entitled to benefits hereunder, the Trustee may withhold payment of such benefits until such dispute shall have been determined by a court of competent jurisdiction or shall have been settled by written stipulation of the parties concerned. If a recipient cannot be located within one year after he is entitled to receive a distribution, the Trustee may, at the direction of the Plan Administrator, treat such amount as a forfeiture in accordance with the provisions of Section 6.7 hereof. In the event such person subsequently makes a claim for such benefits, such benefits shall be reinstated in accordance with
Section 4.1-C. hereof.

12.5 Circumstances Under which Trustee is Obligated to Institute Legal Proceedings- The Trustee shall not be required to institute suit or maintain any litigation to collect the proceeds of or enforce rights under or pertaining to the Trust Estate unless it shall first be requested to do so by the Plan Administrator and shall have been indemnified to its satisfaction for its counsel fees, costs, disbursements, and other expenses and liabilities to which it may, in its judgment, be subjected by any such action on its part. The Trustee may use the proceeds and avails of the Trust Estate to meet the expenses and liabilities incurred by it in connection with such litigation.

12.6 Requirement of Fiduciary Bond - Every Fiduciary and every person who handles Trust assets, except a bank or financial institution satisfying the requirements of Section 412(a)(2) of subtitle B of Title I of ERISA, shall be bonded against loss by acts of fraud or dishonesty. Such bond shall be not less than ten percent (10%) of the amount of Trust assets handled annually, and shall be in a minimum amount of $1,000, but need not, as a general rule, be more than $500,000, or shall be for not less than such other amount as may subsequently,


                                      12-2
from time to time, be required by law or regulation. Such bond as is required shall not be obtained from a surety or other company or through any agent or broker in whose business operations the Trust or any Party in Interest has any control or significant financial interest, direct or indirect.

12.7 Source of Funds from which Trustee Obligated to Make Payments - Except as otherwise provided in Section 12.2 hereof, nothing contained in this Agreement shall obligate or be construed as obligating the Trustee to make any payment or disbursement except from the Trust Estate.

12.8 Extent of Trustee's Obligation to Verify Information - Except as may otherwise be required by its duty of prudence, as provided for in Section 11.2 hereof, the Trustee may accept as true and correct all papers, certificates, statements and representations of fact that are presented to the Trustee, without the requirement of investigation, questioning and verification if the Trustee believes them to be true and correct. Furthermore, the Trustee shall not be required to determine the facts concerning eligibility of any Participant under the Plan, his identity, his Years of Service for purposes of vesting, or if he has had a One-Year Break in Service. The Trustee shall rely solely upon the written advice and direction of the Plan Administrator as to any question of fact.

12.9 Indemnification of Trustee and Plan Administrator - Company agrees to indemnify and save harmless the Trustee and the Plan Administrator against any liabilities, loss, cost or damages that the Trustee or the Plan Administrator may incur in the exercise and performance of their duties and powers hereunder. Company further agrees to assume the defense of any and all actions, suits or proceedings brought or advanced by any Employee of



                                      12-3

Company or Beneficiary or personal representative of such Employee against the Trustee, the Plan Administrator and/or the Trust. Company further agrees to indemnify and protect the Trustee and the Plan Administrator from any and all claims, demands, suits, or proceedings at law that may be brought by such Employees or their Beneficiaries or legal representatives. Notwithstanding the above, nothing herein shall be construed to apply to a Trustee serving herein which is a corporate Trustee which is a bank or financial institution satisfying the requirements of Section 412(a)(2) of subtitle B of Title I of ERISA. In addition, notwithstanding the foregoing provisions of this Section 12.9, none of the protections set forth herein shall be available with respect to actions or inactions of the Trustee or Plan Administrator involving willful misconduct by such Trustee or Plan Administrator.

12.10 Communication Binding Upon Trustee Only Upon Receipt - No communication shall be binding upon the Trustee until it is received by it.

12.11 Fiduciary Relieved of Liability to Extent Person Exercises Control Over Own Account - If a Participant, Inactive Participant or Beneficiary exercises control over Trust assets attributable solely to his Account or any part thereof, no Fiduciary shall be liable for any loss, or by reason of any breach, which results from the exercise of control by such Participant, Inactive Participant or Beneficiary.




                                      12-4

                                   ARTICLE 13
                 COMPENSATION OF A FIDUCIARY; EXPENSES AND TAXES

13.1 Fiduciary Compensation and Expenses- Subject to the limitation provided by the third sentence of this Section 13.1, a Fiduciary shall be entitled to reasonable compensation for its services hereunder, together with all reasonable expenses incurred by such Fiduciary in the management and/or administration of this Trust. Such compensation and expenses shall be paid from the Trust Estate if and to the extent that Company does not pay such compensation and expenses. Notwithstanding anything to the contrary contained in the first sentence of this
Section 13.1, no person so serving as a Fiduciary hereunder who already receives full-time pay from Company or from an employee organization, whose members are Participants hereunder, shall receive compensation from the Trust Estate, although such person shall be entitled to reimbursement of reasonable expenses incurred.

13.2 Circumstances Giving Trustee Lien on Trust Estate- The Trustee shall have a continuing lien upon all property in the Trust for the amount of all taxes for which it may deem itself liable, as well as for its compensation and expenses hereunder, and it may at any time remit to the proper taxing authorities from any funds or other property in this Trust any taxes involving the Trust which it may deem itself obligated to remit, unless indemnified to its satisfaction against any liabilities for such taxes.




                                      13-1

                                   ARTICLE 14
              RESIGNATION AND SUBSTITUTION OF, AND OTHER PROVISIONS
                  RELATING TO, THE TRUSTEE OR OTHER FIDUCIARIES

14.1 Resignation, Removal, and Substitution - A Trustee or other Fiduciary may resign at any time upon 30 days' notice in writing to Company. A Trustee or other Fiduciary may be removed by Company at any time by 30 days' notice in writing to such Trustee or other Fiduciary, as the case may be. Further, an investment manager, who has been appointed by the Plan Administrator, pursuant to paragraph 5.2-J. hereof, may be removed by the Plan Administrator. Company may appoint additional Trustees at any time.

14.2 Replacement of Trustee - If a Trustee resigns or is removed, the Company shall appoint a new Trustee, and the Trustee who resigned or was removed shall forthwith assign, transfer and pay over to the successor Trustee the Trust Estate upon written notice of such appointment and its acceptance by the successor Trustee. Each successor or additional Trustee so appointed and accepting a trusteeship hereunder shall have all the rights, powers, and be subject to all the duties and obligations of his predecessor Trustee.

14.3 Replacement of Investment Manager - If an investment manager resigns or is removed, it shall forthwith assign, transfer and pay over to the successor investment manager or Trustee, as the case may be, at the direction of the Plan Administrator, whatever Trust assets it holds or has the right to receive; and it shall also furnish Trustee and the Plan Administrator with a written report setting forth all investments, receipts, disbursements, and other transactions to which such investment manager was a party under this Agreement from the date covered by its



                                      14-1
next prior report and showing all cash, securities, and other property held at the end of such accounting period.

14.4 Trustee to Make Report - Within 90 days following its receipt of Company's contribution pursuant to Section 4.1 hereof, or within 90 days after the effective date of a Trustee's resignation or removal, the Trustee shall file a written report with the Plan Administrator setting forth all investments, receipts, disbursements, and other transactions to which the Trustee was a party under this Agreement from the date covered by its next prior report and showing all cash, securities, and other property held at the end of such accounting period.

14.5 Notice Requirement for Resignation or Removal May Be Waived - In the event of the resignation or removal of a Trustee or other Fiduciary as provided in
Section 14.1 hereof, the parties may, by written instrument, waive such notice of resignation or removal as may be provided hereunder.

14.6 Fiduciary Not Precluded from Being Participant or Beneficiary - No Fiduciary shall be precluded from becoming a Participant under the Plan upon his meeting the requirements for eligibility, and no Fiduciary shall be precluded from receiving any benefit to which he may be entitled as a Participant or Beneficiary, so long as the benefit is computed and paid on a basis which is consistent with the terms of the Plan as applied to all other Participants and Beneficiaries.

14.7 Change of Funding Medium Permitted - At any time, at the direction of Company, appropriate arrangements shall be made for the continued funding of the Plan through such other funding medium qualified under the Code as Company may elect, and thereupon the value of the Trust Estate shall be distributed to such other funding medium.




                                      14-2

                                   ARTICLE 15
                                   AMENDMENTS

15.1 Amendment by Company - The Company has the right, at any time and from time to time:

     A.   To amend the elective provisions of the Adoption Agreement.

     B. To amend the Plan by the addition of overriding plan language in the Adoption Agreement, where such language is necessary to satisfy Code Sections 415 or 416 because of the required aggregation of multiple plans under those sections.

     C. To amend the administrative provisions of the Plan, so long as the amended provisions are not in conflict with any other provision of the Plan and do not cause the Plan to fail to qualify under Code Section 401(a).

     D. To add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed.

     The Company may amend the Plan in any other manner; provided, however, that if the Company amends the Plan for any reason other than those listed above, including an amendment to take into account a waiver of the minimum funding requirement under Code Section 412(d), the Company shall be considered to have an individually designed plan. The Company may not amend the Plan in any manner which would decrease a Participant's Accrued Benefit, except to the extent permitted pursuant to Code Section 412(c)(8), and may not reduce or eliminate any Code Section 411(d)(6) protected benefit determined immediately prior to the effective date of the amendment. Any such amendment shall not require the consent of the Participants or the Trustee or any other Fiduciary, except that any amendments affecting the rights, duties or responsibilities of the Trustee hereunder shall only be effective if consented to in



                                      15-1
writing by the Trustee. To the extent permitted by law, if an amendment to the Plan results in the Plan not being qualified under Code Section 401(a), all contributions with respect to which it is determined that the Plan is not qualified may be returned to the Company by the Trustee within one year after the denial of qualification of the Plan at the direction of the Plan Administrator. Any such amendment of the Plan shall be evidenced by an instrument executed by Company, a copy of which amendment shall be delivered to the Trustee, and, if required pursuant to the provisions of Section 15.1 hereof, executed by the Trustee.

15.2 Amendment by Sponsor - The Sponsor reserves the right, at any time and from time to time, to amend the Plan, in order to conform the Plan to any changes in the Code, regulations, revenue rulings and other guidelines published by the Internal Revenue Service, or to make any correction to the Plan required for qualification. The Sponsor may not amend the Plan in any manner which would modify any election made by Company under the Plan without the Company's written consent. The Sponsor may not amend the Plan in any manner that could result in the elimination of a benefit protected under Code Section 411(d)(6) with respect to an adopting Company unless permitted to do so under Treasury Regulation Sections 1.401(a)-4 and 1.411(d)-4.




                                      15-2

                                   ARTICLE 16
                  PLAN MERGER RULES, TERMINATION OF PLAN AND/OR
                    COMPLETE DISCONTINUANCE OF CONTRIBUTIONS
                                 UNDER THE PLAN

16.1 Plan Termination and Discontinuance of Contributions by Company - While it is the intention of Company to keep this Plan in operation indefinitely, nevertheless Company has the right to terminate this Plan and the Trust provided for herein at any time and/or, in the case where this Plan is a Profit-Sharing Plan or a Profit-Sharing/401(k) Plan, to discontinue the contributions of Company under the Plan, provided that all applicable statutory requirements for such actions have been met. Upon termination of the Plan by Company, Company shall so notify the Trustee and each Participant, Inactive Participant and Beneficiary affected by such termination; provided, however, that such notice of termination required to be given by Company hereunder shall not be deemed to be a condition precedent to the effective termination of the Plan by Company. In addition, upon termination of the Plan, if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Company or any entity within the same controlled group as the Company does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant's account balance may, within the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Company maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) then the Participant's Account balance will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.



                                      16-1

16.2 Right of Successor to Continue Plan - Unless this Plan is sooner terminated, a successor to the entire business of Company, by whatever form or manner resulting, may elect to continue this Plan and Trust by executing such appropriate instrument, supplemental agreements and/or other documents as may be required by the Trustee, and such successor shall thereupon succeed to all of the rights, powers and duties of Company hereunder.

16.3 Overriding Rule for Plan Merger or Consolidation - Notwithstanding anything contained in paragraph 16.2 hereof to the contrary, any merger or consolidation of the Plan and Trust with, or transfer by the Plan and Trust of assets or liabilities to, any other employee retirement benefit plan shall not be permitted unless each Participant, Inactive Participant and Beneficiary would (if the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

16.4 Full Vesting Upon Termination - Upon any termination of this Plan, all interests of all the Participants as they exist at that time shall become fully vested and shall not thereafter be subject to forfeiture. The entire amount then credited to such Participant's Account shall be distributed to him or for his benefit by the Trustee in accordance with the provisions of Article 10 hereof.

16.5 Full Vesting Upon Partial Termination - Upon any partial termination of this Plan, all rights of all affected Participants to their Accrued Benefits as they exist at that time shall become fully vested and shall not thereafter be subject to forfeiture. The entire amount then



                                      16-2
credited to such Participant's Account shall be distributed to him or for his benefit by the Trustee in accordance with the provisions of Article 10 or
Section 16.1 hereof.

16.6 Full Vesting Upon Discontinuance of Contributions - If this Plan is a Profit-Sharing Plan or a Profit-Sharing/401(k) Plan, and if Company completely discontinues contributions to the Trust provided for herein, the interest of each Participant in the Trust who is an Employee of Company at the time of such discontinuance shall be completely vested in the same manner as is provided in case of termination of the Plan under Section 16.4 hereof, and distribution thereof shall be made in accordance with the provisions of Article 10 hereof.



                                      16-3

                                   ARTICLE 17

                      PROVISIONS RELATING TO INALIENABILITY
                     OF BENEFITS AND RIGHTS OF PARTICIPANTS

17.1 Limitation of Participants' Rights - Neither the establishment of this Trust or any modification thereof, nor the creation of any fund or account, nor the payment of any benefit shall be construed as giving any Participant or any person whomsoever any legal or equitable right against Company, the Plan Administrator or the Trustee unless such right shall be specifically provided for in the Trust or by statute.

17.2 Prohibition Against Alienation or Assignment of Benefits; Exception for Qualified Domestic Relations Order and Certain Judgments and Settlements -

     Except as otherwise provided by Section 11.9 and Article 19 hereof, if applicable, or by Treasury regulations, the right of any Participant at any time, or of any Inactive Participant or Beneficiary, to receive or have applied to his use and benefit any payment from the Trust Estate becoming due under the provisions of this Plan may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process.

     The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in Section 1.27 hereof and Code
Section 414(p) or, in the case of a domestic relations order entered before January 1, 1985, either payment of benefits pursuant to the order has commenced by such date or the Plan Administrator elects to treat such order as a Qualified Domestic Relations Order even though it does not satisfy the requirements of Code Section 414(p).



                                      17-1

     The Plan Administrator shall establish a reasonable procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Upon receipt of any domestic relations order by the Plan, the Plan Administrator shall promptly notify the Participant and any other alternate payee of the receipt of such order and the Plan's procedures for determining the qualified status of domestic relations orders, and, within 18 months of receipt of such order or such longer period as may be reasonable in light of the existing circumstances, shall attempt to determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each alternate payee of such determination. Pending such determination, the Plan Administrator shall direct the Trustee to segregate in a separate account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If within 18 months the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall direct the Trustee to pay the segregated amounts, plus any interest thereon, to the person or persons entitled thereto, in accordance with the provisions of Article 10 hereof, as though the Participant with respect to whom the Qualified Domestic Relations Order applies had terminated his employment with Company. If within 18 months it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall direct the Trustee to pay the segregated amounts, plus any interest thereon, to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the 18-month period shall be applied prospectively only. Any and all fees and costs incurred


                                      17-2
by the Plan Administrator in connection with the processing of a domestic relations order and/or a Qualified Domestic Relations Order shall not be chargeable against the Participant's Account(s), except to the extent permitted by law.

     In addition, if elected in Item XIII of the Adoption Agreement, the first sentence of this Section 17.2 shall not apply to any offset of a Participant's benefit provided under this Plan against an amount that the Participant is ordered or required to pay the Plan if:

     A.   The order or requirement to pay arises:

          i.   Under a judgment or conviction for a crime involving the Plan;

          ii. Under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA; or

          iii. Pursuant to a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA by a fiduciary or any other person.

     B. The judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount required to be paid to the Plan against the Participant's benefits provided under the Plan; and

     C. In a case where the survivor annuity requirements of Code Section 401(a)(11) apply with respect to distributions from the Plan to the Participant, if the Participant has a spouse at the time at which an offset is to be made:

          i. Either such spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code Section 417(a)(2)(B)), or an election to waive the spouse's right to either a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity is in effect in accordance with the requirements of Code
               Section 417(a).



                                      17-3

          ii. Such spouse is ordered or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation of Part 4 of such Subtitle B of Title I of ERISA; or

          iii. In such judgment, order, decree, or settlement, such spouse retains the right to receive the survivor annuity under a Qualified Joint and Survivor Annuity provided pursuant to Code
               Section 401(a)(11)(A)(i) and under a Qualified Preretirement Survivor Annuity provided pursuant to Code Section 401(a)(11)(A)(ii).

17.3 Payment of Benefits to be Deemed in Full Satisfaction of Claims for Same - Any payment or distribution of benefits made to any Participant or Inactive Participant, to his estate, or to any Beneficiary of such Participant or Inactive Participant, in accordance with the provisions of the Plan and Trust, shall be in full satisfaction of all claims against the Trust, the Trustee and other Fiduciaries, the Trust Estate, the Plan Administrator and Company, for such benefits as are represented by such payment or distribution.




                                      17-4

                                   ARTICLE 18
                              TOP-HEAVY PROVISIONS

18.1 Application of Top-Heavy Rules - If this Plan is or becomes a Top-Heavy Plan in any Plan Year beginning after December 31, 1983, the provisions of this
Article 18 shall supersede any conflicting provision in the Plan, regardless of any conflicting options selected by the Company in the Adoption Agreement.

18.2 Top-Heavy Definitions - The following words and phrases shall have the following meanings:

     A. "Key Employee": Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period (being the Plan Year containing the Determination Date and the 4 preceding Plan Years) was:

          i. An officer of the Company if such individual's Annual Compensation exceeds 50 percent of the dollar limitation under Code Section 415(b)(1)(A); provided, however, that no more than 50 employees (or, if lesser, the greater of 3 or 10% of the employees) shall be treated as officers;

          ii. An owner of one of the ten largest interests in the Company if such individual's Annual Compensation exceeds 100 percent of the dollar limitation under Code Section 415(c)(1)(A);

          iii. A more than 5-percent owner of the Company; or

          iv. A more than 1-percent owner of the Company who has an Annual Compensation of more than $150,000.

     For purposes of determining ownership in the Company, the constructive ownership rules of Code Section 318 (as modified by Code Section 416(i)(1)(B)(iii)) shall be applied, and the aggregation rules of Code Sections 414(b), (c), (m) and (o) shall not be applied. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the Treasury Regulations promulgated thereunder.



                                      18-1

     Annual Compensation means compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Company pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Code Section 125, 132(f), 402(e)(3), 402(h)(1)(B) or 403(b).

     B. "Top-Heavy Plan": For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exists:

          i. If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

          ii. If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

          iii. If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

     C.   "Top-Heavy Ratio":

          i. If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.



                                      18-2

          ii. If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, plus the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with
               (i) above, plus the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code
               Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

          iii. For purposes of i. and ii. above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or
               (2) who has not performed services for any employer maintaining the plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and the accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.



                                      18-3

          The Accrued Benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or (b) if there is not such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

     D. "Permissive Aggregation Group": The Required Aggregation Group of plans plus any other plan or plans of the Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

     E.   "Required Aggregation Group":

          i. Each qualified plan of the Company in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and

          ii. Any other qualified plan of the Company which enables a plan described in i. to meet the requirements of Code Sections 401(a)(4) or 410.

     F. "Determination Date": For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

     G. "Valuation Date": The last day of each Plan Year, as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

     H. "Present Value": For purposes of establishing present value to compute the Top-Heavy Ratio, any benefit from a defined benefit pension plan shall be valued using the assumptions so specified in such plan; if no assumptions are so specified, the Company shall indicate in Item IX(C) of the Adoption Agreement the interest rate and Mortality table to be used.

     I.   "Non-Key Employee": An employee who is not a Key Employee hereunder.



                                      18-4

18.3 Minimum Allocation.

     A. Except as otherwise provided in paragraphs C. and D. below, Company contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent (3%) of such Participant's Compensation or in the case where the Company has no defined benefit plan which designates this Plan to satisfy Code Section 401, the largest percentage of Company contributions and forfeitures, as a percentage of Key Employee's Compensation as limited by Code Section 401(a)(17), allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of:

          i. The Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or

          ii.  Compensation less than a stated amount.

     B. For purposes of computing the minimum allocation, if the Plan is a 401(k) Plan, Elective Contributions and Matching Contributions with respect to Key Employees shall be treated as Company contributions hereunder; provided, however, Elective Contributions and Matching Contributions with respect to Non-Key Employees shall not be treated as Company contributions hereunder.

     C. The provision in paragraph A. hereof shall not apply to any Participant who was not employed by the Company on the last day of the Plan Year.

     D. The provision in paragraph A. hereof shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Company and the Company has provided, in Item IX(B) of the Adoption Agreement, that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans; provided, however, that if this Plan is a Money Purchase Pension Plan and the only other plan maintained by the Company is a profit-sharing plan, such minimum allocation will be provided under this Plan unless the Company has otherwise so provided.

     E. If a Participant hereunder who is not a Key Employee is also a participant in a defined benefit pension plan included in a Required Aggregation



                                      18-5

          Group which is top-heavy, a minimum allocation of five percent (5%) of Compensation shall be provided under paragraph A. hereof.

18.4 Nonforfeitability of Minimum Allocation - The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D).

18.5 Minimum Vesting Schedule - For any Plan Year in which this Plan is top-heavy, the nonforfeitable percentage of each Employee in his or her Account attributable to Company contributions shall be determined in accordance with
Item IX the Adoption Agreement, unless the vesting schedule then in effect pursuant to Section 9.1 hereof and Item VIII(A) of the Adoption Agreement provides for more rapid vesting by a Participant, in which case such latter schedule shall apply. The minimum vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became a Top-Heavy Plan. Further, no reduction in vested benefits may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. However, this Section does not apply to the Account of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan and such Employee's Account attributable to Company contributions and forfeitures will be determined without regard to this Article 18.

18.6 Limitation on Multiple Plan Fraction - For purposes of subsection 6.8.6 hereof, if applicable, the denominators of the Defined Benefit Plan Fraction and of the Defined Contribution Plan Fraction shall be computed using "100 percent" of the dollar limitation, instead of "125 percent".



                                      18-6

The following provisions of Article 19 shall apply only if the Company elects in
Item XI(D) of the Adoption Agreement to permit the Trustee to make loans to Participants.

                                   ARTICLE 19
                              LOANS TO PARTICIPANTS

19.1 Administration - Generally - The Trustee may make loans to Participants at the direction of the Plan Administrator. The Plan Administrator shall administer this participant loan program in a manner consistent with the Plan and in accordance with applicable law and regulations, which loan program shall be equally applied to all Participants on a uniform and nondiscriminatory basis. However, in the case of a married Participant, no loan shall be permitted to be made to such Participant hereunder unless such Participant shall have furnished the Plan Administrator with a written and notarized spousal consent, dated within the 90 day period preceding the loan date, acknowledging the potential effect of such loan on the Participant's Accrued Benefit under the Plan. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal or other revision of the loan. To the extent the participant loan exemption contained in Code Section 4975(d)(1) is not applicable, then, unless a special exemption has been obtained in accordance with Code Section 4975(c)(2), no loans shall be granted to a Participant hereunder who is either an Owner-Employee or a shareholder-employee within the meaning of Code Section 1379, as in effect on the day before enactment of the Subchapter S Revision Act of 1982. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.




                                      19-1

19.2 Permitted Purpose - Loans may only be granted by the Plan Administrator for the purposes indicated in Item XI(D) of the Adoption Agreement.

19.3 Loan Application Procedure - A Participant desiring to obtain a loan hereunder shall be required to complete a loan application in a form prescribed by the Plan Administrator at such time as may be determined by the Plan Administrator, in advance of the requested loan date. Such application shall set forth the reasons for such loan and be accompanied by such supporting documents as the Participant believes will be helpful to the Plan Administrator in determining the propriety of granting the loan.

     In determining whether or not to grant the loan, the Plan Administrator shall only consider those factors which would be considered in a normal commercial setting by an entity in the business of making similar loans, such as creditworthiness and financial need.

     As soon as administratively practicable after receipt of the Participant's loan application, the Plan Administrator shall either act upon the loan application and advise the Participant of the action taken or request specific additional information and/or documentation from the Participant reasonably required to assist the Plan Administrator in determining the propriety of the loan. If information is requested by the Plan Administrator, the Participant shall be required to furnish to the Plan Administrator such additionally requested information within 14 days. If the Participant fails to so provide such requested information to the Plan Administrator or to otherwise advise the Plan Administrator when such requested information will be provided, the Plan Administrator may deny the loan request.

     Upon granting a loan application, the Plan Administrator shall advise the Participant of the basic terms and conditions upon which the loan will be made and of any




                                      19-2
additional documentation to be completed and/or security to be furnished and the projected time for completing the loan transaction.

     Each loan shall be evidenced by a promissory note reflecting the terms and conditions applicable to such loan.

19.4 Loan Amount - Loans made, renewed, renegotiated, modified or extended to any Participant after December 31, 1986 (when aggregated with all other loans from all plans of the Company and other members of a group of employers described in Code Sections 414(b), 414(c), 414(m) and 414(o)) shall not exceed, in the aggregate, the lesser of:

     A.   $50,000, reduced by the excess, if any, of the following:

          i. The highest outstanding balance of loans to such Participant from the Plan during the 1-year period ending on the day before the date on which such loan is made, over

          ii. The outstanding balance of loans from the Plan to such Participant on the date on which such loan is made, or

     B.   The greater of the following:

          i. 50% of such Participant's vested Accrued Benefit (valued as of the Valuation Date last preceding the date of loan), or

          ii. 100% of such Participant's total Accrued benefit (valued as of the Valuation Date last preceding the date of loan) up to $10,000.

In addition to the above, no loan shall be granted for an amount of less than that indicated in Item XI(D)(iv) of the Adoption Agreement and any amounts loaned shall be in such increments as indicated in Item XI(D)(iv) of the Adoption Agreement. Further, unless additional security is provided in accordance with Section 19.7 hereof, no loan (when aggregated with other outstanding loans by the Plan to such Participant) shall be for more than that portion of such Participant's vested Accrued Benefit with respect to which the Trustee may foreclose.




                                      19-3

     For purposes of this Section 19.4, a Participant's accumulated deductible voluntary employee contributions, if any, shall not be considered as part of the Participant's Accrued Benefit in determining the limitation on the aggregate amount of loans to such Participant.

19.5 Repayment of Loan and Term - Each such loan shall provide for substantially level amortization, payments not less frequently than quarterly and payments over a specific period not in excess of five (5) years from the date of loan; provided, however, that such loan may be for such longer term as agreed to by the Plan Administrator if such loan is used to acquire any dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of such Participant; and provided, further, that such loan repayments will be suspended as permitted under Code Section 414(u)(4).

     Additionally, if elected by the Company in Item XI(D)(v) of the Adoption Agreement, each loan shall provide that in the event of death, Disability Retirement, retirement or other termination of employment of the Participant or by reason of any other event permitting the receipt by the Participant of benefits under the Plan (other than a hardship withdrawal of Elective Contributions and permitted earnings in accordance with Section 10.11 hereof), any loan or loans then outstanding shall be immediately due and payable to the extent of the benefit distributable to the Participant.

19.6 Rate of Interest and Nature of Investment - Loans granted by the Plan Administrator shall bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances, taking into consideration such factors as creditworthiness of the borrower




                                      19-4
and security given for the loan. Any loan granted to a Participant hereunder shall be treated in accordance with Item XI(D) of the Adoption Agreement.

19.7 Security - Upon being granted such loan, 50% of the present value of such Participant's vested Accrued Benefit (excluding amounts, if any, attributable to such Participant's accumulated deductible voluntary employee contributions) shall then be deemed security for such loan or loans, and may be applied by the Trustee, at the direction of the Plan Administrator, to the extent necessary to satisfy any or all of the amounts owing to the Plan as a result of such loan or loans to the Participant, at the time such amounts become distributable to the Participant hereunder. If this Plan is a 401(k) Plan and/or a Profit-Sharing Plan, then, notwithstanding anything contained in Article 10 hereof to the contrary, the portion of such Participant's vested Accrued Benefit attributable to contributions other than Elective Contributions, Qualified Matching Contributions, and/or Fail-Safe Contributions, which is held as security pursuant to this Section 19.7 shall be distributable to the extent necessary to satisfy any and all amounts due under a loan or loans of the Participant which are in default, if the Participant has not cured the default within such period as permitted pursuant to Item XI(D)(vi) of the Adoption Agreement or has consented to such setoff. The Participant may be required to execute a document of collateral assignment with respect thereto.

     If this Plan is a Money Purchase Pension Plan, then, notwithstanding anything contained in Article 10 hereof to the contrary, the Trustee shall not be able to foreclose upon the portion of such Participant's vested Accrued Benefit attributable to Company contributions which is held as security pursuant to this Section 19.7 until such time as such Participant's Accrued Benefit otherwise shall be distributable.




                                      19-5

     In addition, the Plan Administrator may require such other security as is deemed appropriate.

19.8 Default - If any portion of a Participant's loan is overdue and unpaid the Trustee shall provide written notice to such Participant advising of the default, whereupon the Participant shall be allowed such period as permitted pursuant to Item XI(D))(vi) of the Adoption Agreement from the date of such notice to cure such default. If the Participant fails to cure said default within said grace period, the Trustee, at the direction of the Plan Administrator, shall exercise all legal and equitable rights necessary in order to enforce the collection thereof.

19.9 Costs of Loan and Collection - Any and all fees and costs incurred by the Plan Administrator and/or Trustee in connection with the processing of a loan application, the granting of a loan, the administration of a loan and/or the collection of a loan in default may be chargeable against the Participant's vested Accrued Benefit.





                                      19-6

                                   ARTICLE 20
                            MISCELLANEOUS PROVISIONS

20.1 Governing Law - The validity of this Agreement or of any of its provisions shall be determined under and construed according to the laws of the State indicated in Item I(H) of the Adoption Agreement. In case any provision of this Agreement shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Agreement, but this Agreement shall be construed and enforced as if the illegal or invalid provisions had never been included herein.

20.2 Discretionary Actions - Any discretionary actions to be taken hereunder shall be uniform in their nature and application to all those persons similarly situated, and no discretionary actions shall be taken which shall be discriminatory under the provisions of the Code pertaining to qualified retirement plans.

20.3 Section Titles - Titles of Sections are for general information only, and this Agreement shall not be construed by reference thereto.

20.4 No Enlargement of Employment Rights - Under no circumstances shall this Plan or the participation in the Trust created hereby for any Employee constitute a contract of continuing employment or in any manner obligate Company to continue or discontinue the services of any Employee, nor shall anything herein be construed as regulating the remuneration paid to any Employee, whether a Participant or not, and Company reserves the sole right to fix salaries and/or other remuneration, and to pay an Employee an amount which, in its judgment, the said Employee's services are worth, and to pay the said remuneration in whatever manner (either salary, wages, commission, salary and commission, bonuses, or otherwise) it may see fit;




                                      20-1
provided, however, that nothing contained in this Section 20.4 shall be considered as changing the definition of an Employee as defined in Section 1.12 hereof or the method of determining Company's contribution contained in Article 4 hereof.

20.5 No Guarantees Against Loss or Depreciation - Neither Company, the Plan Administrator nor the Trustee in any way guarantees the Trust against loss or depreciation. Company does not guarantee the payment of any money which may be or become due to any person from the Trust, and except as otherwise provided in
Section 12.2 hereof, the liability of the Trustee to make any payment under the Plan will be limited to the assets available for such payment.

20.6 Limitation on Right of Recourse - No recourse shall be had for the payment of any contribution or for any other obligation of Company hereunder against any incorporator or any past, present, or future stockholder, officer or director of Company as such, either directly or through Company or otherwise, by virtue of any contract, constitution, statute or rule of law, or by enforcement of any assessment, or otherwise, unless such person is a Fiduciary against whom an action is permitted under the law in light of the specific circumstance involved.

20.7 Restriction on Association With Plan and Trust - No person shall be permitted to serve as an administrator, Fiduciary, officer, Trustee, custodian, counsel, agent, employee or consultant of this Plan who has been convicted of a crime, enumerated in Section 411 of subtitle B of Title I of ERISA, during or for thirteen (13) years after such conviction or after the end of an imprisonment resulting from such conviction, unless one of the exceptions provided in such Section has been met.



                                      20-2

20.8 Incompetency of Benefit Recipient - If the Trustee shall receive evidence satisfactory to it that any person entitled to receive any benefit hereunder is, at the time when such benefit becomes payable, physically, mentally or legally incompetent to receive such benefit and to give a valid receipt therefor and that another individual or an institution is then maintaining or having custody of such person, pursuant to a court order, the receipt of such individual or institution shall be a valid and complete discharge for the payment of such benefit.

20.9 Number, Gender - Wherever used herein, any reference to persons in the singular shall include the plural and vice versa, and reference to the masculine, feminine and neuter genders shall include the appropriate gender for the proper interpretation thereof.

20.10 Necessary Parties in Legal Proceeding - In any action or proceeding involving this Plan and Trust Agreement, the Trust Estate (or any property constituting part of all thereof), or the administration of the Plan or Trust, Company, the Plan Administrator and the Trustee shall be the only necessary parties, and no Employees or former Employees of Company, their beneficiaries or any other person having or claiming to have an interest in the Trust or under the Plan shall be entitled to any notice of process.

20.11 Agent for Service of Process - Unless otherwise designated by the Company, the Plan Administrator shall be the legal agent for service of process.

20.12 Executed Counterparts of Agreement - This Plan and Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.


                                      20-3

20.13 Agreement Binding - This Plan and Trust Agreement shall be binding upon the Participants and Inactive Participants and their respective Beneficiaries, Representatives, heirs, distributees and assigns, and in accordance with the terms hereof upon Company, the Plan Administrator and the Trustee and their respective successors and assigns.

20.14 Use of Technology - No provision of this Plan shall be interpreted or construed so as to prohibit the use of technologies approved by the Secretaries of the Treasury and Labor, in satisfying the requirements hereunder.


                                     20-4

                               FIRST AMENDMENT TO
                                ULMER & BERNE LLP
             DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST AGREEMENT
                             BASIC PLAN DOCUMENT #01


     Pursuant to the authority of Section 15.2 of the Ulmer & Berne LLP Defined Contribution Prototype Plan and Trust Agreement Basic Plan Document #01 (the "Prototype"), Ulmer & Berne LLP, as Sponsor of the Prototype, hereby adopts and publishes this First Amendment to the Prototype and to the related Prototype Non-Standardized Profit-Sharing/401(k) Plan Adoption Agreement #01-001 and Prototype Non-Standardized Money Purchase Pension Plan Adoption Agreement #01-002, such Prototype with the applicable Adoption Agreement together constituting the Plan.

PREAMBLE

1. Adoption and Effective Date of Amendment. This Amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this Amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

2. Supersession of Inconsistent Provisions. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.


                                       I.

SECTION 1.3 ADDENDA TO ADOPTION AGREEMENTS

The "Adoption Agreement" means either the separate non-standardized profit-sharing/401(k) plan adoption agreement or the separate nonstandardized money purchase pension plan adoption agreement, in either case, along with the corresponding First Amendment to such adoption agreement executed by each Company adopting the Prototype Plan, pursuant to which the Company selects among certain options. The Adoption Agreement, as amended and as completed and executed by the Company, along with the Prototype Plan, shall constitute the Company's Plan.

                                       II.

SECTION 1.8-A.  INCREASE IN COMPENSATION LIMIT

The Annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to Annual Compensation for the determination period that begins with or within such calendar year.


                                      III.

SECTION 4.2-A.  ELECTIVE DEFERRALS - CONTRIBUTION LIMITATION

No Participant shall be permitted to have Elective Contributions made under this Plan, or any other qualified plan maintained by the Company during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Section 4.2-D of this Amendment and Code Section 414(v), if applicable.


                                       IV.

SECTION 4.2-D.  CATCH-UP CONTRIBUTIONS

If elected by the Company in the Adoption Agreement, all Employees who are eligible to make Elective Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code
Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

                                       V.

SECTION 4.3-A.  MATCHING CONTRIBUTIONS WITH RESPECT TO CATCH-UP CONTRIBUTIONS

If elected by the Company in the Adoption Agreement, an eligible Participant's catch-up contributions for the Plan Year permitted under Section 4.2-D of this Amendment either will be taken into account along with any Elective Contributions by such Participant for such Plan Year in determining such Participant's entitlement to any Company Matching Contribution under the Plan or will be eligible for a Company Matching Contribution on such other basis as specified by the Company.


                                       VI.

SECTION 4.3-C.  REPEAL OF MULTIPLE USE TEST

The multiple use test described in Treasury Regulation Section 1.401(m)-2 and
Section 4.3-C of the Plan shall not apply for Plan Years beginning after December 31, 2001.


                                      VII.

SECTION 4.5.  401(k) SIMPLE PROVISIONS - MAXIMUM SALARY REDUCTION CONTRIBUTIONS

Except to the extent permitted under Section 4.2-D. of this Amendment and Code
Section 414(v), if applicable, the maximum salary reduction contribution that can be made to this Plan is the amount determined under Code Section 408(p)(2)(A)(ii) for the calendar year.


                                      VIII.

SECTION 4.7.  ROLLOVERS FROM OTHER PLANS

If provided by the Company in the Adoption Agreement, the Plan will accept Participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans specified in the Adoption Agreement, beginning on the effective date specified in the Adoption Agreement.

                                       IX.

SECTION 6.8.  LIMITATIONS ON CONTRIBUTIONS

1. Effective date. This section shall be effective for Limitation Years beginning after December 31, 2001.

2. Maximum Annual Addition. Except to the extent permitted under section 4.2-D of this Amendment and Code Section 414(v), if applicable, the Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

     (a)  $40,000, as adjusted for increases in the cost-of-living under Code
          Section 415(d), or

     (b) 100 percent of the Participant's Compensation, within the meaning of Code Section 415(c)(3), for the Limitation Year. The Compensation limit referred to in (b) shall not apply to any contribution for medical benefits after Separation from Service (within the meaning of Code Section 401(h) or Section 419A(f)(2)) which is otherwise treated as an Annual Addition.


                                       X.

SECTION 9.1.  VESTING OF COMPANY MATCHING CONTRIBUTIONS

1. Applicability. This Section shall apply to Participants with Accrued Benefits derived from Company Matching Contributions who complete an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001 and shall apply, as provided by the Company in the Adoption Agreement, either with respect to Company Matching Contributions made only for such Plan Year(s) or with respect to all Company Matching Contributions made with respect to such Participants.

2. Vesting schedule. A Participant's Accrued Benefit derived from Company Matching Contributions shall vest as provided by the Company in the Adoption Agreement. If the vesting schedule for Company Matching Contributions in Option 3 of the Adoption Agreement is elected, the election in Section 9.5 of the Plan shall apply.

                                       XI.

SECTION 9.3.  ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

1. Applicability and effective date. This Section shall apply if elected by the Company in the Adoption Agreement and shall be effective as specified in the Adoption Agreement.

2. Rollovers disregarded in determining value of account balance for involuntary distributions. If elected by the Company in the Adoption Agreement, for purposes of Sections 9.3-A, 10.3.4 and 10.4 of the Plan, the value of a Participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii),
     and 457(e)(16). If the value of the Participant's nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable account balance.


                                      XII.

SECTION 10.11.  SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

A Participant who received a distribution of Elective Contributions after December 31, 2001, on account of hardship shall be prohibited from making Elective Contributions and employee contributions under this and all other plans of the Company for 6 months after receipt of the distribution. A Participant who receives a distribution of Elective Contributions in calendar year 2001 on account of hardship shall be prohibited from making Elective Contributions and employee contributions under this and all other plans of the Company for the period specified by the Company in the Adoption Agreement.


                                      XIII.

SECTION 10.11.  DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

1. Effective date. If elected by the Company in the Adoption Agreement, this Section shall apply for distributions and severances from employment occurring after the dates specified in the Adoption Agreement.

2. New distributable event. A Participant's Elective Contributions, qualified nonelective contributions (Fail-Safe Contributions), Qualified Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a Separation from Service before such amounts may be distributed.


                                      XIV.

SECTION 10.14.  DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1. Effective date. This Section shall apply to distributions made after December 31, 2001.

2. Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 10.14 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code
     Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p).

3. Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in
     Section 10.14 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

4. Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Section 10.14 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code
     Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is no so includible.

                                       XV.

SECTION 18.  MODIFICATION OF TOP-HEAVY RULES

1. Effective date. This Section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Code Section 416(g) for Plan Years beginning after December 31,

     2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Section amends Article 18 of the Plan.

2.   Determination of top-heavy status.

     2.1 Key Employee. Key Employee means any Employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Company having Annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31,
          2002), a 5-percent owner of the Company, or a 1-percent owner of the Company having Annual Compensation of more than $150,000. For this purpose, Annual Compensation means Compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

     2.2 Determination of present values and amounts. This section 2.2 shall apply for purposes of determining the present values of Accrued Benefits and the amounts of account balances of Employees as of the Determination Date.

          2.2.1 Distributions during year ending on the Determination Date. The present values of Accrued Benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code
               Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code
               Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than Separation from Service, death, or Disability, this provision shall be applied by substituting "5-year period" for "1-year period."

          2.2.2 Employees not performing services during year ending on the Determination Date. The Accrued Benefits and Accounts of any individual who has not performed services for the Company during the 1-year period ending on the Determination Date shall not be taken into account.

3.   Minimum benefits.

     3.1 Matching contributions. Company Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the Actual Contribution Percentage Test and other requirements of Code Section 401(m).

     3.2 Contributions under other plans. The Company may provide in the Adoption Agreement that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Matching Contributions with respect to which the requirements of Code Section 401(m)(11) are met).


                                      XVI.

SECTION 18.  MODIFICATION OF TOP-HEAVY RULES

The top-heavy requirements of Code Section 416 and Article 18 of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Matching Contributions with respect to which the requirements of Code Section 401(m)(11) are met.


                                      XVII.

SECTION 19.1.  PLAN LOANS FOR OWNER-EMPLOYEES AND SHAREHOLDER EMPLOYEES

Effective for plan loans made after December 31, 2001, Plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.


     Executed this 26th day of December, 2001.

                              ULMER & BERNE LLP


                              By /s/ Ronald L. Kahn
                                 ---------------------------------
                                 Ronald L. Kahn, Partner

                              And /s/ Patricia A. Shlonsky
                                  --------------------------------
                                  Patricia A. Shlonsky, Partner

                                                                    Plan Sponsor